As filed with the Securities and Exchange Commission on August 10, 1999

                                                    Registration No. 333-76627

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------
                         Pre-Effective Amendment No. 2

                                      to

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     Under
                          THE SECURITIES ACT OF 1933

                         ----------------------------
                            LEHMAN ABS CORPORATION
                                  (Depositor)
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                                     13-3447441
(State of incorporation)                  (I.R.S. Employer Identification No.)

                            ----------------------
                         Three World Financial Center
                               200 Vesey Street
                         New York, New York 10285-1600
                   (Address of principal executive offices)

                            ----------------------
                                 MARK L. ZUSY
                            Lehman ABS Corporation
                         Three World Financial Center
                               200 Vesey Street
                         New York, New York 10285-1600
                    (Name and address of agent for service)

                            ----------------------
                                   Copy to:
                             GAIL G. WATSON, ESQ.
                               Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0557

                            ----------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

                            ----------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

                            ----------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                        CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum          Proposed Maximum
Title of Each Class of Securities     Amount to be      Offering Price Per        Aggregate Offering       Amount of Registration
         to Be Registered            Registered(1)           Unit(2)                   Price(2)                    Fee(2)
---------------------------------    -------------      ------------------        ------------------       ----------------------
Asset Backed Securities........     $4,046,208,717            100%                   $4,046,208,717            $1,151,032.94

(1) This Registration Statement relates to the offering from time to time of $4,046,208,717 aggregate principal amount of Asset-Back Securities and to any resales of them in market making transactions by Lehman Brothers Inc., an affiliate of the Registrant, to the extent required.

(2)  Estimated for the purpose of calculating the registration fee.


(3) $1,046,208,717 in securities are being carried forward and $317,032.94 of the filing fee is associated with the securities being carried forward and was previously paid with the earlier registration statement. An additional $417,000 was paid with the initial filing of this registration statement No. 333-76627 on April 20, 1999. The remaining $417,000 was paid with Amendment No. 1.


     Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectuses and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's registration statement No. 333-39649, as previously filed by the Registrant on Form S-3.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999

                                                                    Version #1

Prospectus Supplement dated ________ __, ____ To Prospectus dated _________ __, ____

                                 $___________
                     LEHMAN HOME EQUITY LOAN TRUST ____-_
           Home Equity Loan Asset-Backed Certificates, Series ____-_


         [                    ]                 Lehman ABS Corporation,
         as Seller and Servicer                       as Depositor


                                           Certificate                         Underwriting      Proceeds to the
                     Principal Balance        Rate         Price to Public       Discount           Depositor
                     -----------------     -----------     ---------------     ------------      ---------------
Class                $                             %                 %                 %                   %

Total                $                         N/A          $                   $                 $



     The price to public listed above will be plus accrued interest, if any, at the certificate rate from _____________, _____.

     The proceeds to the depositor will be before deducting expenses, payable by the depositor, estimated to be $____________.

     Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.


THE CERTIFICATES

o represent the entire beneficial interest in a trust, whose assets are a pool of home equity revolving credit line loans secured primarily by first and more junior [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties and pass-through certificates representing fractional, undivided interests in mortgage loans.

o   currently have no trading market

CREDIT ENHANCEMENT

o   [Letter of Credit] [Surety Bond]

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

For complete information about the Home Equity Loan Asset-Backed Certificates, Series ____-_, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Certificates, Series ____-_ in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series ____-_ and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Home Equity Loan Asset-Backed Certificates, Series ____-_ will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                           PAGE

                             PROSPECTUS SUPPLEMENT

SUMMARY......................................................................4
RISK FACTORS................................................................10
THE [LETTER OF CREDIT] [SURETY BOND] ISSUER.................................11
[DESCRIPTION OF LC/SURETY ISSUER]  THE HOME EQUITY LENDING PROGRAM..........11
SERVICING OF THE MORTGAGE LOANS.............................................14
THE HELOCS..................................................................19
MATURITY AND PREPAYMENT CONSIDERATIONS......................................25
DESCRIPTION OF THE CERTIFICATES.............................................27
USE OF PROCEEDS.............................................................39
LEGAL INVESTMENT CONSIDERATIONS.............................................39
ERISA CONSIDERATIONS........................................................39
UNDERWRITING................................................................40
LEGAL MATTERS...............................................................41
RATING......................................................................41

                                  PROSPECTUS

RISK FACTORS................................................................ 2
DESCRIPTION OF THE SECURITIES............................................... 5
THE TRUST FUNDS.............................................................10
ENHANCEMENTS................................................................17
SERVICING OF LOANS..........................................................20
THE AGREEMENTS..............................................................27
CUSTODY RECEIPTS; CUSTODY AGREEMENTS........................................38
CERTAIN LEGAL ASPECTS OF LOANS..............................................41
THE DEPOSITOR...............................................................52
USE OF PROCEEDS.............................................................53
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................................53
STATE TAX CONSIDERATIONS....................................................78
ERISA CONSIDERATIONS........................................................79
LEGAL INVESTMENT............................................................83
RATINGS.....................................................................83
PLAN OF DISTRIBUTION........................................................83
LEGAL MATTERS...............................................................84
AVAILABLE INFORMATION.......................................................84

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                                                               LAST SCHEDULED
      CLASS      CERTIFICATE RATE     PRINCIPAL BALANCE      DISTRIBUTION DATE
      -----      ----------------     -----------------      -----------------

                  LIBOR+ _____%          $

     We expect that the actual last distribution date for each certificate will be significantly earlier than its last scheduled distribution date.

THE TRUST

   Lehman Home Equity Loan Trust ____-_ will be formed on _________ __, ____ by Lehman ABS Corporation, [servicer] and [trustee]. [Seller] will sell the mortgage loans to Lehman ABS Corporation. Lehman ABS Corporation will deposit the mortgage loans with the trust. [trustee] will act as trustee for the benefit of the securityholders.

CERTIFICATES OFFERED

   On the closing date, __________ __, ____, the trust will issue the certificates. Each certificate represents an undivided ownership interest in the trust.

   The certificates will be offered for purchase in denominations of [$1,000] and integral multiples of $1 thereof.

REGISTRATION OF CERTIFICATES

   We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

TRUST PROPERTY

   The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

   o a pool of home equity loans, which are secured primarily by first and more junior [deeds of trust][mortgages] on primarily one- to four-family residential properties

   o  payments on the mortgage loans received on and after [the cut-off date]

   o any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit. Principal amounts may be drawn down by the borrower under the lines of credit from time to time, subject to the borrower's credit limit. A borrower may repay principal at any time.

   o  the [deed of trust] [mortgage] related to each mortgage loan

   o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure

   o  the benefits of the [letter of credit][surety bond]

   o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller, including the right to require the seller to repurchase mortgage loans for breaches of representations and warranties.

   o rights of the seller under any hazard insurance policies covering the mortgaged properties

THE MORTGAGE LOANS

   On [the closing date], the trust will acquire the pool of mortgage loans. The information below is based on the pool as it existed on [the cut-off date] of $__________. The mortgage loans have the following characteristics as of [the cut-off date]:

   o  number of mortgage loans:

   o  aggregate principal balance: $

   o mortgaged property location: __states; other than __% of mortgaged properties located in [state], no state represents more than ___% of the mortgage loans, by loan balance

   o maximum combined loan to value ratio at origination: ____% (based on credit limit)

   o  weighted average combined loan-to-value ratio: ____% (approximate)

   o  combined loan-to-value ratio range: ____% to ____% (approximate)

   o  loan balance range: $0.00 to $____________

   o  credit limit range $___________ to $__________ (approximate)

   o  mortgage loan origination range from __________ to __________, ____

   o  weighted average loan utilization rate: ___% (approximate)

   o  average loan balance: $____________

   o  maximum principal balance: $_________

   o  interest rates range: ____% to ____%

   o  weighted average interest rate: ____% (approximate)

   o weighted average remaining term to stated maturity, based on principal balance: ____ months (approximate)

   o  term to stated maturity range: __ months to __ months

   o  last maturity date:

   o  average credit limit: $_________

   o [use and type of each mortgaged property: ____% owner occupied; ____% second vacation home;

   o  [____% first priority and ____% second priority lien]


   The seller's underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

   We refer you to "Risk Factors--Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller's Underwriting Standards"; "Description of the Mortgage Loans"; "The Home Equity Lending Program"; and "THE HELOCS"; in this prospectus supplement.


INTEREST ON THE MORTGAGE LOANS

   Interest on each mortgage loan is payable monthly and computed on the average daily outstanding loan balance for each billing cycle at a variable rate per annum, subject to minimum and maximum rates, including applicable usury limitations, equal to the sum of

   (1) the [prime rate], and

   (2) a margin.

   Principal amounts may be drawn down by the borrower under the lines of credit from time to time, subject to the borrower's credit limit. A borrower may repay principal at any time.

   We refer you to ""The Home Equity Lending Program--Heloc Terms" in this prospectus supplement and "Certain Legal Aspects of the Loans-Applicability of Usury Laws" in the prospectus.

SERVICER

   The servicer of the mortgage loans will be [the Bank][        ].

   We refer you to "Servicing of Mortgage Loans--The Servicer" in this prospectus supplement.

SERVICING

   The servicer will be responsible for servicing, managing and making collections on the mortgage loans. The servicer will receive a monthly servicing fee equal to, __% per annum of the pool balance.

   We refer you to "Description of the Certificates--Distributions on the Certificates"; and "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   Under limited circumstances, the servicer may resign or be removed, in
   -----
   which event either the trustee or a third-party servicer will be appointed as successor servicer.

   We refer you to "Servicing of the Loans--Certain Matters Regarding the Servicer" and "The Agreements--Events of Default" and "--Rights Upon Events of Default" in the Prospectus.

COLLECTIONS

   The servicer will allocate collections received on the trust property as either interest collections or principal collections. All amounts will then be allocated in accordance with the interests of the certificateholders, based on the investor interest, and the interests of the seller based on the seller interest.

   We refer you to "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" and "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" in this prospectus supplement.

DISTRIBUTION OF CERTIFICATEHOLDERS

   You are entitled to receive monthly payments of interest at the certificate rate on the principal balance of your certificates. You are also entitled to receive monthly payments of principal during the amortization period. These payments will be funded from a percentage of the payments received with respect to the mortgage loans or, in certain circumstances, from draws on the [letter of credit] [surety bond.]

   The distribution date will be the ____ day of each month, or the next business day if the ___ is not a business day, starting with __________ __,
   ____.

   We refer you to "Description of the Certificates" in this prospectus supplement.

   Payments of principal to you of will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, as described in this prospectus supplement. The seller will hold the seller interest which represents the remaining undivided interest in the trust.

   On the ______ business day, but no later than the ______ calendar day, of each month, the servicer will calculate, and instruct the trustee regarding the amounts to be paid to you.

   The pool balance is the aggregate amount of the loan balances for the mortgage loans, including any additional draws by borrowers. The pool balance will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments by borrowers will usually differ on each day.

   [The interest in the pool balance which is represented by the certificates will never exceed the aggregate certificate principal balance.]

INTEREST

   Interest will be distributed monthly on each distribution date, starting on __________ __, ____. Interest will accrue during the period starting on the preceding distribution date ,or from the closing date for the first distribution date, through the day preceding the current distribution date on the basis of the [actual number of days in the interest period and a 360-day year].

   Interest payments will be funded allocable to the investor interest from the portion of the interest collections collected during the immediately preceding calendar month, or the period from _____________, ___ through the last day of the calendar month immediately preceding such distribution date for the first distribution date. To the extent there are insufficient funds, the shortfall will be funded from draws on the [letter of credit] [surety bond].

   We refer you to "Description of the Certificates" and "Risk Factors--Credit Enhancement" in this prospectus supplement.

PRINCIPAL PAYMENTS; REVOLVING PERIOD

   You will not be entitled to receive payments of principal during the revolving period. The revolving period is expected to last from the closing date through __________ __, ____. The revolving period will terminate earlier if an early amortization event occurs. In order to maintain the certificate principal balance at $__________,except in certain limited circumstances, during the revolving period, principal collections allocable to the investor interest will be paid to the seller rather than the certificateholders. During the revolving period the certificateholders will maintain the same investor interest in the trust.

   We refer you to "Description of the Certificates."

PRINCIPAL PAYMENTS; AMORTIZATION PERIOD

   During the amortization period the principal collections allocated to the investor interest will be paid to you. The amortization period will begin __________ __, ____ or, on the date an early amortization event occurs. The amortization period will end when the certificate principal balance has been reduced to zero or when the trust terminates. Payments of principal will be made on each distribution date starting on the distribution date in the month following the month in which the amortization period commences.

   We refer you to "Description of the Certificates--Early Amortization Events" for a discussion of the events which might lead to the early commencement of the amortization period.

   On each distribution date you will be entitled to receive an amount equal to the investor percentage multiplied by the principal collections received during the preceding calendar month. On the last day of the revolving period, the trustee will determine the "investor percentage". The investor percentage will equal the principal balance of the certificates divided by the pool balance.

   Allocations based upon the investor percentage during the amortization period may result in distributions of principal in amounts that are greater relative to the declining balance of the certificate principal balance than would be the case if a fixed investor percentage were not used to determine the percentage of principal collections distributed in respect of the investor interest.

   We refer you to "Description of the Certificates--Payments on Mortgage Loans; "Deposits to Collection Account."

[LETTER OF CREDIT] [SURETY BOND]

   On [the closing date], [issuer] will issue a [letter of credit] [surety bond]. If available amounts on deposit in the collection account on any distribution date are insufficient to provide for the payment of the amount required to be distributed to you and the servicer, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for such distribution date. Any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [letter of credit] [surety bond] issuer as reimbursement for payments.

   We refer you to "the [Letter of Credit] [Surety Bond] Issuer"; "Description of the Certificates--The [Letter of Credit] [Surety Bond]";
   "--Distributions on the Certificates"; "Risk Factors--[Credit Enhancement]" in this prospectus supplement and "Enhancement" in the prospectus.

[LETTER OF CREDIT] [SURETY BOND] AMOUNT

   The amount available under the [letter of credit] [surety bond] for the first distribution date will be $__________.

   For each distribution date after the first distribution date, the amount will equal the lesser of a percentage of the pool balance and an amount based on amounts drawn under the [Letter of Credit] [Surety Bond] and amounts paid to the [Letter of Credit] [Surety Bond] Issuer.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

   The trust will terminate on the distribution date after the earlier of:

   (1) the reduction of the certificate principal balance and all unreimbursed loss amounts to zero; and

   (2) the final payment or other liquidation of the last mortgage loan in the trust.

   On any distribution date when the certificate principal balance is less than or equal to $________ ([5]% of the initial certificate principal balance) the investor interest will be subject to optional retransfer to the seller. The retransfer price will be equal to the sum of the outstanding certificate principal balance and accrued and unpaid interest thereon at the certificate rate through the day preceding the final distribution date.

   We refer you to "Description of the Certificates--Optional Termination" in this prospectus supplement, and "The Agreements--Termination" in the prospectus.

FEDERAL TAX CONSIDERATIONS

   [Brown & Wood LLP is of the opinion that, the certificates will be treated as indebtedness of the seller for Federal income tax purposes. The seller will treat the certificates as indebtedness for Federal, state and local income and franchise tax purposes.

   We refer you to "Certain Federal Income Tax Considerations" in the prospectus for additional information concerning the application of Federal income tax laws.]

ERISA CONSIDERATIONS

   [A fiduciary of any employee benefit plan subject to ERISA should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA.]

   [The certificates generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code.]

   We refer you to "ERISA Considerations" in the prospectus and in this prospectus supplement.

CERTIFICATE RATING

   Before the certificates can be issued, the trust must obtain a rating on the certificates of:

         [Rating][Rating Agency]

   The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to "Ratings" and "Risk Factors--Rating of the Securities" in the prospectus.

                                 RISK FACTORS

SERVICER'S ABILITY TO CHANGE THE TERMS OF THE HELOCS MAY AFFECT PAYMENTS ON THE HELOCS WHICH MAY AFFECT PAYMENTS TO YOU.

     The servicer may permit an increase in the credit limit under a HELOC. Additional balances arising under a mortgage loan as a result of an increase in the credit limit will be treated the same as additional balances arising under a mortgage loan for which there has been no increase in the credit limit.

     In addition to such changes, the servicer may agree to other changes in the terms of a loan agreement, provided that such changes:

     (1) do not materially adversely affect the interest of the certificateholders,
     (2)  are consistent with prudent business practice,
     (3) are also being applied to the comparable segment of home equity credit lines being held for the servicer's own account, and
     (4) do not change the terms of the HELOC so as to change the terms for the amortization of principal. The servicer may also extend the period during which draws under the HELOCS may be made.

     There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the HELOCS.

     Changes in the terms of the HELOCS may impact your receipt of interest and principal.

DELINQUENT MORTGAGE LOANS INCLUDED IN TRUST PROPERTY MAY BE MORE LIKELY TO DEFAULT THAN NON-DELINQUENT MORTGAGE LOANS.

     The trust will include mortgage loans which are ___ days or fewer delinquent. As of the cut-off date, the aggregate loan balance of delinquent mortgage loans was $__________. If there are not sufficient funds from interest collections allocated to the investor interest to cover losses on the mortgage loans for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero, the certificate principal balance will be reduced by the mount of that shortfall which would result in a reduction in the aggregate amount of principal returned to the certificateholders, in the amount of interest collections allocable to the investor interest and in the amount of interest collections available to provide protection against defaults in subsequent collection periods. In the amount of interest collections mortgage loans which are delinquent may be more likely to experience losses.


POSSIBILITY OF HIGHER RATES OF DELINQUENCIES, DEFAULTS AND FORECLOSURES RESULTING FROM SELLER'S UNDERWRITING STANDARDS

     The seller's underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.


RECHARACTERIZATION OF CERTIFICATES BY IRS COULD RESULT IN TAX LIABILITY.

     If the IRS were to contend successfully that the certificates were not debt obligations of the seller for federal income tax purposes, the arrangement among the depositor and the certificateholders might be classified as either a partnership or an association taxable as a corporation that owns the mortgage loans. This recharacterization may result in taxes that would impact the amount of interest and principal you receive. We refer you to "FEDERAL INCOME TAX CONSIDERATIONS" in the prospectus.

                  THE [LETTER OF CREDIT] [SURETY BOND] ISSUER

     The following information with respect to _________ ______________ ("___________") has been furnished by _____________.

                       [DESCRIPTION OF LC/SURETY ISSUER]

                        THE HOME EQUITY LENDING PROGRAM

GENERAL

     The home equity lines of credit in the trust were originated by ___________________ (the "Bank") under its home equity lending program. The Bank has offered variable-rate home equity revolving credit lines since ____________. As of _____________, _____, the Bank owned approximately
$__________ million aggregate principal amount of outstanding loans originated in the State of ____________ under home equity credit lines.

UNDERWRITING PROCEDURES RELATING TO HELOCS

     [Each revolving home equity line of credit is originated after a review by the Bank in accordance with its established underwriting procedures, which are intended to assess the applicant's ability to assume and repay such home equity lines of credit and the adequacy of the real property which serves as collateral for such home equity lines of credit. The maximum home equity line of credit provided by the Bank is $________.

     Each applicant for a home equity line of credit is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity to justify making a home equity line of credit, the Bank will conduct a further credit investigation of the applicant. This investigation includes:

     (1) obtaining and reviewing an independent credit bureau report on the credit history of the borrower in order to evaluate the borrower's ability to repay;

     (2) obtaining a verification of employment from the applicant's employer;

     (3) obtaining and reviewing pay stubs, income tax returns and/or W-2 forms in order to verify the applicant's income; and

     (4) obtaining a drive-by appraised value of the property to be mortgaged through an independent frontal exterior inspection and neighborhood observation.

     Although no complete title search of a property to be mortgaged is required, the borrower must supply a bring-down to the date of origination of the complete title search obtained by the borrower at the time of his original purchase of the mortgaged property.

     The Bank calculates the maximum amount of the loan that the customer may obtain by taking ___%, of the appraised value of the property and subtracting any outstanding senior mortgage balance. Financial insurance premiums and fees are not included in the loan amount when making such computation.

     Applications for loans with loan-to-value ratios exceeding ___% require regional manager approval. Overrides of other criteria may be authorized by branch managers up to their lending limits. Among the reasons that the Bank grants overrides are the existence of compensating balances in accounts of the borrower held by the Bank and pre-existing relationships between the borrower and the trust department of the Bank. However, balances in other accounts of the borrower, may not be available if the related home equity line of credit defaults or becomes delinquent. The bank uses these.

     No information is available with respect to the portion of the home equity lines of credit in the bank's Portfolio as to which overrides of underwriting criteria were granted.]

HELOC TERMS

     [A borrower may access a home equity line of credit by writing a check supplied by the Bank or through a check overdraft facility. On home equity lines of credit originated prior to ____________, _____ in ____________ _______, there is no automatic termination of the draw period so long as the borrower is not in default under the loan agreement. On all home equity lines of credit originated in ___________ and on home equity lines of credit originated after ___________, ______ in ______________ _______, there is a ___
year draw period so long as the borrower is not in default under the loan agreement.

     Home equity lines of credit bear interest at a variable rate which may change monthly. Home equity lines of credit are subject to a maximum per annum interest rate of ___ percentage points and to state usury limitations. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the prospectus. The monthly rate on the home equity lines of credit is 1/12th of the annual percentage rate which is equal to the sum of [prime] plus the margin specified in the related loan agreement.

     Interest on a home equity line of credit is calculated at the loan rate applied to the daily balance of the account for each day of the billing cycle. Each month a borrower is required to pay the amount of interest accrued on the line during the previous month.

     There are no minimum principal payment requirements for home equity lines of credit originated prior to _______, ____ in ____________. For all lines of credit originated in _________________ and lines of credit originated after _____________, ____ in ______________, principal repayments vary depending on the option selected by the borrower.

     o A borrower who selects an "interest only" option has no minimum principal payment during the first ten year draw period and thereafter has a minimum monthly principal payment during the ten years following the draw period of 1/120th of the principal amount outstanding on the last day of the ten year draw period.

     o A borrower who selects a "principal and interest" option has a minimum monthly principal payment during the first ten year draw period of 1/200th of the principal amount outstanding on the last day of the applicable billing cycle.

     o After the first ten year draw period, the minimum monthly payment is 1/120th of the principal amount outstanding on the last day of the first ten year draw period.

     Billing statements are mailed monthly. The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. All payments are due ___ days after the billing statement is issued.

     Interest on the home equity lines of credit accrues based on an index of the "prime rate" published in the "Money Rates" section of The Wall Street Journal on the applicable billing date, or if such day is not a banking day, on the banking day immediately preceding such day. Changes in the interest rate on the loans take effect on the first day of the next billing cycle.

     If more than one prime rate is published, then the highest rate published will be used. The loan agreements provide that if publication of the index is discontinued, the Bank will change the index upon notification.

     The Bank also offers a "fixed rate" loan option whereby a borrower may repay all or a portion of the outstanding loan balance, in excess of $________, at a fixed rate. If a borrower selects a "fixed rate" option the amount converted will be treated as a principal payment on the line of credit and the available line of credit will be reduced by the "fixed rate" option amount.

     The Bank has the right under each home equity line of credit originated prior to ____________, with 30 days' prior written notice of the amendment or longer notice period if applicable in accordance with Federal and applicable state law, to change any of the loan's terms, including increasing the monthly periodic rate or changing the index. Unless otherwise indicated in the notice to the borrower, all such changes will apply to both new and outstanding balances. For home equity lines of credit originated after _____________, _____, the Bank may make changes pre-approved by each individual borrower and changes that are considered immaterial. Notwithstanding the foregoing, no change shall be made to the terms of the home equity lines of credit after ___________, ____ unless, in connection with such change, the depositor delivers to the trustee an opinion of counsel stating that such change will not cause the trust, or the arrangement by which the certificates are issued, to be classified as a taxable mortgage pool within the meaning of Section 701(i) of the Internal Revenue Code of 1986, as amended.

     The Bank has the right to suspend or terminate the right to obtain additional credit, or to require the borrower to pay the entire balance due plus all other accrued but unpaid charges immediately, if the borrower fails to make any required payment by the due date, if the borrower's original loan application was fraudulent or contained a material misrepresentation or if the borrower sells or transfers the mortgaged property or acts in any way which adversely affects the lien of the mortgage or the maintenance of the property. The Bank has the right to suspend the right to obtain additional credit or to reduce a borrower's credit limit, if the value of the mortgaged property declines significantly below its appraised value, if the Bank reasonably believes the borrower will be unable to repay the line due to a material financial change, if the borrower is in default under the loan agreement, if government action either impairs the Bank's security interest or prevents it from imposing the annual percentage rate, if a regulatory agency has notified the Bank that continued advances would institute an unsafe and unsound practice or if the maximum annual percentage is reached.]

                        SERVICING OF THE MORTGAGE LOANS

THE SERVICER

     [The Servicer is a ___________ which is wholly owned by _____________.

     The Servicer conducts a general banking business throughout the _________, and, with its subsidiaries, offers a broad array of commercial and retail loan and deposit products and services, mortgage banking and brokerage and investment services. At _________, the Servicer had total assets of approximately $________ billion and total deposits of approximately $_________ billion.

     The principal executive offices of the Servicer are located at _____________________________ (telephone (___-___-_____)).]

SERVICING OF HELOCS

     [Centralized controls and standards have been established by the Servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations.

     If a payment on a loan is ten days past due, a late notice is computer generated and mailed to the borrower. A collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due to make payment arrangements.

     When an account is between 45 and 60 days past due, a credit bureau report is obtained, homeowner's insurance is verified, the status of senior mortgages and property taxes is checked and a title search and "drive-by" appraisal are ordered.

     If arrangements have not been made to cure the delinquency within 61 days after its due date, drawing privileges are cancelled. After 90 days of delinquency, the loan is referred to outside counsel and is placed on a "non-accrual" status. All legal expenses are assessed to the account and become the responsibility of the borrower. When the servicer determines that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

     The borrower can make reinstatement arrangements for a delinquent loan up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the servicer purchases the property through the foreclosure action, the account is transferred to the servicer's REO department which is maintained at __________________. The REO department is responsible for maintaining and marketing the property.

     The servicer may not foreclose on the property securing a junior mortgage loan unless the servicer forecloses subject to any senior mortgages, which means that the servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the servicer has initiated its foreclosure action, the servicer may advance funds to keep senior mortgages current until such time as the servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the servicer's foreclosure action, the servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the trust's interest in the related property.]

     See "Servicing of Loans" in the Prospectus for additional information regarding the servicer's servicing of the loans pursuant to the pooling and servicing agreement.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

     The following tables set forth the delinquency and loss experience for each of the periods shown for the servicer's portfolio of home equity lines of credit. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. There can be no assurance that the delinquency and loss experience of the loans will be similar to that set forth below.

     For purposes of the following table, the period of delinquency is based on the number of days payments are contractually past due, but not including loans that have been charged off.

                 DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)


                                                                              As of December 31,
                            As of         ---------------------------------------------------------------------------------------
                              , 1999(1)        1998               1997               1996               1995              1994
                       ----------------  ---------------------------------------------------------------------------------------
                        Number            Number            Number            Number            Number            Number
                       of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount
                       --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Portfolio Principal
  Outstanding at
  Period End..........           $                 $                 $                 $                 $                  $

Delinquency                      $                 $                 $                 $                 $                  $
  30-59 Days..........

  60-89 Days..........

  90 or More Days,
  including loans in
  foreclosure but not
  charged off.........
                       --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Total Delinquencies...           $                 $                 $                 $                 $                  $

Total Delinquencies
  as a Percentage of
  the Portfolio at
  Period End..........         %       %         %       %         %       %         %       %         %       %         %      %

         For purposes of the table below, net losses equal the total of principal charged off less any recoveries.

                    LOSS EXPERIENCE (DOLLARS IN THOUSANDS)

                                                                              As of December 31,
                            As of         ---------------------------------------------------------------------------------------
                              , 1999(1)        1998               1997               1996               1995              1994
                       ----------------  ---------------------------------------------------------------------------------------
                        Number            Number            Number            Number            Number            Number
                       of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount
                       --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Portfolio Principal
  Outstanding at
  Period End........             $                 $                 $                 $                 $                 $

Gross Losses........             $                 $                 $                 $                 $                 $

Recoveries..........             $                 $                 $                 $                 $                 $

Net Losses..........             $                 $                 $                 $                 $                 $

Net Losses as a
  Percentage of
  Portfolio at
  Period End........        %(1)    %(1)        %       %         %        %        %        %

-----------
(1) This percentage represents the three-month period ended ______________, 1999 annualized and is not necessarily indicative of the results which may occur for the full year.

     The customary policy of the Bank is to charge off mortgage loans in full that are 120 days past due unless foreclosure proceedings are planned or there are indications that the account will be brought current. An account that is not charged off because there are indications that payment is imminent generally will be charged off after an additional 60 to 90 days if such payments are not forthcoming.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE DELINQUENCY AND LOSS EXPERIENCE

     [to be completed in connection with actual transaction]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicing compensation to be paid to the servicer in respect of its servicing activities relating to the loans will be paid to it from collections of interest on the loans at the time such collections are received and will be equal to ____% per annum, of the pool balance. The Investor Percentage of the servicing fee will be paid as described under "Description of the Certificates--Distribution on the Certificates--Distribution of Interest Collections and Draw Amounts" herein. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     [The servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent.] In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related proceeds received on the loans in liquidation.

                                  THE HELOCS

     The trust will be formed pursuant to the pooling and servicing agreement. The depositor will transfer the loans to the trust, without recourse, in exchange for the certificates to be offered to the public and a certificate to be held by the Seller representing the Seller's interest in the trust. The property of the Trust will consist of the Mortgage Loans, all proceeds of the Mortgage Loans, all monies on deposit in the Collection Account and the Certificate Account, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure, the benefits of the [Letter of Credit] [Surety Bond], and the proceeds on any insurance policies covering the Mortgage Loans or Mortgaged Properties or any obligors on the Mortgages. [Pursuant to the Agreement, the Seller will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, in order to avoid the occurrence of any Early Amortization Event resulting from a decline in the Seller's Interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the Trust (subject to certain limitations and conditions) from time to time. See "Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust" herein.] In addition, the Seller may, subject to certain limitations and conditions specified in the Agreement, cause the retransfer from the Trust to it of certain Mortgage Loans. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Seller" herein.

     The loans to be transferred to the trust (collectively, the "Pool") are evidenced by loan agreements secured by credit line [deeds of trust] [mortgages] (which are primarily second [deeds of trust] [mortgages] on properties, approximately ____% of which are located in _____________ and approximately ____% of which are located in other states, with no single state accounting for more than ____% of the Cut-Off Date Pool Balance. The principal balance of the loans as of ___ in many cases is less than the credit limit of those loans. Additional draws on those loans will be property of the trust and will increase the pool balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the available credit limit of the loans and assumed rates of draws on similar loans.

     Each HELOC was originated between __________ and the Cut-Off Date [in the ordinary course of the Bank's home equity revolving credit program]. The [Bank's] general policy was to require that the combined loan-to-value ratio under a loan at its origination not exceed 80% of the market value of the related property, based upon an appraisal at origination, as described under "The Home Equity Lending Program" herein. Substantially all of the properties were one- to four-family residential properties. As of the Cut-Off Date, the weighted average utilization rate of the credit limits was approximately _____%.

     On the closing date, no more than 5% of the loans (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the loans in this prospectus supplement. Set forth below is a description of certain additional characteristics of the loans as of _______:

                             LOAN POOL STATISTICS
                          CUT-OFF DATE LOAN BALANCES

Range of                                            Number of              Aggregate             % of Pool
Cut-Off Date                                        Home Equity            Loan                  by Aggregate
Loan Balances                                       Credit Lines           Balances              Loan Balances
---------------------------------------------       ------------------     -----------------     --------------------
$        .........to $     .................                                   $                                       %
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
$        .........to $     .................
      Total.............................                                   $                                       %
                                                    ==================     =================     ====================

                            CUT-OFF DATE LOAN RATES

                                                Number of                  Aggregate                % of Pool
Range of                                        Home Equity                Loan                     by Aggregate
Loan Rates                                      Credit Lines               Balances                 Loan Balances
-------------------------------------------     -----------------------    ---------------------    -------------------------
         % to.....%..................
         % to.....%..................
         % to.....%..................
         % to.....%..................
         % to.....%..................
         % to.....%..................
Total.....................................                                 $                                               %
                                                =======================    =====================    =========================

           CUT-OFF DATE MARGIN RANGES - PRIME INDEXED MORTGAGE LOANS

                                                Number of                  Aggregate                % of Pool
                                                Home Equity                Loan                     by Aggregate
Margin                                          Credit Lines               Balances                 Loan Balances
------                                          -----------------------    ---------------------    -------------------------
%........................................                                      $                                               %
%........................................
Total.....................................                                 $                                               %
                                                =======================    =====================    =========================

                        CREDIT LIMIT UTILIZATION RATES

Range of                                                  Number of              Aggregate             %of Pool
Credit Limit                                              Home Equity            Loan                  by Aggregate
Utilization Rates                                         Credit Lines           Balances              Loan Balances
-----------------                                         ------------------     -----------------     -------------------
    0.00% to      5.00%.................................                         $                                      %
    5.01% to     10.00%.................................
   10.01% to     15.00%.................................
   15.01% to     20.00%.................................
   20.01% to     25.00%.................................
   25.01% to     30.00%.................................
   30.01% to     35.00%.................................
   35.01% to     40.00%.................................
   40.01% to     45.00%.................................
   45.01% to     50.00%.................................
   50.01% to     55.00%.................................
   55.01% to     60.00%.................................
   60.00% to     65.00%.................................
   65.01% to     70.00%.................................
   70.01% to     75.00%.................................
   75.00% to     80.00%.................................
   80.00% to     85.00%.................................
   85.01% to     90.00%.................................
   90.01% to     95.00%.................................
   95.01% to    100.00%................................
                                                          ==================     =================     ===================
Total....................................................                        $                                      %
                                                          ==================     =================     ===================

                       COMBINED LOAN-TO-VALUE RATIOS(1)

Range of
Combined                                                  Number of              Aggregate             %of Pool
Loan-to-Value                                             Home Equity            Loan                  by Aggregate
Ratios                                                    Credit Lines           Balances              Loan Balances
------                                                    ------------------     -----------------     -------------------
    0.00% to      5.00%.................................                         $                                      %
    5.01% to     10.00%.................................
   10.01% to     15.00%.................................
   15.01% to     20.00%.................................
   20.01% to     25.00%.................................
   25.01% to     30.00%.................................
   30.01% to     35.00%.................................
   35.01% to     40.00%.................................
   40.01% to     45.00%.................................
   45.01% to     50.00%.................................
   50.01% to     55.00%.................................
   55.01% to     60.00%.................................
   60.00% to     65.00%.................................
   65.01% to     70.00%.................................
   70.01% to     75.00%.................................
   75.00% to     80.00%.................................
   80.00% to     85.00%.................................
   85.01% and above...................................
                                                          ==================     =================     ===================
Total....................................................                        $                                      %
                                                          ==================     =================     ===================

(1) For a description of the method of calculating the Combined Loan-to-Value Ratio, see "THE HOME EQUITY CREDIT LINES" herein. The information in this table is as of the Cut-Off Date.

                      MORTGAGE LOAN INTEREST RATE FLOORS

                                                Number of                  Aggregate               % of Pool
Interest                                        Home Equity                Loan                    by Aggregate
Rate Floors                                     Credit Lines               Balances                Loan Balances
-----------                                     -----------------------    --------------------    ---------------------
None.........................................
         %..................................
         %..................................
                                                =======================    ====================    =====================
           Total..........................                                 $                                          %
                                                =======================    ====================    =====================

                     MORTGAGE LOAN INTEREST RATE CEILINGS

                                                Number of                                          % of Pool by
Interest                                        Home Equity                Aggregate               Aggregate
Rate Ceilings                                   Credit Lines               Loan Balances           Loan Balances
-------------                                   -----------------------    --------------------    ---------------------
         %..................................
         %..................................
None.........................................
                                                -----------------------    --------------------    ---------------------
           Total..........................                                 $                                          %
                                                =======================    ====================    =====================


                        PROPERTY USE OF MORTGAGE LOANS

                                                                                                   Percent of
                                                                                                   Mortgage Loans
                                                Number of                  Aggregate               by Principal
Property Use                                    Mortgage Loans             Balance                 Balance
-------------                                   -----------------------    --------------------    ---------------------
Owner Occupied........................
Non-Owner Occupied....................
Unknown...............................
                                                -----------------------    --------------------    ---------------------
           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

                        LIEN PRIORITY OF MORTGAGE LOANS

                                                                                                   Percent of
                                                                                                   Mortgage Loans
                                                Number of                  Aggregate               by Principal
Lien Priority                                   Mortgage Loans             Balance                 Balance
-------------                                   -----------------------    --------------------    ---------------------
First Mortgage........................
Second Mortgage.......................
Third Mortgage........................
                                                -----------------------    --------------------    ---------------------
Unknown...............................

           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

                  GEOGRAPHICAL DISTRIBUTION OF MORTGAGE LOANS

                                                                                                   Percent of
                                                                                                   Mortgage Loans
                                                Number of                  Aggregate               by Principal
State                                           Mortgage Loans             Balance                 Balance
-----                                           -----------------------    --------------------    ---------------------



           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

                        PROPERTY TYPE OF MORTGAGE LOANS

                                                                                                   Percent of
                                                                                                   Mortgage Loans
                                                Number of                  Aggregate               by Principal
Number of Units                                 Mortgage Loans             Balance                 Balance
-------------                                   -----------------------    --------------------    ---------------------
Single Family Detached................
Single Family Attached................
2-4 Family............................
Condominium...........................
Cooperative...........................
Unknown...............................
                                                -----------------------    --------------------    ---------------------
           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

                      ORIGINATION YEAR OF MORTGAGE LOANS

                                                                                                   Percent of
                                                                                                   Loan Pool
                                                Number of                  Aggregate               by Aggregate
Origination Year                                Mortgage Loans             Loan Balance            Loan Balance
----------------                                -----------------------    --------------------    ---------------------
19....................................
19....................................
19....................................
19....................................
19....................................
19....................................
19....................................
19....................................
 ......................................

           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

                      DAYS DELINQUENT AS OF CUT-OFF DATE

                                                                                                   Percent of
                                                                                                   Loan Pool
                                                Number of                  Aggregate               by Aggregate
Days Delinquent                                 Mortgage Loans             Loan Balance            Loan Balance
---------------                                 -----------------------    --------------------    ---------------------
30-59.................................
60-89.................................
                                                -----------------------    --------------------    ---------------------
           Total..........................                                 $                                    100.00%
                                                =======================    ====================    =====================

     No assurance can be given that the values of the properties as of the dates of origination of the related HELOCs have remained or will remain constant or have not declined. If the residential real estate market generally or the residential real estate market in the area in which the properties are located should experience an overall decline in property values such that the outstanding loan balances of the loans, together with any senior financing on the properties, equal or exceed the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. For information concerning possible declines in value of the properties, see "Risk Factors--Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders" in the prospectus. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments under the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the pool. To the extent that losses are not covered by draws on the [Letter of Credit] [Surety Bond], they will be borne by holders of the certificates.

     The descriptions in this prospectus supplement of the pool and the properties are based upon the pool as it is expected to be constituted as of the close of business on ______. Prior to the issuance of the certificates, loans may be removed from the pool as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the depositor deems such removal necessary or desirable. A limited number of other loans may be included in the pool prior to the issuance of the certificates, so long as including those loans would materially alter the characteristics of the pool described herein. The depositor believes that the information set forth herein will be representative of the characteristics of the pool as it will be constituted at the time the certificates are issued, although the range of loan rates and maturities and other characteristics of the loans may vary.

     A current report on Form 8-K containing a detailed description of the loans will be available to purchasers of the certificates on or shortly after the closing date and will be filed with the SEC within fifteen days after the closing date, if there is a material difference between the description of the loans contained herein and the loans as constituted on the closing date. The Form 8-K will specify the precise aggregate outstanding principal balance of the loans as of _____ and will set forth on a precise basis the other information presented herein on an approximate basis.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     The pooling and servicing agreement provides that the certificateholders will not receive payments of principal until the distribution date in ___________ which is the first distribution date after the first collection period following the end of the Revolving Period or earlier if an Early Amortization Event occurs. During the Amortization Period, certificateholders will be entitled to receive on each distribution date the Investor Percentage described herein of the Principal Collections received in the preceding collection period until the certificate principal balance is reduced to zero. Allocations of Principal Collections based on the Investor Percentage (which is fixed for the Amortization Period to equal the percentage derived from dividing the certificate principal balance by the pool balance, in each case at the end of the Revolving Period) may result in distributions of principal to the certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining certificate principal balance bears to the pool balance. [The pooling and servicing agreement permits the seller, at its option, but subject to the satisfaction of the conditions specified in the agreement, including the conditions described herein, to remove loans from the trust at any time during the life of the trust (including the Amortization Period), so long as the pool balance after such removal is not less than the pool balance at the closing date. The seller may also, under certain circumstances, add additional loans to the trust. Such removals and additions may affect the rate at which principal is distributed to certificateholders. See "Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust" and "--Optional Retransfers of Mortgage Loans to the Seller"]

     All of the loans may be prepaid without penalty in full or in part at any time. Since prepayments on the loans will increase principal collections in the related collection period, the prepayment experience of the loans will affect the life of the certificates.

     The rate of prepayment on the loans cannot be predicted. Home equity credit lines such as the loans have been originated in significant volume only during the past few years and neither the seller nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of similar loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the loans will amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than, or similar to, those of traditional full-amortizing first mortgages. The prepayment experience of the loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in geographic location of the related properties, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the loans and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines.

     Substantially all of the loans contain "due-on-sale" provisions, and the servicer intends to enforce such provisions, so long as enforcement is permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of Loans--'Due-on-sale' Clauses in Mortgage Loans" in the Prospectus. The yield to an investor who purchases the certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by the investor at the time of the purchase.

     Collections on the loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. In addition, it is possible that borrowers may fail to make scheduled payments. Further, collections on the loans may vary due to seasonal purchasing and payment habits of borrowers. Because the loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

     No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their loans to any significant degree. See "Description of the Securities--Weighted Average Life of the Securities" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES



     The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the pooling and servicing agreement.




GENERAL

     The certificates will be issued in denominations of [$1,000] and multiples of $1 and will evidence undivided ownership interests in the trust. [Definitive] certificates[, if issued,] will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Certificate principal balance of the certificates will be equal to the initial principal amount of the certificates, minus the amount of principal payments paid to the certificateholders, and minus the amount of any losses allocated to the certificates and not reimbursed as provided herein. See "--Distributions on the Certificates" below. Each certificate represents the right to receive payments of interest at the certificate rate and payments of principal during the Amortization Period funded from Interest Collections and Principal Collections, respectively, allocated to the investor interest and draws on the [Letter of Credit] [Surety Bonds].

     The seller will own the seller interest which is the interest in the trust not represented by the certificates. The seller interest will represent an undivided interest in the trust, including the right to receive a percentage of Interest Collections and Principal Collections. The initial amount of the seller interest was determined, among other factors, to be able to absorb reductions in the aggregate amount of loan balances in the trust without causing an Early Amortization Event. There can be no assurance that the seller interest will be sufficient for that purpose. While the seller is obligated (subject to certain conditions and limitations) to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, there can be no assurance that sufficient Eligible Additional Mortgage Loans will be available.

     During the Revolving Period, the certificate principal balance will remain constant except in certain limited circumstances. See "--Distributions on the Certificates" below. The pool balance, however, will vary each day as principal is paid on the loans, liquidation losses are incurred, additional balances are drawn down by borrowers, loans are retransferred to the Seller or Eligible Additional Mortgage Loans are transferred to the trust. Consequently, the amount of the seller interest will fluctuate each day to reflect the changes in the pool balance. During the Amortization Period, the certificate principal balance will decline as the Investor Percentage of Principal Collections is distributed to the certificateholders. As a result, during the Amortization Period, the seller interest may increase each month to reflect the reductions in the certificate principal balance and may change each day to reflect the variations in the pool balance.

ASSIGNMENT OF LOANS

     At the time of issuance of the certificates, the depositor will transfer to the trust all of its right, title and interest in and to each loan (including any additional balances arising in the future) conveyed by it to the trust, including all principal (including Net Liquidation Proceeds) and interest received on or with respect to the loans subsequent to the closing date (other than any amounts received in respect of taxes insurance premiums, assessments and similar items, as provided in the pooling and servicing agreement) plus the Investor Percentage of Interest Collections on the mortgage Loans during the period from the Cut-Off Date to the second business day preceding the Closing Date, but not in excess of the amount needed to distribute the required interest to Certificateholders on the first Distribution Date and to pay the related Investor Servicing Fee. The trustee, concurrently with such transfer, will deliver the certificates and the Seller Interest to or upon the order of the depositor. Each loan assigned to the trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.

     The depositor will deliver the mortgage files containing, among other things, the loan agreement, the mortgage note and the mortgage relating to each loan to the trustee or its custodian. The trustee or its custodian will review each mortgage file within ___ days of receipt thereof. If any document is found not to have been executed or received or to be unrelated to the loan or to be otherwise defective, the trustee or its custodian will notify the seller, and the seller shall have a period of ____ days after such notice to correct or cure such defect. If the defect cannot be cured within the ____-day period, the seller will be obligated to accept the retransfer of that loan from the trust. Upon retransfer, the loan balance of that loan will be deducted from the pool balance, thus reducing the amount of the seller Interest by the same amount. If the deduction would cause the seller Interest to become less than zero, the seller will be obligated to make a deposit to the collection account of the Retransfer Deposit Amount, which is the amount by which the seller Interest is less than zero. Notwithstanding the foregoing, no retransfer shall be considered to have occurred unless the seller actually deposits the Retransfer Deposit Amount. The obligation of the seller to accept a retransfer of a defective loan and, if applicable, pay the Retransfer Deposit Amount, is the sole remedy regarding any defects in the mortgage files available to the trustee or the certificateholders.

     The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each loan on the schedule of loans appearing as an exhibit to the pooling and servicing agreement including, among other things, that:

     (1) [each Mortgage Loan has been generated under an eligible home equity line of credit;

     (2) at the time of transfer to the trust, the seller has transferred all of the seller's right, title and interest in each loan, free of any lien (subject to certain exceptions);

     (3) each loan complied, at the time of origination, in all material respects with applicable state and Federal laws; and

     (4) as of the date of origination, the related mortgaged property was covered by hazard insurance in the amount at least equal to the lesser of (a) the maximum insurable value of the improvements thereon and (b) the combined credit limit under the home equity line of credit and the unpaid principal balance of any mortgage loan senior thereto].

     Upon discovery of a breach of any of the above representations and warranties which materially and adversely affects the interests of the trust, the certificateholders or the [Letter of Credit] [Surety Bond] Issuer in the related loan, the seller will have a period of ____ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the ____-day period, the seller will be obligated to accept a retransfer of the loan from the trust subject to the same restrictions and procedures described above.

     Any loan required to be retransferred to the seller as described in the preceding two paragraphs is referred to as a "Defective Mortgage Loan".

     The seller may, but is not obligated to, retransfer a Defective Mortgage Loan to the trust within ____ days of the transfer of that loan to the seller if all defects in respect of that loan have been cured and that loan satisfies the applicable representations and warranties in the pooling and servicing agreement at the time of such retransfer to the trust.

[TRANSFERS OF ELIGIBLE ADDITIONAL MORTGAGE LOANS TO THE TRUST

     If, for each of five consecutive business days during the Revolving Period, the seller Interest is less than 10% of the pool balance, then, not later than the first business day of the calendar month beginning at least ten business days after that period the seller will be obligated to transfer to the trust Eligible Additional Mortgage Loans to the extent of availability, which may be generated under home equity credit lines in any billing cycle to increase the seller Interest to at least 10% of the pool balance on such date. An Eligible Additional Mortgage Loan is a home equity loan that was originated under a HELOC that complies with the representations and warranties described under "Assignment of Mortgage Loans" above. In addition, the seller must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the Trust:

     (i) the pool balance, after giving effect to such transfer, will not exceed $___________;

     (ii) the Mortgage Files for such Eligible Additional Mortgage Loans shall have been delivered to the trustee or its custodian; and

     (iii) the seller shall have given notice of the proposed transfer to the rating agency and the rating agency has not notified the seller in writing prior to the transfer date that such transfer will result in a reduction or withdrawal of its then-current rating for the certificates.

[OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE SELLER

     Subject to the conditions specified in the pooling and servicing agreement, the seller may, at its option, require the retransfer of one or more loans from the trust to it on the last day of any collection period. The pool balance after giving effect to such retransfer must not be less than the pool balance on the closing date. The seller will be required to satisfy the following conditions, among others:

     (i) the seller shall reasonably believe that such retransfer will not cause an Early Amortization Event to occur;

     (ii) as of the fifth business day prior to the proposed transfer, not more than 10% of the Mortgage Loans, based on loan balances, after giving effect to the proposed transfer, are delinquent more than 30 days and the weighted average delinquency of all of the loans is not more than 60 days;

     (iii) the seller shall have represented that no selection procedures reasonably believed by the seller to be adverse to the interests of the certificateholders or the [Letter of Credit] [Surety Bond] Issuer were used to select the loans to be removed;

     (iv) the seller shall have received evidence satisfactory to it that the reassignment will not, as of the date thereof, prevent the transfer of the loans to the trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that such reassignment will, as of the date thereof, prevent such transfer from being recognized as a sale for regulatory purposes; and

     (v) each rating agency shall have been notified of the proposed retransfer and prior to the date of retransfer shall not have notified the seller in writing that such retransfer would result in a reduction or withdrawal of its then-current rating of the certificates.]

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The servicer will follow collection procedures with respect to the loans as it follows from time to time with respect to mortgage loans in its servicing portfolio comparable to the loans in the trust. See "Servicing of the Loans--Collection Procedures; Escrow Accounts" in the prospectus.

     The servicer will establish and maintain a collection account, which is a separate account in the name of the trustee for the benefit of the certificateholders and the [Letter of Credit] [Surety Bond] Issuer. See "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" in the prospectus. [The collection account will be established initially with the trust department of the trustee.] Funds in the collection account may be invested in eligible investments maturing in general not later than the business day preceding the next distribution date. Eligible investments for the collection account consist of certain investments acceptable to each rating agency for a structured transaction having the rating initially assigned to the certificates. All net income and gain realized from any such investment will be paid to the servicer.

     Investor Percentage and Seller Percentage. Pursuant to the pooling and servicing agreement, the servicer will allocate between the Investor Interest and the Seller Interest all Principal Collections, which are all amounts collected under the loans on account of principal, including the principal portion of any liquidation proceeds in excess of litigation expenses, and any Liquidation Loss Amounts, which are the amount of the amount of the unrecovered loan balance of any Defaulted Mortgage Loan at the end of the collection period in which such Defaulted Mortgage Loan became a Defaulted Mortgage Loan. A "Defaulted Mortgage Loan" is a loan that has been written off as uncollectible by the servicer. The collection period for a distribution date is the calendar month preceding that distribution date or, in the case of the first distribution date, the period from the Cut-Off Date through the last day of the calendar month preceding the month in which the first distribution date occurs. The servicer will make each allocation by reference to the Investor Percentage and the Seller Percentage applicable in each case during a Collection Period.

     For convenience, this prospectus supplement refers to the Investor Percentage with respect to Interest Collections, Principal Collections and Liquidation Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each collection period, and will vary primarily as a result of changes in the pool balance.

     The Investor Percentage will be calculated as follows:

          Interest Collections, Liquidation Loss Amounts and Principal Collections during the Revolving Period. When used with respect to Interest Collections and Liquidation Loss Amounts at any time, Investor Percentage means the percentage equivalent of a fraction the numerator of which is the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the immediately preceding collection period, or, in the case of the first collection period, as of the closing date. When used with respect to Principal Collections during the Revolving Period, Investor Percentage means the percentage equivalent of a fraction the numerator of which is the amount of the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the immediately preceding collection Period, or in the case of the first collection period, as of the closing date.

          Principal Collections during the Amortization Period. When used with respect to Principal Collections during the Amortization Period, Investor Percentage is a set percentage that means the percentage equivalent of a fraction the numerator of which is the amount of the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the Revolving Period.

          The Seller Percentage on any date of determination will, in all cases, be equal to 100% minus the Investor Percentage on that date.

     Deposits in the Collection Account and Payments to the Seller. On the closing date, the servicer will deposit in the collection account funds in the amount of the Investor Percentage of Interest Collections on the loans received during the period from the Cut-Off Date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest on the certificates and the Investor Servicing Fee to be distributed on the first distribution date. On and after the closing date, the servicer will, subject to the following paragraph, deposit on a daily basis within two business days following receipt thereof:

     (i) during each collection period in the Revolving Period, the Investor Percentage of Interest Collections and

     (ii) during each collection period in the Amortization Period, the Investor Percentage of all Interest Collections and Principal Collections. The servicer will pay to the Seller within two business days of its receipt thereof:

          (i) during each collection period in the Revolving Period, the Seller Percentage of all Interest Collections and, if the Seller Interest, after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the trust on such day, is equal to or greater than zero, the Seller Percentage of all Principal Collections and the Investor Percentage of all Principal Collections and

          (ii) during each collection period in the Amortization Period, the Seller Percentage of Interest Collections and, if the Seller Interest, after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the trust on such day, is greater than zero, the Seller Percentage of all Principal Collections.

     The trustee will establish and maintain a distribution account. On the business day preceding each distribution date the servicer will transfer amounts in the collection account for distribution to certificateholders to the distribution account.

     The trustee will deposit in the distribution account any amounts drawn on the [Letter of Credit] [Surety Bond] as described below.

     Any Principal Collections not paid to the seller because of the limitations described above will be deposited and retained in the collection account for payment to the Seller, during the Revolving Period, if and when the Seller Interest is greater than zero and, during the Amortization Period, to the Seller Interest.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions on the certificates will be made by the trustee on each distribution date out of amounts on deposit in the distribution account to the persons in whose names such certificates are registered at the close of business on the day prior to each distribution date. Distributions will be made by check mailed (or upon the request of a certificateholder owning certificates having denominations aggregating at least $___________, by wire transfer or otherwise) to the address of the person entitled thereto [(which, in the case of Book-Entry Certificates, will be DTC or its nominee)] as it appears on the certificate register in amounts calculated as described herein on the ______ business day -- but no later than the ______ calendar day -- of the month in which the related distribution date occurs. However, the final distribution in respect of the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of such final distribution.

     Distributions of Interest Collections and Required Amounts. On each distribution date, the trustee, on behalf of the trust, shall pay the following amounts in the following order of priority to the following persons from the Investor Interest of all Interest Collections collected during the related collection period, together with the Required Amount, if any, drawn on the [Letter of Credit] [Surety Bond] for that distribution date.

     (1) [to the certificateholders, interest at the certificate rate for the interest period preceding that distribution date on the certificate principal balance outstanding immediately prior to that distribution date;

     (2) to the certificateholders, any interest on the certificates accrued in accordance with clause (1) that has not been previously distributed to certificateholders plus, to the extent legally permissible, interest thereon at the certificate rate applicable from time to time;

     (3) to the servicer, the Investor Servicing Fee for the related interest period and all accrued and unpaid Investor Servicing Fees for previous interest periods;

     (4) if such distribution date is in the Revolving Period, to the Seller, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period; provided that the Seller Interest, after giving effect to any transfers of Additional Balances and Eligible Additional Mortgage Loans on such date and to the distribution of such Liquidation Loss Amount, is equal to or greater than zero;

     (5) if such distribution date is in the Amortization Period, to the certificateholders, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period;

     (6) to the certificateholders, the aggregate of the amounts allocable pursuant to clause (5) that were not previously distributed pursuant to such clause; and

     (7) to the certificateholders, accrued and unpaid interest on the outstanding amount described in clause (6) above (such interest being calculated at the certificate rate for each interest period during which such unreimbursed amount was outstanding.]

     Any amounts remaining in the collection account collected during or with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [Letter of Credit] [Surety Bond] Issuer.

     A Certificate Principal Balance Loss Deduction Amount represents a loss of principal in respect of Defaulted Mortgage Loans allocable to the Investor Interest and will arise when the Investor Percentage of Interest Collections and the Required Amount are not sufficient to cover the loss, in accordance with the priority of distributions in clauses (5) and (6) above described. Any Certificate Principal Balance Loss Deduction Amounts which have not been reimbursed, as provided herein, will reduce the certificate principal balance.

     The Required Amount for each Distribution Date will be the lesser of (1) the [Letter of Credit] [Surety Bond] Amount and (2) the amount, if any, by which (a) the full amount distributable on such distribution date pursuant to clauses (1) through (7) above exceeds (b) the Investor Percentage of the Interest Collections for the related Collection Period. The Required Amount will be drawn on the [Letter of Credit] [Surety Bond].

     Distributions of Principal. On each distribution date after the first collection period in the Amortization Period, the Trustee will distribute to the certificateholders the Investor Percentage of Principal Collections received in the preceding collection period. In addition, the trustee will distribute to the certificateholders on any distribution date during the Amortization Period any Retransfer Deposit Amount received (or drawn on the [Letter of Credit] [Surety Bond] in respect thereof) in the preceding collection period and any Unallocated Principal Collections then on deposit in the distribution account. The aggregate distributions of principal to the certificateholders will not exceed their certificate principal balance on the Closing Date.

     [Calculation of Certificate Rate. With respect to the initial distribution date, the certificate rate will be equal to ____%. Thereafter, on each distribution date, the certificate rate will be equal to LIBOR as of the second London Business Day (as defined below) prior to the immediately preceding distribution date plus 0.___%. However, if the certificate rate calculated as described in the preceding sentence for any distribution date is greater than the weighted average of the Net Loan Rates for the loans for the preceding collection period, the certificate rate for that distribution date will be equal to the weighted average of the Net Loan Rates. The Net Loan Rate for a loan is its loan rate less 0.__% per annum. Interest payable on any distribution date will accrue on the certificates during the related Interest Period, which is the period from the preceding distribution date -- or, in the case of the first distribution date, from the closing date -- through the day preceding that distribution date. All calculations of interest accrued on the certificates will be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days.

     The term certificate principal balance means (1) the original principal amount of the certificates less (2) all amounts previously distributed to certificateholders under "--Distributions of Principal" above, less (3) the aggregate of all unreimbursed Certificate Principal Balance Loss Deduction Amounts.

     Calculation of LIBOR. "LIBOR" with respect to any distribution date will be determined by the trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month commencing on the second London Business Day prior to the previous distribution date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London Time, on the date of calculation. If at least two offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth of a percent, of those offered rates. If fewer than two quotations appear, LIBOR with respect to the distribution date will be determined at approximately 11:00 A.M., London time, on the determination date on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time. The trustee will request the principal London office of those major banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean, rounded upwards as aforesaid, of those quotations. If fewer than two quotations are provided, LIBOR with respect to that distribution date will be the arithmetic mean, rounded upwards as aforesaid, of the rates quoted at approximately 11:00 A.M., New York City time, on the determination date by three major banks in New York, New York selected by the trustee for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the major banks selected as aforesaid by the Bank are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

     [For purposes of calculating LIBOR, a "London Business Day" will be any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. "Reuters Screen LIBO Page" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.)]

THE [LETTER OF CREDIT] [SURETY BOND]

     On the closing date, the [Letter of Credit] [Surety Bond] Issuer will issue the [Letter of Credit] [Surety Bond] in favor of the trustee on behalf of the trust to support payments on the certificates. On each determination date, the servicer will determine the amounts required to be drawn on the [Letter of Credit] [Surety Bond], up to the [Letter of Credit] [Surety Bond] Amount, for distribution to certificateholders on the related distribution date. On each distribution date, any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond] Issuer. See "--Distributions on Certificates" above.

     The [Letter of Credit] [Surety Bond] Amount, or the amount available under the [Letter of Credit] [Surety Bond] for the initial distribution date
will be $      . For each distribution date thereafter, the [Letter of Credit]
[Surety Bond] Amount will equal the lesser of (1) __% of the pool balance as of the first day of the preceding collection period after giving effect to any amounts distributed with respect to principal of the loans on the distribution date occurring in that preceding collection period and (2) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding collection period, minus any amounts drawn under the [Letter of Credit] [Surety Bond] during that preceding collection period, plus any amounts paid to the [Letter of Credit] [Surety Bond] Issuer on the distribution date occurring in that preceding collection period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].

EARLY AMORTIZATION EVENTS

     As described above, the Revolving Period will continue until the close of business on the last day of __________ unless an Early Amortization Event occurs prior thereto. The term "Early Amortization Event" refers to any of the following events:

     [(a) failure on the part of the servicer or the depositor

          (1) to make any payment or deposit on the date required under the pooling and servicing agreement within five business days after such payment or deposit is required to be made,

          (2) to observe or perform in any material respect certain covenants of the servicer or the depositor or

          (3) to observe or perform in any material respect any other covenants or agreements of the servicer or the depositor set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of the certificateholders and which, in the case of clause (3), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders for such period;

     (b) any representation or warranty made by the servicer or the depositor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the certificateholders are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the certificateholders for that period; provided, however, that an Early Amortization Event shall not be deemed to occur if the depositor has accepted retransfer of the related loan or all affected loans, if applicable, during that period, or a longer period not to exceed an additional 60 days as the Trustee may specify, in accordance with the provisions of the agreement;

     (c) the trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

     (d) if the seller fails to transfer to the trust Eligible Additional Mortgage Loans by the required time;

     (e) an event of default under the trust agreement occurs;

     (f) the [Letter of Credit] [Surety Bond] Amount is less than ____% of the outstanding certificate principal balance; or

     (g) if the average of the Investor Percentage of Interest Collections for any three consecutive collection periods is less than the amounts to be distributed to certificateholders as set forth in subsections (1) through (7) under "Distributions on the Certificates--Distributions of Interest Collections and Required Amounts" above for the three distribution dates relating to those collection periods.]

     [In the case of any event described in clauses (a), (b) or (e), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in such clauses, either the trustee or holders of certificates evidencing percentage interests in the trust aggregating more than 51% or the [Letter of Credit] [Surety Bond] Issuer (but only if the [Letter of Credit] [Surety Bond] is outstanding or the [Letter of Credit] [Surety Bond] Issuer has not been fully reimbursed for all amounts paid to the trust by the [Letter of Credit] [Surety Bond] Issuer), by written notice to the depositor and the servicer and to the trustee if given by the certificateholders or the [Letter of Credit] [Surety Bond] Issuer declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (f), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee or the certificateholders or the [Letter of Credit] [Surety Bond] Issuer immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Amortization Period will commence. In such event, distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Early Amortization Date occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than ____________, the date on which the Amortization Period is scheduled to commence, certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the pooling and servicing agreement, which may shorten the final maturity of the certificates.]

OPTIONAL TERMINATION

     If the certificate principal balance is reduced to less than 5% of the original certificate principal balance, the depositor may effect a retransfer of the certificateholders' interest in each loan, and all property acquired in respect of any loan, remaining in the trust for an amount equal to the sum of the outstanding certificate principal balance plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date. The purchase price will be distributed to the certificateholders in lieu of the amount that would otherwise be distributed if the options were not exercised and will be applied as provided in the Agreement.

[REGISTRATION OF CERTIFICATES

     The certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilities the clearance and settlement of securities transactions between DTC participants in those securities through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Certificate owners who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through DTC participants, until definitive certificates are issued. In addition, certificate owners will receive all distributions of principal of and interest on the Certificates from the trustee through DTC participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

     Until definitive certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede, as nominee of DTC, certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through DTC participants.

     Except under the circumstances described below, while the certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of and interest on the certificates. DTC participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

     Until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of certificates only through DTC participants by instructing those participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of those certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the respective DTC participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of their participants and certain banks, the ability of a certificateholder to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those certificates, may be limited due to the lack of a physical certificate for those certificates.

     Definitive certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if:

     (i) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and the servicer or the trustee is unable to locate a qualified successor,

     (ii) the servicer, at its sole option, advises the trustee in writing that it elects to terminate the book-entry system through DTC or

     (iii) after the occurrence of an Event of Servicing Termination,

DTC, at the direction of certificate owners owning certificates evidencing percentage interests aggregating at least 51%, advises the trustee in writing that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical certificates being issued to certificate owners is no longer in the best interests of certificate owners. Upon the issuance of definitive certificates to certificate owners, such certificates will be transferable directly and registered holders will deal directly with the trustee with respect to transfers, notices and distributions. If definitive certificates are issued, the record date may be changed to the last day of the month immediately preceding the related distribution date.

     DTC has advised the servicer and the trustee that, until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. DTC has advised the servicer that DTC will take such action with respect to any percentage interests of the certificates only at the direction of and on behalf of those DTC participants with respect to the percentage interests of the certificates. DTC may take actions, at the direction of the related participants, with respect to those certificates which conflict with actions taken with respect to other certificates.]

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the loans.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the certificates will be rated in the [highest] rating category of the rating agency, the certificates will not constitute "mortgage related securities" for purposes of the SMMEA, because most of the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to
Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

     ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

     It is expected that the certificates will be considered equity interests in the Trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant. [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

     As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (1) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (2) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the Trustee, the certificate administrator or the depositor to any obligation in addition to those undertaken in the pooling and servicing agreement.]

     [It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ______________, and the Terms Agreement relating to the certificates, dated ____________, between the Depositor and Lehman Brothers Inc., an affiliate of the depositor, the depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the depositor, all of the certificates.

     The underwriting agreement provides that Lehman Brothers' obligations hereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of the certificates if any are purchased.

     The distribution of the certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling the certificates to or through dealers, and such dealers may receive from Lehman Brothers compensation in the form of underwriting discounts, concessions or commissions. Lehman brothers and any dealers that participate with Lehman Brothers in the distribution of the certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriting agreement provides that the depositor will indemnify Lehman Brothers against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed
upon for the depositor by [         ] and for Lehman Brothers by [          ].

                                    RATING

     It is a condition to issuance that the certificates be rated not lower than "____"by [Rating Agency] and "____" by [Rating Agency].

     A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the loans or the possibility that certificateholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

Bank................................................9
Certificate Principal Balance......................29
Defaulted Mortgage Loan............................26
Defective Mortgage Loan............................24
Early Amortization Event...........................30
Investor Percentage................................26
LIBOR..............................................29
London Business Day................................30
Plans..............................................34
Similar Law........................................34

                                $__,___,___,___


                              LEHMAN HOME EQUITY
                               LOAN TRUST ____-_

                                  $_________
                           ASSET-BACKED CERTIFICATES
                                 SERIES ____-_

                            LEHMAN ABS CORPORATION

                                  (DEPOSITOR)

                               _________________

                             PROSPECTUS SUPPLEMENT

                              [          , ____]

                               _________________




                                LEHMAN BROTHERS

The information in this prospectus supplement is not complete and may be
changed.   We may not sell these securities until the registration filed with the SEC is effective. This propsectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999


                                                                  Version #2

Prospectus Supplement dated __________ __, ____ To Prospectus dated _____________ __, ____

                                                      $-------------
                     Lehman Home Equity Loan Trust ____-_
      $________ Home Equity Loan Asset-Backed Certificates, Series ____-_
          $_______ Home Equity Loan Asset-Backed Notes, Series ____-_




                         [Seller],                                           Lehman ABS Corporation,
                         as Seller                                                 as Depositor


[Certificates]            Principal      [Certificate][Note]                      Underwriting       Proceeds to the
  [Notes]                  Balance               Rate          Price to Public      Discount            Depositor
---------------------- ----------------- --------------------- ---------------- ------------------- ------------------

                          $                       %                        %                %                   %
Total                     $                                       $                $                   $



     Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this Prospectus Supplement.

The [Certificates][Notes]

o the certificates represent a beneficial interest in a trust, whose assets are a pool of non-conforming closed-end [adjustable][fixed]rate home equity revolving credit line loans and certain property relating to such loans

o    the notes are secured by assets of the trust

o    currently have no trading market

Credit Enhancement

o will be provided in the form of [overcollateralization] [an irrevocable and unconditional certificate guaranty insurance policy issued by [insurer]]


Review the information in Risk Factors on page S-_ of this prospectus supplement and on page 2 of the prospectus.

o For complete information about the [certificates][notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the [certificates][notes].

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the [certificates][notes] in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [certificates][notes] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the [certificates][notes] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                 Page

                             PROSPECTUS SUPPLEMENT

Summary............................................................3
Risk Factors.......................................................7
The Trust.........................................................10
The [Letter of Credit][Surety Bond] Issuer........................11
The Home Equity Lending Program...................................11
Servicing of the Mortgage Loans...................................15
Description of the Mortgage Loans.................................16
[Tabular Information].............................................17
Description of the Servicing Agreement............................19
Description of the Securities.....................................22
The Indenture.....................................................28
The Trust Agreement...............................................32
Administration Agreement..........................................35
The Indenture Trustee.............................................35
The Owner Trustee.................................................35
Use Of Proceeds...................................................35
Federal Income Tax Consequences...................................35
State Tax Consequences............................................36
ERISA Considerations..............................................36
Legal Investment Considerations...................................37
Underwriting......................................................38
Legal Matters.....................................................38
Rating............................................................38


                                  PROSPECTUS
Risk Factors.......................................................2
Description Of The Securities......................................5
The Trust Funds...................................................10
Enhancements......................................................17
Servicing Of Loans................................................20
The Agreements....................................................27
Custody Receipts; Custody Agreements..............................38
Certain Legal Aspects Of Loans....................................41
The Depositor.....................................................52
Use Of Proceeds...................................................53
Certain Federal Income Tax Considerations.........................53
State Tax Considerations..........................................78
ERISA Considerations..............................................79
Legal Investment..................................................83
Ratings...........................................................83
Plan Of Distribution..............................................83
Legal Matters.....................................................84
Available Information.............................................84




         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the [certificates][notes], read this entire document and the accompanying prospectus carefully.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.



[Certificate]           Interest Rate
[Note]                (first distribution                                                   Last Scheduled
Class                      date only)            Interest Rate       Principal Balance      Distribution Date

                          _________%          [LIBOR+ __%][%]

                          _________%          [LIBOR+ __%][%]


         We expect the actual last distribution date for each certificate will be significantly earlier its last scheduled distribution date.


The Trust

     Lehman Home Equity Loan Trust ____-_, will be formed on ____________ ___, ____ by Lehman ABS Corporation, [seller] and [trustee]. [Seller] will sell the mortgage loans to Lehman ABS Corporation and Lehman ABS Corporation will deposit the mortgage loans and the private securities with the trust.

     [[Indenture trustee] will act as trustee for the benefit of the noteholders.] [Owner trustee] will act as trustee for the benefit of the certificateholders.]

Offered Securities

     On the closing date, _________ ___, _____, [the notes will be issued pursuant to the indenture] [the trust will issue the certificates].

     The securities will be issued in minimum denominations of [$100,000] and integral multiples of [$1,000] in excess thereof.

Registration of Securities

     We will issue the securities in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

     The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

We refer you to "Risk Factors--Book-Entry Securities."

Trust Property

The property of the trust will include:

     o a pool of home equity revolving credit line loans made or to be made in the future under home equity revolving credit line loan agreements, secured primarily by second [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties

     o    payments on the mortgage loans received after [the cut-off date]

     o any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit from time to time, subject to the borrower's credit limit. The draws are funded by the [bank] [servicer] [seller] [depositor]

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure

     o    the benefits of the [surety bond] [letter of credit]

     o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller, including the right to require the seller to repurchase mortgage loans for breaches of representations and warranties

     o rights of the seller under any hazard insurance policies covering the mortgaged properties.

The Mortgage Loans

     On the closing date, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on [the cut-off date].

     o aggregate principal balance: $__________

     o maximum combined loan-to-value ratio (using the maximum credit limit):
     _______

     o weighted average combined loan-to-value ratio: ____%

     o principal balance range: $0.00 to $____________

     o credit limit range: $___________ to $______ (approximate)

     o average credit limit: $___________

o        originated in the period from __________ to ____________

o        weighted average credit limit utilization rate:  ___% (approximate).


         The seller's underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

We refer you to "Risk Factors--Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller's
Underwriting Standards"; "The Home Equity Lending Program" and
"Description Of The Mortgage Loans."


[Interest on the Mortgage Loans

     Interest on each mortgage loan is payable monthly and is computed based on the average daily outstanding principal balance of the mortgage loan for the calendar month prior to the due date. The loan rate is equal at any time (subject to minimum and maximum rates, and applicable usury limitations) to the sum of:

     (i) [the prime rate] and

     (ii) a margin generally within the range of ____% to ____%.

     The loan rate is subject to adjustment [ ].]

Servicer

     [The servicer] will service the mortgage loans.

Servicing Compensation

     The servicer will receive a monthly servicing fee equal to ___% per annum of the pool balance prior to interest being distributed to the holders.

     We refer you to "Servicing Of Mortgage Loans--Servicing Compensation and Payment of Expenses."

Collections

     All collections on the mortgage loans will be allocated by the servicer between interest and principal. The servicer will generally deposit collections distributable to the securityholders in a collection account.

     We refer you to "Description of the Servicing Agreement" in this prospectus supplement and "Servicing of Loans-Deposits to and withdrawals from the Collection Account" in the prospectus.

Distribution to Securityholders

     You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments on the mortgage loans.

     Each month the [servicer] [trustee] will calculate the amounts to be paid to the securityholders.

     The distribution date will be the ___ day of each month or the next business day if the __ is not a business day. The first distribution date will be _____ __, ____.

     On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

          (1)  as payment to the servicer of the servicing fee;

          (2) as payment on the securities of accrued interest due and any overdue accrued interest with interest thereon;

          (3) as principal on the securities in the amounts as described in this prospectus supplement;

          (4) as principal of the securities, for any amounts unrecoverable as losses on the mortgage loans;

          (5) as payment of the premium on the [surety bond]; (6) as reimbursement of prior draws made on the [surety bond]; and (7) any remaining amounts to the depositor.

Interest

     Interest will accrue on the outstanding principal balance of the securities at the applicable rate from the closing date to the first distribution date. After the first distribution date, interest will accrue from and including the preceding distribution date to but excluding the current distribution date. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.]


[Letter of Credit] [Surety Bond]

     On the closing date, [issuer] will issue a [letter of credit] [surety bond]. If available amounts on deposit in the collection account are insufficient to provide for the payment of the amount required to be distributed to you and the servicer on a distribution date, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for that distribution date, in an amount equal to the deficiency.

     We refer you to "Description of the Securities--The [Letter of Credit] [Surety Bond]" and "--Distributions on the Securities" and "Enhancement" in the prospectus.

[[Letter of Credit] [Surety Bond] Amount

     The amount available under the [letter of credit] [surety bond] for the initial distribution date will be $ -------------.

     For each distribution date after the initial distribution date, the amount available will equal the lesser of (a) a percentage of the pool balance and (b) an amount based on the original amount available, minus amounts drawn and plus amounts paid to the [letter of credit] [surety bond] issuer as reimbursement.]

Final Payment of Principal; Termination

     The trust will terminate on the distribution date following the earlier of

     (1)  _________________________ and

     (2) the final payment or other liquidation of the last mortgage loan in the trust.

     On any distribution date after the principal balance is reduced to an amount less than or equal to $ ________, the servicer will have the option of repurchasing the mortgage loans. The repurchase price will be equal to the sum of the outstanding principal balance and accrued and unpaid interest on the mortgage loans at the weighted average of the loan rates through the day preceding the final distribution date.

     We refer you to "Description of the Securities--Optional Termination" and "Description of the Securities--Optional Termination" and "The Agreements--Termination" in the prospectus.]

Federal Income Tax Consequences

     In the opinion of Brown & Wood LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust should be characterized as an owner trust and will not be characterized as an association or publicly traded partnership taxable as a corporation. Each holder of a security, by the acceptance of a note, will agree to treat the note as indebtedness and the trust as an owner trust for federal, state and local income and franchise tax purposes.

     We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" and "State Tax Considerations" in the prospectus concerning the application of federal, state and local tax laws.]

ERISA

     [Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan subject to ERISA or
     Section 4975 of the [Code].][Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the certificates generally [may][may not] be transferred to an employee benefit or other plan subject to ERISA or Section 4975 of the [Code].]

     We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Rating

     Before the securities can be issued, [the trust] must obtain a rating on the securities of:

     [Rating] [Rating Agency]

     Ratings address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of your receipt of your interest and principal entitlements. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of payments to you, which may cause your actual return to differ substantially from your anticipated return on your investment.

     We refer you to "Ratings" for more detail.


                                 Risk Factors


Book-Entry Securities may be Illiquid.

         Issuance of the securities in book-entry form may reduce the liquidity of those securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical securities. Because of this illiquidity you may be unable to sell your securities or a sale may result in a lower return than expected.

         We refer you to "Description of the Securities--Book-Entry
Securities."

You may not be able to be Pledge Book-Entry Securities.

         Since transactions in the securities can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and particular banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system or otherwise to take actions in respect of your securities, may be limited due to lack of a physical security representing the securities.

         We refer you to " Description of the Securities --Book-Entry
Securities."

Book-Entry Securities may result in Delayed Receipt of Distributions.

         As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your securities since distributions will be forwarded by the trustee to DTC. DTC will then credit distributions to the accounts of its participants which will thereafter credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to " Description of the Securities --Book-Entry
Securities."

Cash Flow Limited in Early Years of Mortgage Loans.

         During the first [ ]-year draw down period under the credit line agreements, borrowers are not required to make monthly payments of principal. As a result, collections on the mortgage loans may vary. With respect to some of the mortgage loans, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

         General credit risk may also be greater to you than to holders of instruments representing interests in level payment first mortgage loans since no payment of principal of the mortgage loans generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the mortgage loans.

[Liquidations could result in Delays and Losses.]

         Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delay could be encountered in connection with the liquidation of mortgage loans that are delinquent. Corresponding delays in the receipt of related proceeds by holders could occur if the [letter of credit] [surety bond] provider were unable to perform on its obligations under the [letter of credit] [surety bond]. Also, liquidation expenses will be paid first, thereby reducing the proceeds payable to holders and reducing the security for the mortgage loans.

         In the event any of the mortgaged properties fail to provide adequate security for a mortgage loan, holders could experience a loss if the [letter of credit] [surety bond] provider were unable to perform its obligations under the [letter of credit] [surety bond].]

Limited Information Regarding Prepayment History

         All of the mortgage loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the mortgage loans, have been originated in significant volume only during the past few years and neither the depositor nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional loans.

         The trust's prepayment experience may be affected by a wide variety of factors, including general economic condition, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions that the servicer intends to enforce, unless (1) the enforcement is not permitted by applicable law or (2) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan. To the extent permitted by applicable law, the assumption will not release the original borrower from its mortgage loan obligations. Enforcement of a due-on-sale provision would result in repayment in full of the mortgage loan which will be distributed to holders of securities as a prepayment.

         [If the rate of prepayments is faster (or slower) than the rate you anticipated, depending upon the price paid for the security and your prepayment assumptions, you may experience a loss.]

         Consider carefully the discussion under "Prepayment and Yield Considerations."

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds may be less than Mortgage Loan Balance

         The mortgage loans are secured by deeds of trust or mortgages, which generally are second mortgages. With respect to mortgage loans that are secured by first mortgages, the servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds from the sale of the mortgaged property are insufficient to satisfy the loans and prior liens in the aggregate [and the [letter of credit] [surety bond] provider is unable to perform its obligations under the [letter of credit] [surety bond] or if the coverage under the [letter of credit] [surety bond] is exhausted], the trust and, accordingly, you, bear:

         (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and

         (2) the risk of loss if a deficiency judgment cannot be obtained or is not realized upon.

         We refer you to "Legal Aspects of the Mortgage Loans" in the prospectus.

Insolvency of Seller; Reclassification of Sale of Mortgage Loans as a
Secured Loan

         The transfer of the mortgage loans from the seller to the depositor will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. In the purchase agreement, the seller will warrant that the transfer is either a sale of its interest in the mortgage loans or a grant of a first priority perfected security interest. The depositor will warrant in the trust agreement that the transfer of its interest in the mortgage loans to the trust is a valid transfer and assignment of the depositor's interest. In the event of an insolvency of the seller, the receiver of the seller may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller secured by a pledge of the mortgage loans. If the receiver decided to challenge that transfer, delays in payments of the securities and possible reductions in the amount payable under the mortgage loans could occur. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

         If a conservator, receiver or trustee were appointed for the seller, or if other events relating to the bankruptcy or insolvency of the seller were to occur, additional balances would not be transferred by the seller to the trust pursuant to the purchase agreement. In that event, an event of default under the indenture would commence and the owner trustee would attempt to sell the mortgage loans, unless holders holding securities evidencing undivided interests aggregating at least 51% of each of the security balance of the notes and the certificates instruct otherwise, thereby causing early payment of the security balance of the securities.

         In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the holders from appointing a successor servicer.

Servicer's Ability to Change the Terms of the Mortgage Loans.

         The servicer may agree to changes in the terms of a credit line agreement, provided that the changes (1) do not adversely affect the interest of the holders, and (2) are consistent with prudent business practice. There can be no assurance that changes in applicable law, the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the mortgage loans.

Delinquent Mortgage Loans included in the Trust may be More Likely to Default than Non-Delinquent Mortgage Loans.

         The trust will include mortgage loans which are 89 or fewer days delinquent. The cut-off date principal balance of the delinquent mortgage loans was $______________. If there are not sufficient funds from certain interest collections to cover the liquidation loss amounts for any distribution date and the [letter of credit] [surety bond] amount has been reduced to zero or the [letter of credit] [surety bond] provider does not perform its obligations, the aggregate amount of principal returned to the holders may be less than the principal balance on the day the securities are issued.

         Mortgage loans that are delinquent may be more likely to experience losses.


Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller's Underwriting Standards

         The seller's underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.


[Risks Associated with Year 2000 Readiness]


                                   The Trust


General

         The issuer, Lehman Home Equity Loan Trust ___________ is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts.
After its formation, the Issuer will not engage in any activity other than:

          (1) acquiring, holding and managing the mortgage loans and the other assets of the trust and proceeds from the trust,

          (2)  issuing the notes and the certificates,

          (3)  making payments on the notes and the certificates, and

          (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The property of the trust will consist of:

          (1)  each of the mortgage loans that are __________________;

          (2)  collections on the mortgage loans received after the Cut-Off
               Date;

          (3) mortgaged properties that are acquired by foreclosure or deed in lieu of foreclosure;

          (4) the collection account and the distribution account, excluding net earnings thereon;

          (5)  the [letter of credit] [surety bond]; and

          (6) an assignment of the depositor's rights under the purchase agreement, including all rights of the depositor to purchase Additional Balances.

         The trust's principal offices are in _____________, Delaware, in care of ________________________, as owner trustee, at [ ].


                  The [Letter of Credit][Surety Bond] Issuer


         The following information with respect to _______________ ("_______________") has been furnished by __________________.

                [Description of Letter of Credit/Surety Issuer]


                        The Home Equity Lending Program


         The information set forth below concerning [________________] and its underwriting policies has been provided by [_________________]. The depositor has made no independent verification of the accuracy or completeness of the following information.

General

         All of the mortgage loans were originated by [_____________________________] under its home equity lending program. The seller first offered adjustable rate home equity revolving credit line loans or home equity loans in _____. As of [_____________], [___________________]
owned and serviced approximately $__________ aggregate principal amount of outstanding home equity loans secured by properties located in _______________ under home equity credit lines.

Underwriting Procedures Relating to the Mortgage Loans

         Each home equity loan was originated after a review by the seller in accordance with its established underwriting procedures, which were intended to assess both the applicant's ability to assume and repay those home equity loans and the adequacy of the real property that secures the home equity loans. The maximum credit limit for a home equity loan provided by the seller was $__________.

         Each applicant for a home equity loan was required to complete an application listing the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrated that there was sufficient income and equity to justify making a home equity loan and the seller (a) received a satisfactory independent credit bureau report on the credit history of the borrower and (b) obtained, in the case of all home equity loans originated prior to __________ a drive-by appraisal or for all home equity loans originated as of __________, a satisfactory appraisal completed on forms approved by Fannie Mae, and if that information met the seller's underwriting standards, the seller issued a commitment subject to satisfaction of certain other conditions. These conditions included:

          (1) obtaining and reviewing pay stubs, income tax returns or a verification of employment from the applicant's employer;

          (2) obtaining and reviewing a verification of deposit; and

          (3) obtaining and reviewing a verification of the loan in the first lien position when the home equity loan was to be in a second lien position.

         Appraisals of the mortgaged properties were performed by a qualified appraiser or an independent third-party fee-based appraiser previously approved by the seller.

         It is the seller's policy to require a title insurance policy in accordance with the intended lien position. Regardless of combined loan-to-value ratios, it is the seller's policy not to accept a position junior to any mortgage lien other than a first mortgage.

         Generally, a home equity loan needs a combined loan-to-value ratio of ___% for loans which the seller obtained full documentary support and ___% for loans for which limited documentary support was obtained.

         After obtaining all applicable employment, credit and property information, the seller determines whether sufficient unencumbered equity in the property exists and whether a prospective borrower has sufficient monthly income to support the payments of interest at the current prime rate plus the margin, based on the credit limit in addition to any senior mortgage loan payments and other monthly credit obligations based on the prospective borrower's debt-to-gross income ratio. The debt-to-gross income ratio is the ratio of (a) the borrower's debt obligations which include:

          (1)  the monthly first mortgage payment plus taxes;

          (2) monthly installment debt payments with a term of more than ten months;

          (3)  five percent of the total revolving obligations;

          (4)  monthly alimony and child support obligations; and

          (5) the payment on the home equity loan calculated at the credit limit and current prime rate plus the margin to (b) the borrower's verifiable gross monthly income. The debt-to-gross income ratio generally did not exceed [_____%].

         When the commitment conditions have been satisfied, the home equity loan is completed by signing a credit line agreement, rescission statement, and mortgage which secures the repayment of principal of and interest on the home equity loan. The original mortgage is then recorded in the appropriate county government office.

Mortgage Loan Terms

         A borrower may access a home equity loan by writing a check. On all home equity loans, there is [a ten-year] draw down period as long as the borrower is not in default under the loan agreement. Home equity loans bear interest at a variable rate which may change bi-weekly. Home equity loans may be subject to a maximum per annum interest rate of ____% and in all cases, are subject to applicable usury limitations. We refer you to "Legal Aspects of the Mortgage Loans--Applicability of Usury Laws" in the prospectus. The loan rate is the sum of the index rate plus a spread which generally ranges between ____% and ____%, divided by 365 days or 366 days.

         The index rate is based on [the "prime rate" published in The Wall Street Journal every second Monday rounded to the nearest one-eighth of one percent or if not published on that date, as next published in The Wall Street Journal.] The annual percentage rate for any bi-weekly period will be based on the prime rate in effect the Monday on which the rate may change. [If a prime rate range is published in The Wall Street Journal, then the average of that range will be used.] There are no limitations on increases or decreases, except for home equity loans which have maximum rates. Only the home equity loans that have maximum rates of ____% also have annual adjustment caps of ___% as to both increases and decreases in their loan rates.

         Billing statements are mailed monthly. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the loan rate are provided by the seller to the borrower with the billing statements. All payments are due by the tenth day after the date the billing statement is issued.

         The credit line agreements and disclosure statement further provide that if publication of the index rate is discontinued, the index rate for the home equity loans will be changed upon notification in accordance with the credit line agreements and disclosure statements.

         The right to obtain additional credit may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

          (1) the borrower fails to make any required payment by the due date,

          (2) the total outstanding principal balance including all charges payable exceeds the credit limit,

          (3) the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation,

          (4)  the borrower dies or becomes incompetent,

          (5)  the borrower becomes bankrupt or insolvent,

          (6) the borrower becomes subject to any judgment, lien, attachment or execution is issued against the mortgaged property,

          (7) the borrower fails to obtain and maintain required property insurance, or

          (8) the borrower sells or transfers the mortgaged property or does not maintain the property.

In addition, the right to obtain additional credit may be suspended or a borrower's credit limit may be reduced if:

          (1) the value of the mortgaged property decreases for any reason to less than 80% of the original appraised value,

          (2)  the borrower is in default under the home equity loan,

          (3)  government action impairs the seller's lien priority or

          (4) a regulatory agency has notified the seller that continued advances would constitute an unsafe and unsound practice.

Delinquency And Loss Experience Of The Servicer's Portfolio

         The following tables set forth the delinquency and loss experience for each of the periods shown for the home equity loans indicated on the table. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. There is no assurance that the delinquency and loss experience of the mortgage loans in the trust will be similar to that set forth below.



                            Delinquency Experience
                            (Dollars in Thousands)

                                                                                   As of ____________
                                                                   ---------------------------------------------------
                                                                                         ------
                                                                   ---------------------------------------------------
                                                                          Number of
                                                                            Loans                       Amount
                                                                   -------------------------      --------------------

Amount Outstanding at
  Period End...............................................

Delinquency
  30-59 Days...............................................
  60-89 Days...............................................
  90 or More Days..........................................
  Foreclosures and Bankruptcies............................                                                __________

Total Delinquencies........................................                                               $
                                                                                                          =

30-59 Days Percentage......................................                                                         %
60-89 Days Percentage......................................                                                         %
90 or More Days Percentage.................................                                                         %
Foreclosures and Bankruptcies..............................                                                         %


                                Loss Experience
                            (Dollars in Thousands)

                                                                                For the Year
                                                                                Ending ________
                                                                                ----------------------------

Average Amount
  Outstanding..............................................                     $
Gross Charge-Offs..........................................                     $
Recoveries.................................................                     $
Net Losses as a Percentage
  of Average Amount Outstanding............................




Management's Discussion and Analysis of the Delinquency and Loss Experience


         [to be completed in connection with actual transaction]


                        Servicing of the Mortgage Loans


         The information set forth below concerning the servicer and its servicing policies has been provided by the servicer. The depositor has not made any independent verification as to the accuracy or completeness of the following information.

Servicing of Mortgage Loans

         The servicer will be responsible for servicing the mortgage loans as agent for the trust in accordance with the servicer's policies and procedures for servicing home equity loans and in accordance with the terms of the servicing agreement.

         With respect to real estate secured loans, the general policy of the servicer is to initiate foreclosure on the underlying property in the following circumstances:

          (1)  after the loan is 90 days or more delinquent;

          (2) if a notice of default on a senior lien is received by the servicer; or

          (3) if circumstances are discovered by the servicer which would indicate that a potential for loss exists.

Foreclosure proceedings may be terminated if the delinquency is cured. However, the servicer may elect not to commence foreclosure or stay the foreclosure proceeding if the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period. The loans to borrowers in bankruptcy proceedings will be restructured in accordance with the law and with a view to maximizing the recovery of payments under the home equity loans, including any deficiencies. Additionally, any time during foreclosure, a forbearance, short sale, deed-in-lieu or a payment plan can be authorized.

         After foreclosure, if the home equity loan is secured by a first mortgage lien, title to the mortgaged property will pass to the servicer or a wholly-owned subsidiary of the servicer. The servicer or its subsidiary will liquidate the mortgaged property and charge-off the balance of the home equity loan balance which was not recovered by the liquidation proceeds. If the mortgaged property was subject to a senior lien position, the servicer will either satisfy that lien at the time of foreclosure sale or take other action as deemed necessary to protect its interest in the mortgaged property. If in the judgment of the servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit, the servicer generally will charge-off the entire home equity loan.

         Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's real estate secured revolving credit line loans and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

         With respect to each collection period, other than the first collection period, the servicing fee will be paid to the servicer from interest collections on the mortgage loans and will be equal to the servicing fee rate, which is ____% per annum, on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. With respect to the first collection period, the servicer will receive from interest collections _____% of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties prior to the rights of holders to receive any related liquidation proceeds.


                       Description of the Mortgage Loans


Mortgage Loans

         The mortgage loans were originated pursuant to loan agreements and disclosure statements, or credit line agreements, and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the mortgage loans consist primarily of residential properties that are one- to four-family properties. All of the mortgaged properties are owner occupied. We refer you to "--Mortgage Loan Pool Statistics" below.

         The original pool balance as of ____ (the "Cut-Off Date") is $___________, which is equal to the aggregate principal balances of the mortgage loans as of the Cut-Off Date. As of the Cut-Off Date, no mortgage loan was more than 89 days delinquent. Each mortgage loan had a loan rate of at least ____% per annum. The average Cut-Off Date principal balance was $_______, the minimum Cut-Off Date principal balance was zero, the maximum Cut-Off Date principal balance was $_________. The minimum loan rate and the maximum loan rate on the Cut-Off Date were ____% and ____% per annum, respectively, and the weighted average loan rate on the Cut-Off Date was ____% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the Cut-Off Date principal balance of a mortgage loan by the credit limit specified in the credit line agreement. The weighted average combined loan-to-value ratio of the mortgage loans was ____% as of the Cut-Off Date.

Mortgage Loan Pool Statistics

         The Seller has compiled the following additional information as of the Cut-Off Date with respect to the mortgage loans to be included in the trust. On the closing date, no more than 5% of the mortgage loans (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the mortgage loans in this prospectus supplement.


                             [Tabular Information]


Assignment of Mortgage Loans

         At the time of issuance of the securities, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, including its right to purchase any additional balances arising in the future, related credit line agreements, mortgages and other related documents, collectively, the related documents, including all collections received on or with respect to each mortgage loan on or after the Cut-Off Date pursuant to an assignment of the depositor's rights and obligations under the purchase agreement. The owner trustee, concurrently with the transfer, will deliver the securities. Each mortgage loan transferred to the owner trustee will be identified on a mortgage loan schedule delivered to the owner trustee pursuant to the purchase agreement. The schedule will include the Cut-Off Date principal balance of each mortgage loan, as well as information about the loan rate.

         The purchase agreement will require the seller deliver to the owner trustee the mortgage loans endorsed in blank and the related documents within ___ days after the closing date. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgage which have been certified as to its authenticity by the appropriate county recording office where the mortgage is recorded.

         Under the terms of the purchase agreement, the seller, acting at the depositor's request, will have [___ days after the closing date] to prepare and record assignments of the mortgages in favor of the owner trustee. However, no recordation of assignments will be necessary if opinions of counsel satisfactory to the rating agencies and the certificate insurer are delivered to the owner trustee and the certificate insurer to the effect that recordation of assignments is not required in the relevant jurisdictions to protect the interests of the owner trustee in the mortgage loans.

         Within 90 days of the closing date, the owner trustee will review the mortgage loans and the related documents. If any mortgage loan or related document is found to be defective in any material respect and this defect is not cured within 90 days following notification to the seller and the depositor by the trustee, the seller will be obligated to repurchase the mortgage loan and to deposit the repurchase price into the collection account. Upon a retransfer, the principal balance of the mortgage loan will be deducted from the pool balance. In lieu of repurchase, the seller may substitute an eligible substitute mortgage loan. Any repurchase or substitution will be considered a payment in full of the mortgage loan. The obligation of the seller to accept a transfer of a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the owner trustee or the holders.

         With respect to any mortgage loan, the repurchase price is equal to its principal balance at the time of any transfer described above, plus accrued and unpaid interest on the mortgage loan to the date of repurchase.

         An eligible substitute mortgage loan is a mortgaged loan substituted by the seller for a defective mortgage loan which must, on the date of substitution:

          (1) have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, not 5% more or less than the principal balance of the defective mortgage loan;

          (2) have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

          (3) have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as the defective mortgage loan;

          (4) have a margin that is not less than the margin of the defective mortgage loan and not more than 100 basis points higher than the margin for the defective mortgage loan;

          (5) have a mortgage of the same or higher level of priority as the mortgage for the defective mortgage loan;

          (6) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

          (7) comply with each representation and warranty for the mortgage loans set forth in the purchase agreement, which shall be deemed to be made as of the date of substitution; and

          (8) satisfy the other conditions specified in the purchase agreement.

To the extent the principal balance of an eligible substitute mortgage loan is less than the principal balance of the related defective mortgage loan, the seller will be required to make a deposit to the collection account of the substitution adjustment amount which is equal to that difference.

         The seller will make representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date, that, among other things:

          (1) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien, subject to permissible exceptions; and

          (2) each mortgage loan was generated under a credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the holders in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to repurchase or substitute the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective mortgage loans will apply to the transfer of a mortgage loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the purchase agreement that materially and adversely affects the interests of the holders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as defective mortgage loans.


                    Description of the Servicing Agreement


         The servicer shall establish and maintain on behalf of the owner trustee a collection account for the benefit of the holders. The collection account will be an eligible account. Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit these amounts in the collection account. Amounts deposited may be invested in eligible investments which mature no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the distribution date if approved by the rating agencies. Eligible investments are described in detail in the servicing agreement. Not later than the determination date, which is the fifth business day prior to each distribution date, the servicer will notify the owner trustee and the indenture trustee of the amount of such deposit to be included in funds available for the related distribution date.

         The owner trustee and the indenture trustee will establish one or more distribution accounts into which will be deposited amounts withdrawn from the collection account for distribution to holders on a distribution date. The distribution account will be an eligible account. Amounts on deposit in the distribution account will be invested in eligible investments maturing on or before the business day prior to the related distribution date.

         An eligible account is an account that is

          (1) maintained with a depository institution whose debt obligations at the time of any deposit have the highest short-term debt rating by the rating agencies,

          (2) one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC established by such fund with a minimum long-term unsecured debt rating of _____,

          (3) a segregated trust account maintained with the owner trustee or an affiliate of the owner trustee in its fiduciary capacity or

          (4) otherwise acceptable to the rating agencies as evidenced by a letter from each rating agency to the owner trustee, without reduction or withdrawal of their then current ratings of the securities.

         Eligible investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Allocations and Collections

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and principal. As to any distribution date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related collection period, including Net liquidation proceeds allocated to interest pursuant to the terms of the credit line agreements.

         For any distribution date, "Principal Collections" will be equal to the sum of (1) the amounts collected during the related collection period, including Net liquidation proceeds allocated to principal pursuant to the terms of the credit line agreements and (2) any substitution adjustment amounts. Net liquidation proceeds with respect to a mortgage loan are equal to the aggregate of all amounts received upon liquidation of a mortgage loan, including, without limitation, insurance proceeds reduced by related expenses, but not including any portion of the amount that exceeds the principal balance of the mortgage loan at the end of the collection period immediately prior to the collection period in which the mortgage loan became a liquidated mortgage loan, plus accrued and unpaid interest through the date of liquidation.

         With respect to any date, the pool balance will be equal to the aggregate of the principal balances of all mortgage loans as of that date. The principal balance of a mortgage loan, other than a Liquidated Mortgage Loan, on any day is equal to its Cut-Off Date principal balance, plus (1) any additional balances for that mortgage loan minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement. The principal balance of a liquidated mortgage loan after final recovery of the liquidation proceeds shall be zero.

Hazard Insurance

         The servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties in the trust. Even though the credit line agreements generally require borrowers to maintain certain hazard insurance, the servicer will not monitor its maintenance.

         The servicing agreement requires the servicer to maintain for any mortgaged property acquired upon foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value or (2) the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to that mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the liquidation expenses that may be incurred. The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the servicer will be obligated to deposit in the collection account the sums which would have been deposited in the collection account but for that clause. The servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms are dictated by state laws and most typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

         The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties as come into default when in accordance with the servicing procedures under the servicing agreement and no satisfactory arrangements can be made for the collection of delinquent payments. During a foreclosure or conversion of a mortgaged property, the servicer will follow practices as it deems necessary or advisable and in keeping with its general subordinate mortgage servicing activities, but the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net Liquidation Proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to holders or the seller.


                         Description of the Securities


General

         The notes will be issued pursuant to the indenture dated as of ___________, ____, between the trust and _______________, as indenture trustee. The certificates will be issued pursuant to the trust agreement dated as of ______________, ____, among the depositor, __________, and
______________, as owner trustee. The following summaries describe the material provisions of the securities, indenture and trust agreements. As used in this prospectus supplement, "agreement" shall mean either the trust agreement or the indenture, as the context requires.

         The securities will be issued in fully registered, certificated form only. The securities will be freely transferrable and exchangeable at the corporate trust office of the owner trustee, with respect to the certificates or the indenture trustee with respect to the notes.

Book-Entry Securities

         The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the offered securities, or security owners, will hold their offered securities through the DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the offered securities and will initially be registered in the name of Cede, the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry securities in minimum denominations representing class principal balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical, definitive security. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the offered securities will be Cede, as nominee of DTC. Security owners will not be securityholders as that term is used in the pooling and servicing agreement. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and DTC participants. While the offered securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom security owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess securities, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive securities representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of offered securities only through DTC participants and indirect participants by instructing the DTC participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of such offered securities, which account is maintained with their respective DTC participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered securities will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during the processing will be reported to the relevant Euroclear or Cedelbank participants on the business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the european depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law, collectively, the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

         DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the pooling and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if:

          (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor,

          (b) the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or

          (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the aggregate class A principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of such definitive securities as securityholders under the pooling and servicing agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the depositor, the seller, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



Distributions

         On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

          (1)  to the servicer, the servicing fee;

          (2) as payment for the accrued interest due and any overdue accrued interest, with interest thereon on the security balance of the notes and the certificates;

          (3) as principal on the securities, the excess of principal collections over additional balances created during the preceding collection period, allocated between the notes and certificates pro rata, based on their security balances;

          (4) as principal on the securities, as payment for any liquidation loss amounts on the mortgage loans;

          (5)  as payment for the premium for the policy;

          (6)  to reimburse prior draws made on the policy; and

          (7)  any remaining amounts to the depositor.

         For any distribution date, the collection period is the calendar month preceding the month of that distribution date.

         Liquidation loss amount means the unrecovered principal balance on a liquidated mortgage loan at the end of the Collection Period in which the mortgage loan became a liquidated mortgage loan after giving effect to the net liquidation proceeds.

Interest

         Note Rate. Interest will accrue on the unpaid principal balance of the notes at the note rate, which is equal to ___% per annum from the closing date to the first distribution date and thereafter, interest will accrue on the notes during the interest accrual period - i.e., from and including the preceding distribution date to but excluding such current distribution date -- at [a floating rate equal to LIBOR plus ___%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.] A failure to pay interest on any notes on any distribution date that continues for five days constitutes an event of default under the indenture.

         Pass-Through Rate. Interest will accrue on the unpaid principal balance of the certificates at the pass-through rate equal to ___% per annum from the closing date to the first distribution date and thereafter, interest will accrue on the certificates for each interest accrual period at [a floating rate equal to LIBOR (as defined herein) plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any certificates on any distribution date that continues for five days constitutes an event of default under the trust agreement.

Optional Termination

         The trust will terminate on the distribution date following the earlier of (1) _________________________ and (2) the final payment or other liquidation of the last mortgage loan in the trust. The mortgage loans will be subject to optional repurchase by the servicer on any distribution date after the principal balance is reduced to an amount less than or equal to $____________. The repurchase price will be equal to the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest on the securities at the weighted average of the loan rates through the day preceding the final distribution date.


                                 The Indenture


         The following summary describes material provisions of the indenture.

Reports to Noteholders

         The indenture trustee will mail to each noteholder, at the noteholder's request a report setting forth certain amounts relating to the notes.

Events of Default; Rights Upon Event of Default

         With respect to the notes, events of default under the indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any note;

          (2) a default in the payment of the principal of or any installment of the principal of any note when it becomes due and payable;

          (3) a default in the observance or performance of any covenant or agreement of the trust made in the indenture and its continuation for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

          (4) any representation or warranty made by the trust in the indenture or in any certificate having been incorrect in a material respect as of the time made, and not having been cured within 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of notes then outstanding; or

          (5) certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         [The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for the notes.] If there is an event of default due to late payment or nonpayment of interest due on a note, additional interest will accrue on that unpaid interest at the Note Rate until the interest is paid. The additional interest on unpaid interest shall be due at the time that interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on that principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of notes then outstanding may declare the principal of the notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive this default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No holder of a note will have the right to institute any proceeding with respect to the indenture, unless

          (1) the holder previously has given the indenture trustee written notice of a continuing event of default,

          (2) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee,

          (3) the holder or holders have offered the indenture trustee reasonable indemnity,

          (4) the indenture trustee has for 60 days failed to institute a proceeding and (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes. In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants

         The indenture will provide that the trust may not consolidate with or merge into any other entity, unless

          (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

          (2) the entity created expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture,

          (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation,

          (4) the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation and

          (5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

          The trust will not

          (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

          (3)  dissolve or liquidate in whole or in part,

          (4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture except as may be expressly permitted or

          (5) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the trust, or any interest therein or the proceeds thereof. The trust may not engage in any activity other than as specified under "The Trust" in this prospectus supplement. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

Annual Compliance Statement

         The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported. If no such changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

         The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

         With the consent of the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by the modification, however, no supplemental indenture will:

          (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount of the notes, the interest rate specified or the redemption price or change any place of payment where or the coin or currency in which any note or any interest is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

          (3) reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

          (4) modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate of any of them;

          (5) decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

          (6) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral of the trust or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that such action will not materially and adversely affect the interest of any noteholder.

Voting Rights

         At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor

         Neither the depositor, the indenture trustee nor any director, officer or employee of the depositor or the indenture trustee will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that the indenture trustee, the depositor and any director, officer or employee thereof will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. The indemnification by the trust will reduce the amount distributable to the noteholders. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the indenture trustee under each indenture.


                              The Trust Agreement


         The following summary describes the material terms of the trust agreement. We refer you to "Description of the Securities" for a summary of additional terms of the trust agreement.

Reports to Holders

         Concurrently with each distribution to the holders of the certificates, the servicer will forward to the owner trustee for mailing to the holders a statement setting forth:

          (1) the amount of interest included in the distribution and the note rate and the certificate rate;

          (2) any amount of overdue accrued interest included in the distribution (and the amount of interest thereon);

          (3) any amount of the remaining overdue accrued interest after giving effect to the distribution;

          (4)  any amount of principal included in the distribution;

          (5) any amount of the reimbursement of previous liquidation loss amounts included in the distribution;

          (6) any amount of the aggregate unreimbursed liquidation loss amounts after giving effect to the distribution;

          (7)  the servicing fee for the distribution date;

          (8) the pool balance as of the end of the preceding collection period;

          (9) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding collection period; and

          (10) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure.

         In the case of information furnished pursuant to clauses (3), (4) and
(5) above, the amounts shall be expressed as a dollar amount per security with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the servicer will be required to forward to the trustee a statement containing the information set forth in clauses (3) and (8) above aggregated for that calendar year.

Amendment

         The trust agreement may be amended by the depositor and the owner trustee, without consent of the holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions or modifying in any manner the rights of the holders; provided, however, that the action will not, as evidenced by an opinion of counsel satisfactory to the owner trustee, adversely affect in any material respect the interests of any holders. The trust agreement may also be amended by the depositor and the owner trustee with the consent of the holders of the notes evidencing at least a majority in principal amount of then outstanding notes and holders owning voting interests aggregating not less than a majority of the aggregate voting interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders.

Insolvency Event

         Insolvency event means, with respect to any person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to that person and certain actions by that person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the trust, the owner trustee shall direct the indenture trustee promptly to sell the assets of the trust, other than the collection account, in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of the mortgage loans will be treated as collections on the mortgage loans and deposited in the collection account. The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all holders, including the depositor, of the trust and the delivery to the owner trustee by each holder, including the depositor, of a certificate certifying that the holder reasonably believes that the trust is insolvent.

Liability of the Depositor

         Under the trust agreement, the depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities, other than those incurred by a noteholder or a holder in the capacity of an investor with respect to the trust, arising out of or based on the arrangement created by the trust agreement.

Voting Interests

         As of any date, the aggregate principal balance of all certificates outstanding will constitute the voting interest of the issuer, except that, for purposes of determining Voting Interests, certificates owned by the issuer or its affiliates other than the depositor, will be disregarded and deemed not to be outstanding, and except that, in determining whether the owner trustee is protected in relying upon that request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not the issuer or its affiliates.

Certain Matters Regarding the Owner Trustee and the Depositor

         Neither the depositor, the owner trustee nor any director, officer or employee of the depositor or the owner trustee will be under any liability to the trust or the holders for any action taken or for refraining from the taking of any action in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the owner trustee, the depositor and any director, officer or employee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. The owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Any indemnification by the trust will reduce the amount distributable to the holders. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under each trust agreement.


                           Administration Agreement


         The ________________________, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee. The Administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.


                             The Indenture Trustee


         [_____________________________] is the indenture trustee under the indenture. The mailing address of the indenture trustee is [______________________________], Attention: Corporate Trust Department.


                               The Owner Trustee


         [_________________________] is the owner trustee under the trust agreement. The mailing address of the owner trustee is [_____________________________], Attention: Corporate Trust Administration.


                                Use Of Proceeds


         The net proceeds from the sale of the securities, which are expected to be $______________, will be applied by the depositor on the closing date towards the purchase price of the mortgage loans, the payment of expenses related to the sale and the purchase of the mortgage loans and other corporate purposes.


                        Federal Income Tax Consequences


         On January 27, 1994, the Internal Revenue Service issued final regulations ("final OID regulations") relating to original issue discount ("OID"). The discussion under "Federal Income Tax Consequences-Taxation of Debt Securities" in the prospectus applies with respect to the final OID regulations.

         Prospective purchasers should refer to "Federal Income Tax Considerations" in the prospectus for a discussion of the application of federal income tax laws to the trust and the securities.


                            State Tax Consequences


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities.


                             ERISA Considerations


         Section 406 of the ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

         [[Subject to the considerations discussed in "ERISA Considerations" in the prospectus, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. See "ERISA Considerations" in the prospectus.]

         In addition, the fiduciary of any Plan for which the underwriter, the depositor, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and (2) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction before investing in a note.]

         [It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.] [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

         As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives
(1) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (2) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the administrator or the depositor to any obligation in addition to those undertaken in the trust agreement.]

         [It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the Trust by aggregate unamortized principal balance of the assets of the trust.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]


                        Legal Investment Considerations


         The appropriate characterization of the securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the securities will constitute legal investments for them. The depositor makes no representation as to the proper characterization of the securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.


                                 Underwriting


         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers Inc., and Lehman Brothers Inc. has agreed to purchase from the depositor, the securities. Lehman Brothers Inc. is obligated to purchase all the securities offered hereby if any are purchased. The depositor has been advised by Lehman Brothers Inc. that it presently intends to make a market in the securities; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the securities will develop. Distribution of the securities will be made by Lehman Brothers Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor are expected to be $____________ from the sale of the notes and $___________ from the sale of the certificates, before deducting expenses payable by the depositor of $___________. In connection with the purchase and sale of the securities, Lehman Brothers Inc. may be deemed to have received compensation from the depositor in the form of underwriting discounts, concessions or commissions.

         The underwriting agreement provides that the depositor will indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments Lehman Brothers Inc. may be required to make. [The depositor, which is a wholly owned subsidiary of Lehman Brothers Inc., will own at least ___% of the outstanding principal amount of the notes at all times prior to their payment in full.]


                                 Legal Matters


         Certain legal matters with respect to the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York and for Lehman Brothers Inc. by Brown & Wood LLP, New York, New York.


                                    Rating


         It is a condition to issuance that each class of the notes be rated be rated not lower than _________ by [ ] and _______ by [ ]. It is a condition to issuance that the certificates be rated at least "____" by [ ] and "____" by [ ]. A securities rating addresses the likelihood of the receipt by certificateholders and noteholders of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the certificates and notes. The ratings on the securities do not, however, constitute statements regarding the possibility that certificateholders or noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                            Index of Defined Terms

Cedelbank Participants, 24
Cooperative, 24
Definitive Security, 22
Euroclear Operator, 24
Euroclear Participants, 24
Financial Intermediary, 22
Holder, 22
Interest Collections, 20
OID, 35
Principal Collections, 20
Rules, 23
Security Owners, 22
Similar Law, 36
Terms and Conditions, 25


                                $--,---,---,---


                              LEHMAN HOME EQUITY
                               LOAN TRUST ____-_




                      $_________ [Fixed] [Floating] Rate
                              Asset-Backed Notes
                                 Series ____-_


                      $_________ [Fixed] [Floating] Rate
                           Asset-Backed Certificates
                                 Series ____-_




                            Lehman ABS Corporation

                                  (Depositor)



                               -----------------

                             PROSPECTUS SUPPLEMENT

                                   [ , --- ]
                             ---------------------




                                LEHMAN BROTHERS



The information is this prospectus is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 10, 1999.

Prospectus

                            LEHMAN ABS CORPORATION
                           Asset-Backed Certificates
                              Asset-Backed Notes
                             (Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     (a)        one or more pools of

          (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

          (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

          (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

     (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and

     (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                LEHMAN BROTHERS

                                 RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

     WE REFER YOU TO "THE AGREEMENTS - ASSIGNMENT OF PRIMARY ASSETS."

LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

     WE REFER YOU TO "ENHANCEMENT."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

     (1) the extent of prepayments, which may be influenced by a variety of factors,

     (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

     (3)     the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

     WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--WEIGHTED AVERAGE LIFE OF SECURITIES."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

     WE REFER YOU TO "DESCRIPTION OF THE SECURITIES--PAYMENTS OF INTEREST."

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE
PROCEEDINGS

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

     There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

     The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

     WE REFER YOU TO "LEGAL ASPECTS OF LOANS."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

RATING OF THE SECURITIES RELATES TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.



                         DESCRIPTION OF THE SECURITIES

GENERAL

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements - either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities . The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

     The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.



                                THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

          (1)            the Primary Assets;

          (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

          (3)            any Enhancement for that series;

          (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

          (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.


     Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.


THE LOANS

     MORTGAGE LOANS. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

     (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

     HOME IMPROVEMENT CONTRACTS. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     ADDITIONAL INFORMATION. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

     A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

     The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

     (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

     (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     (c) the range and average outstanding principal balance of the loans;

     (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

     (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

     (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

     (i) the geographic distribution of any mortgaged properties securing the loans;

     (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     (k)            the lien priority of the loans;

     (l) the credit limit utilization rate of any revolving credit line loans; and

     (m) the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE SECURITIES

     GENERAL. Primary assets for a series may consist, in whole or in part, of private securities which include:

     (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

     (b) collateralized obligations secured by underlying loans; or

     While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     ENHANCEMENT RELATING TO PRIVATE SECURITIES. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

     (2)       characteristics of the underlying loans including:

          (A) the payment features of the underlying loans - i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

          (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

          (C) the servicing fee or range of servicing fees with respect to the underlying loans,

          (D) the minimum and maximum stated maturities of the underlying loans at origination,

          (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

          (F) the delinquency status and year of origination of the underlying loans;

     (3) the maximum original term-to-stated maturity of the private securities;

     (4) the weighted average term-to-stated maturity of the private securities;

     (5) the pass-through or certificate rate or ranges thereof for the private securities;

     (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

     (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

     (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

     (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

     Amounts deposited in the distribution account may be available for the following purposes:

     (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

     (2) the making of adequate provision for future payments on specified classes of securities and

     (3) any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.



                                  ENHANCEMENT

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

SUBORDINATE SECURITIES

     If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

INSURANCE

     If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     POOL INSURANCE POLICY. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     SPECIAL HAZARD INSURANCE POLICY. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement. DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

          (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

          (2)  paying administrative expenses or

          (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.



                              SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

          (1) All payments on account of principal, including prepayments, on the primary assets;

          (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

          (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

          (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

          (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

          (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

          (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

     The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

          (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

          (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

          (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

          (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS THEREON

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or
(2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

     (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of DefaulT--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

     (1)       services similar loans in the ordinary course of its business,

     (2) is reasonably satisfactory to the trustee for the related series,

     (3) has a net worth of not less than the amount specified in the related prospectus supplement,

     (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

     (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.



                                THE AGREEMENTS

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

ASSIGNMENT OF PRIMARY ASSETS

     GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

     ASSIGNMENT OF LOANS. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

     o the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

     o    an assignment of the mortgage in recordable form.

     The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

     If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Contracts."

     With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

     Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

     ASSIGNMENT OF PRIVATE SECURITIES. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

          (1) that the information contained in the private security schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

          (3) that there has been no other sale by it of the private securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

     REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

     (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

     (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

     (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

     (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk Factors--Limited Assets."

     The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

REPORTS TO HOLDERS

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

          (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

          (6) the amount of any delinquencies with respect to payments on the related primary assets;

          (7) the book value of any REO Property acquired by the related trust fund; and

          (8)            any other information specified in the related
               Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

     (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

     (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

     (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

     INDENTURE. Events of Default under the indenture for each series of notes may include, among other things:

     (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

     (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty
          (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     (5) any other Event of Default provided with respect to notes of that series.

     If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

     (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

     (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

     (1) if the trustee ceases to be eligible to continue as such under the agreement,

     (2)       if the trustee becomes insolvent, or

     (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

     (1)       to cure any ambiguity,

     (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

     (3) to add to the duties of the depositor, the trust fund or servicer,

     (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

     (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

     (6)       to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 662/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 662/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may
(a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

TERMINATION

     POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

     (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and
          (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

     (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Purchase or Termination."

     INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.



                     CUSTODY RECEIPTS; CUSTODY AGREEMENTS

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     o    the primary assets that are security for the related notes

     o    the terms of the related notes, and

     o    the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

     Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

     The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

THE CUSTODIAN

     Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

DUTIES OF THE CUSTODIAN

     The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF CUSTODIAN

     The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

     Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENT OF CUSTODY AGREEMENT

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

          (1)       to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

          (3) to add to the duties of the depositor or the custodian, or

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or
(b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

TERMINATION OF CUSTODY AGREEMENT

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                            LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

MORTGAGES

     The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     GENERAL

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     SECURITY INTERESTS IN HOME IMPROVEMENTS

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     CONSUMER PROTECTION LAWS

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     APPLICABILITY OF USURY LAWS

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

     (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

     (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

     (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.



                                 THE DEPOSITOR

GENERAL

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

     (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

     (2) credit card purchases or cash advances,

     (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

     (4) trade financings,

     (5) loans secured by certain first or junior mortgages on real estate,

     (6) loans to employee stock ownership plans and

     (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.



                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     (1)       to purchase the related primary assets,

     (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

     (3) to establish any reserve funds described in the related prospectus supplement and

     (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

     If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.



                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" -generally, property held for investment - within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The United States federal income tax consequences to holders will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code;

     (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     STATUS AS REAL PROPERTY LOANS. Except to the extent provided otherwise in a prospectus supplement as to each series of securities Brown & Wood LLP will have advised the Depositor that:

     (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d);

     (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and

     (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years - i.e., rounding down partial years - from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) such interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor TrusT--Discount or Premium on Pass-Through Securities."

     VARIABLE RATE DEBT SECURITIES. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" - generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price - will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described below, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     PREMIUM. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on that security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     GENERAL. In the opinion of Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1), (2) or (3) above, then a security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest Securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day, which is generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

     DISTRIBUTIONS. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest

     SECURITY. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of that excess.

     SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

     EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, or thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have `significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (1) 120% of the long term applicable federal rate on the Startup Day multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked to market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     GENERAL. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the fees to the trustee and the servicer. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing that holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the Pass-Through Security, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount - generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price - will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive specified payments of both interest and principal. Some Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of `stripped bonds" with respect to principal payments and `stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points - i.e. 1% interest on the loan principal balance - or securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments `secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying mortgage loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in mortgage loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loan's character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "qualifying real property loans" within the meaning of
Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     BACKUP WITHHOLDING. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

     (2) furnishes the trustee an incorrect TIN;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the securities are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Securities, and that a series of securities includes a single class of securities. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

     (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the certificateholders for such month;
and

     (4) any other amounts of income payable to the certificateholders for such month.

Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such

     CERTIFICATE. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

     GENERAL

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT holders of securities. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     QUALIFICATION AS A FASIT

     The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of securities" interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in
Section 851(a) of the Code.

     ASSET COMPOSITION

     In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include

     (1) cash or cash equivalents,

     (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

     (3) foreclosure property,

     (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     (6) FASIT regular interests, and

     (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     INTERESTS IN A FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if

     (1) it is designated as a regular interest,

     (2) it has a stated maturity no greater than thirty years,

     (3) it entitles its holder to a specified principal amount,

     (4) the issue price of the interest does not exceed 125% of its stated principal amount,

     (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

     (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests - i.e., certain qualified floating rates and weighted average rates. See "Federal Income Tax Consequences--Taxation of Debt SecuritieS--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT SecuritieS--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     CONSEQUENCES OF DISQUALIFICATION

     If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     TAX TREATMENT OF FASIT REGULAR SECURITIES

     GENERAL. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on those securities in the same manner described for REMIC Regular Securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT Regular Security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Federal Income Tax Consequences--Taxation of Debt SecuritieS--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     TREATMENT OF HIGH-YIELD INTERESTS

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT SecuritieS--Tax Treatment of FASIT Regular SecuritiEs--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities" value under present law or the securities" value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include

     (1) the receipt of income derived from assets that are not permitted assets,

     (2) certain dispositions of permitted assets,

     (3) the receipt of any income derived from any loan originated by a FASIT, and

     (4) in certain cases, the receipt of income representing a servicing fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Federal Income Tax Consequences--Miscellaneous Tax AspectS--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.



                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.



                             ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those plans. Certain employee benefit plans, such as governmental plans and church plans, if no election has been made under
Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes, or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the Trust if, as described below, the assets of the Trust were considered to include Plan assets.

     DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

     If the interest is an "equity interest," the Plan Assets Rule create an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or
(B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the depositor or the trust fund are held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, the investing Plan's assets will not include any of the underlying assets of the depositor or the trust fund.

     If the security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers Inc. an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities may include the certificates. The obligations covered by the Exemption include obligations such as the primary assets, other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or home improvement contracts that are unsecured. The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

               (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

               (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

               (4) The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

               (5) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

               (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange SEC under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriter exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

               (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

               (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

               (3) The transfer of Additional Obligations to the trust during the funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

               (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

               (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

                    (a) the characteristics of the Additional Obligations must be monitored by an insurer or other enhancement provider that is independent of the depositor; or

                    (b) an independent accountant retained by the depositor
               must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

               (6) The funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the agreement or an Event of Default occurs.

               (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

               (8) The related prospectus or prospectus supplement must describe:

                    (a) any pre-funding account and/or capitalized interest
               account used in connection with a pre-funding account;

                    (b) the duration of the funding period;

                    (c) the percentage and/or dollar amount of the Pre-Funding
               Limit for the trust; and

                    (d) that the amounts remaining in the pre-funding account
               at the end of the funding period will be remitted to certificateholders as repayments of principal.

               (9) The related agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The trust also must meet the following requirements:

          (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (2) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;

     (3)       a Plan's investment in securities does not exceed twenty-five
          (25) percent of all of the securities outstanding after the acquisition; and

     (4)       immediately after the acquisition, no more than twenty-five
          (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the depositor, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a trust fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



                               LEGAL INVESTMENT

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.



                                    RATINGS

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.



                             PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.



                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York.



                             AVAILABLE INFORMATION

     Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                            INDEX OF DEFINED TERMS

Additional Obligations.............................95       Permitted Investments..............................96
Assumed Reinvestment Rate...........................8       Pre-Funding Limit..................................95
Cash Flow Bond Method..............................76       Pre-Funding Period.................................95
Code...............................................61       Prepayment Assumption..............................65
Depositor Securities...............................60       PS Agreement.......................................17
Eligible Corporations..............................89       PS Servicer........................................17
Enhancement.........................................8       PS Sponsor.........................................17
Exemption..........................................94       PS Trustee.........................................17
FASIT Qualification Test...........................87       PTE................................................93
Interest Weighted Securities.......................66       RCRA...............................................51
IO.................................................88       Regular Interest Securities........................63
Obligations........................................95       Restricted Group...................................97
OID Regulations....................................63       Short-Term Note....................................80
Pay-Through Security...............................65       U.S. Person........................................62


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to completion, dated August 10, 1999.

Prospectus

                            LEHMAN ABS CORPORATION
                           Asset-Backed Certificates
                              Asset-Backed Notes
                             (Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates or asset-backed note custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the depositor acquired the assets. The assets may include:

     (a)  one or more pools of

          (1) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one-to-four family residential properties, or secured by purchase money security interests in the related home improvements,

          (2) manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located, and

          (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

     (b) all monies due under the above assets, which may be net of amounts payable to the servicer, and

     (c) funds or accounts established for the related trust fund, or one or more forms of credit enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                LEHMAN BROTHERS

                                 RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of any series. Lehman Brothers, through one or more of its affiliates, and any other underwriters what you would receive specified in the presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less what you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipts.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described in the related prospectus supplement, may be released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled to any remaining assets and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

     We refer you to "The Agreements - Assignment of Primary Assets."

LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities, the amount of enhancement will be limited as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

     We refer you to "Enhancement."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the contracts or of the underlying contracts relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

          (1) the extent of prepayments which may be influenced by a variety of factors,

          (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

          (3)  the exercise of any right of optional termination.

     Prepayments may also result from repurchases of contracts or underlying contracts relating to the private securities, as applicable, due to material breaches of the seller's or the depositor's warranties.

     We refer you to "Description of the Securities--Weighted Average Life of Securities."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

     We refer you to "Description of the Securities--Payments of Interest."

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that junior mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

     There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of a lien has priority over the lien of an existing mortgage or other interest against the property. In addition, under the laws of some states and under the federal CERCLA, a lender may be liable as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund as the owner of the contracts to damages and administrative enforcement.

     The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and in addition could subject the trust fund as the owner of the to damages and administrative enforcement.

     We refer you to "Legal Aspects of the Contracts."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and regulations and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the trust fund with respect to the contracts, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans in violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

     We refer you to "Legal Aspects of the Contracts."

RATING OF THE SECURITIES RELATE TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, the rating on the securities might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of such enhancer's long term debt. Any reduction or withdrawal of a rating will have an adverse effect on the value of the securities.

LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest on the securities. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any sale of the assets to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted contracts do not vary directly with the outstanding principal balance of the contracts at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted contract having a small remaining principal balance as it would in the case of a defaulted contract having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller contract than would be the case with a larger contract. Because the average outstanding principal balances of the contracts are small relative to the size of the contracts in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted contracts may also be smaller as a percentage of the principal amount of the contracts than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in you suffering a loss.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements -- either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to contracts, and the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as the custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of any combination of notes, certificates and custody receipts which are also collectively referred to as securities.

     The depositor will acquire the primary assets from one or more sellers.

     The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated into this prospectus by reference as part of such summaries. As described under "Custody Receipts; custody agreements," custody receipts entitle the holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, fixed interest securities, variable interest securities, planned amortization class securities, zero coupon securities, principal only securities, interest only securities, participating securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution dates to the extent and in the manner specified in the prospectus supplement relating to that series. Payments may be made by check mailed to holders of securities, registered as such at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, except that
(a) payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in some circumstances described in the related prospectus supplement and (b) final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on a series of securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, to the extent and in the manner specified in the related prospectus supplement. As described in the related prospectus supplement, all payments with respect to the primary assets for a series, together with reinvestment income, amounts withdrawn from any reserve fund, and amounts available pursuant to any other enhancement will be deposited directly into the collection account and, net of specified amounts payable to the related servicer and any other person specified in the prospectus supplement. Thereafter these amounts will be deposited into the distribution account and will be available to make payments on series of securities on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses as described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance or another amount described in the related prospectus supplement.

     The "assumed reinvestment rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the contracts or underlying contracts relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the contracts or underlying contracts, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may equal the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of contracts or underlying contracts, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than each month, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the contracts or underlying contracts, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event, prior to the designated interest accrual date, and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of that series to cause the amount available for the payment of interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after the time as the aggregate outstanding principal amount of the certificates or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of such redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the contracts or underlying contracts, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the contracts or underlying contracts, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the contracts or underlying contracts, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the contracts or underlying contracts for a series, those contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the contracts or underlying contracts for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the contracts or underlying contracts, as applicable. If any contracts or underlying contracts for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to certain payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the Seller composed of:

     (1)  the primary assets;

     (2) amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

     (3)  any enhancement for that series;

     (4) any property that secured a contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, unless otherwise specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor, or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of those private securities or an affiliate thereof, or, in the case of the contracts, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Contracts relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, with respect to a series of notes, the indenture and the servicing agreement, and with respect to a series of custody receipts, the custodial agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related enhancement.


     Primary assets included in the trust fund for a series may consist of any combination of contracts and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.


THE CONTRACTS

     Contracts. The primary assets for a series may consist, in whole or part, of (1) conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business and (2) home improvement installment sales contracts and installment loan agreements and together with manufactured housing contracts, the "contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by either manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages primarily on single family properties which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the mortgaged property. The contracts will be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. The contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and to the extent and in the manner specified in the related prospectus supplement.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     The mortgaged properties will include primarily one- to four-family residential housing, including condominium units and cooperative dwellings--single family properties. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least greater than the term of the related contract as specified in the related prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one- to four-family residential units and no more than three income producing non-residential units, which are small mixed-use properties. Small mixed-use properties may be owner occupied or investor properties and the contract purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling to the extent and in the manner specified in the related prospectus supplement.

     The aggregate principal balance of contracts secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Generally, the sole basis for a representation that a given percentage of the contracts are secured by single family property that is owner-occupied will be either:

     (1) the making of a representation by the mortgagor at origination of the contract either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

     In addition, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a contract is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loan.

     Home Improvement contracts. The primary assets for a series may consist, in whole or in part, home improvement contracts originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the related mortgaged property. The home improvement contracts will be fully amortizing and may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

     Generally, the home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. The selection criteria which shall apply with respect to the contracts, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some contracts may be delinquent or non-performing as specified in the related prospectus supplement. Contracts may be originated by or acquired from an affiliate of the depositor and an affiliate of the depositor may be an obligor with respect to any contract. To the extent provided in the related prospectus supplement, additional contracts may be periodically added to the trust fund, or may be removed from time to time if asset value tests are met, as described in the related prospectus supplement.

     The contracts for a series may include contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the contracts for a series may include contracts that do not have a specified stated maturity.

     The related prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date specified in the related prospectus supplement, including, among other things, and to the extent relevant:

     (a) the aggregate unpaid principal balance of the contracts or the aggregate unpaid principal balance included in the trust fund for the related series;

     (b) the range and weighted average loan rate on the contracts, and, in the case of adjustable rate contracts, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     (c) the range and average outstanding principal balance of the contracts;

     (d) the weighted average original and remaining term-to-stated maturity of the contracts and the range of original and remaining terms-to-stated maturity, if applicable;

     (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the contracts, as applicable;

     (f) the percentage, by outstanding principal balance as of the cut-off date, of contracts that accrue interest at adjustable or fixed interest rates;

     (g) any special hazard insurance policy or bankruptcy bond or other enhancement for the contracts;

     (h) the percentage, by principal balance as of the cut-off date of contracts that are secured by mortgaged properties, home improvements or are unsecured;

     (i) the geographic distribution of any mortgaged properties securing the loans;

     (j) the percentage of contracts, by principal balance as of the cut-off date, that are secured by single family properties or small mixed-use properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     (k)  the lien priority of the contracts; and

     (l)  the delinquency status and year of origination of the contracts.

     The related prospectus supplement will also specify any other limitations on the types or characteristics of contracts for a series.

     If information of the nature described above respecting the contracts is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of such securities.

PRIVATE SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of private securities which include:

     (a) pass-through certificates representing beneficial interests in underlying contracts that are of the type that would otherwise be eligible to be loans or

     (b)  collateralized obligations secured by underlying contracts.

     While the underlying contracts will be of a type that would otherwise be eligible to be contracts since they will have been part of a prior unrelated securitization they may include underlying contracts that are more delinquent or that have been foreclosed.

     The pass-through certificates or collateralized obligations will have previously been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor an affiliate of the depositor at any time during the three preceding months; provided, a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

     Although individual underlying contracts may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate of that issuer. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of the private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying contracts will have entered into the PS Agreement with the trustee under that PS Agreement. The PS trustee or its agent, or a custodian, will possess the underlying contracts. Underlying contracts will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. The PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specific in the related prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS trustee or the PS Servicer. Payments on the private securities will generally be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying contracts after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying contracts or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying contracts and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable,

     (i) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

     (ii)    characteristics of the underlying contracts, including:

             (A) the payment features of the underlying contracts--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

             (B) the approximate aggregate principal balance, if known, of the underlying contracts insured or guaranteed by a governmental entity,

             (C) the servicing fee or range of servicing fees with respect to the underlying contracts,

             (D) the minimum and maximum stated maturities of the underlying contracts at origination,

             (E)  the lien priority of any underlying contracts, and

             (F) the delinquency status and year of origination of the underlying contracts;

     (iii) the maximum original term-to-stated maturity of the private securities;

     (iv) the weighted average term-to-stated maturity of the private securities;

     (v) the pass-through or certificate rate or ranges thereof for the private securities;

     (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS trustee for the private securities;

     (vii) the characteristics of credit support, if any, including as reserve funds, insurance policies, letters of credit or guarantees relating to underlying contracts or to private securities;

     (viii) the terms on which underlying contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

     (ix) the terms on which underlying contracts may be substituted for those originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days the initial issuance of the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement to be initially deposited by the depositor, all amounts received on or with respect to the primary assets and, unless otherwise specified in the related prospectus supplement, income earned thereon. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of a portion of the amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into the distribution account to be established by the trustee for the series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any enhancement, as provided in the related prospectus supplement, will also be deposited in a related distribution account.

     Amounts deposited in the distribution account may be available for:

     (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

     (2) the making of adequate provision for future payments on specified classes of securities, and

     (3)  any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of enhancement with respect to the series or any other person entitled to those amounts in the manner and at the times established in the related prospectus supplement. As described in the related prospectus supplement, the trustee will invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, than the day preceding the next distribution date for the related series of security. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                  ENHANCEMENT

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the related prospectus supplement. If so specified in the related prospectus supplement, any enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

SUBORDINATE SECURITIES

     Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

INSURANCE

     Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the contracts in the related trust fund. A pool insurance policy would cover any loss, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the contract at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and a portion of the expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and a portion of the expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by among other risks war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted contract secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the contract under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related contract plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related contract at an amount less than the then outstanding principal balance of the contract. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the contract thus would become an unsecured creditor to the extent the outstanding principal balance of the contract exceeds that value. In addition, other modifications of the terms of a contract can result from a bankruptcy proceeding. See "Legal Aspects of the Contracts." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a contract or a reduction by such court of the principal amount of a contract and will cover a portion of unpaid interest on the amount of that a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all contracts in the trust fund for that series. The amount will be reduced by payments made under the bankruptcy bond in respect of the contracts, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to a deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for that series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in the prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest, at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of the deposit agreement.

DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for a series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

     (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in the trust fund,

     (2)  paying administrative expenses, or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

     These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                            SERVICING OF CONTRACTS

GENERAL

     Customary servicing functions with respect to contracts comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. These classes of notes may be secured by contracts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or contracts owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the contracts and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the contracts and will, consistent with the terms of the related agreement for a series and any applicable enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion:

     (1) waive any assumption fee, late payment charge, or other charge in connection with a contract or

     (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on that contract.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require escrow payments under the loan related documents, in which case the servicer would not be required to establish any escrow account with respect to these contracts. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related contract and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists in the escrow account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained

     (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or

     (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement, the following payments and collections received or made by it to the extent required to be deposited into the collection account:

          (1) all payments on account of principal, including prepayments, on the primary assets;

          (2) all payments on account of interest on the primary assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

          (3) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

          (4) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

          (5) all amounts required to be deposited in the collection account from any applicable reserve fund for that series pursuant to the related agreement;

          (6) all advances of delinquent payments of principal of and interest on a contract or other payments specified in the agreement made by the servicer required pursuant to the related agreement; and

          (7) all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular contracts, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any advance was made;

          (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

          (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related contract, together with accrued and unpaid interest thereon to the due date for that contract next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related contract;

          (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular contract prior to the deposit of any scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from the scheduled payment, late payment or such other recovery, to the extent permitted by the related agreement;

          (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          (6) to pay to the applicable person with respect to each primary asset or property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of that series in the amounts and in the manner provided for in the related agreement; and

          (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited into that account, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND ITS LIMITATIONS

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on contracts. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and these obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular contracts which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related contract, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If insurance is required, generally it will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the contracts will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to holders. When a mortgaged property securing a contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing contracts typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the property, including any improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the contracts declines as the principal balances owed decreases, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related contract. The servicer typically will also maintain on REO property that secured a defaulted contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted contract, other than pursuant to applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the contracts, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each contract or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with the foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related contract available to the holders after reimbursement to itself for the related expenses and

     (2) the related expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted contract, a modification of that contract to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related contract under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of "due-on-sale" clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom that property has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and pursuant to which the original obligor is released from liability and that person is substituted as the obligor and becomes liable under the contract. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a contract may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted contracts.

     When an obligor makes a principal prepayment in full between due dates on the related contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related contract (less the servicing fee). If the aggregate amount of prepayment shortfalls in a month exceeds the servicing fee for such month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted contracts. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies have been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related contract which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted contract, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the contracts by the servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) these exceptions as the firm believes to be immaterial and (2) any other exceptions as are set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under such agreement, throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

     (1)  services similar loans in the ordinary course of its business,

     (2)  is reasonably satisfactory to the trustee for the related series,

     (3) has a net worth of not less than the amount specified in the related prospectus supplement,

     (4) would not cause any rating agency's rating of the securities for the series in effect immediately prior to that assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

     (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                THE AGREEMENTS

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related securityholders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by such contracts, such descriptions also apply to holders of custody receipts.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. Such assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplements (except for the amount or percentage thereof which is not included in the trust fund for the related series. The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Contracts. If required by the related prospectus supplement, the depositor will as to each contract, deliver or cause to be delivered to the trustee or, as specified in the related prospectus supplement, an asset custodian on behalf of the trustee, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contracts. In order to give notice of the right, title and interest of securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the interest of securityholders in the contracts could be defeated. If specified by the related prospectus supplement, however, the contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of the Contracts--The Contracts."

     With respect to contracts secured by mortgages, if so specified in the related prospectus supplement, the depositor or seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the contracts for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related contracts. If specified in the related prospectus supplement, the depositor or seller will cause the assignments to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of the contracts are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor to repurchase from the trustee any contract the related mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of contracts to be recorded. The depositor or seller will, as to each contract secured by a mortgage, deliver or cause to be delivered to the trustee or the asset custodian, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office, and an assignment of mortgage in recordable from if required by the related prospectus supplement. The trustee, or if so specified in the related prospectus supplement, the asset custodian, will hold these documents in trust for the benefit of the securityholders.

     Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will specify with respect to each contract, to the extent available:

     o the original principal amount and unpaid principal balance as of the cut-off date;

     o    the current interest rate;

     o    the current scheduled payment of principal and interest;

     o    the maturity date, if any, of the related mortgage note;

     o if the contract is an adjustable rate contract, the lifetime rate cap, if any, and the current index, if applicable.

     Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

          (1) that the information contained in the private security schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the private securities, the depositor had good title to the private securities to the extent conveyed to the depositor, and was the sole owner thereof subject to any retained interest of the depositor or seller;

          (3) that there has been no other sale by it of such private securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance, other than any retained interest of the depositor or seller on the private securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect and the depositor or seller does not cure the defect within the time period specified in the related prospectus supplement, the depositor or seller will, not later than the day specified in the related prospectus supplement, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase price shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such primary asset at the rate set forth in the related agreement (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in
(1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such primary asset will not result in any prohibited transaction tax under section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets, provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution:

     (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the certificate account in the month of substitution for distribution to holders,

     (2) an interest rate not less than and not more than 2% greater than the interest rate of the deleted primary asset,

     (3) a remaining term-to-stated maturity not greater than and not more than two years less than that of the deleted primary asset, and

     (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or another entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such primary assets. See "Risk Factors--Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer."

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the Pre-funded amount exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series of securities. The Pre-funded amount will be used to purchase subsequent contracts in a period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the funding period to pay to the seller the purchase price for subsequent contracts. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related contract. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent contracts by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the holders of one or more classes of the related series of securities. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in the capitalized interest account cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account to purchase subsequent contracts. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

REPORTS TO HOLDERS

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

          (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (4) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or
     (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (5) the amount received under any related enhancement, and the remaining amount available under that enhancement;

          (6) the amount of any delinquencies with respect to payments on the related primary assets;

          (7) the book value of any property, which secured a defaulted contract, acquired by the related trust fund upon foreclosure, deed in lieu of foreclosure, repossession or otherwise; and

          (8) such other information as specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the contracts. See "Servicing of contracts--Evidence as to Compliance."

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the pooling and servicing agreement for each series of certificates relating to contracts include among other things:

     (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of the series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series;

     (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders; and

     (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of contracts, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of such series evidencing not less than 51% of the aggregate voting rights of the securities for such series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of default under the indenture for each series of notes may include:

          (1) a default for a specified number of days or more in the payment of any principal of or interest on any note of such series or the default in the payment of the principal of any note at such note's maturity;

          (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

          (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within the specified period after notice of incorrection is given in accordance with the procedures described in the related prospectus supplement;

          (4) events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          (5) any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are zero coupon securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default: unless (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an event of default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of the appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon separate trustee or co-trustee who shall exercise and perform rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

          (1) if the trustee ceases to be eligible to continue as such under the agreement,

          (2) if the trustee becomes insolvent or

          (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     The agreement for each series of securities may be amended by the depositor, the servicer, with respect to a series relating to contracts, and the trustee and any other party specified in the agreement, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

          (3) to add to the duties of the depositor, the trust fund or servicer,

          (4) to add any other provisions with respect to matters or questions arising under the agreement or related enhancement,

          (5) to add or amend any provisions of such agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (6) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (6) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating those securities that the amendment will not cause rating agency to reduce the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, and the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the securities of that series or, if only certain classes of that series are affected by such amendment, 66-2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or modifying in any manner the rights of holders of such series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement. The agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of such series, but the entity's right to purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the closing date. in no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

     Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                     CUSTODY RECEIPTS; CUSTODY AGREEMENTS

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are contracts, the contracts will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     o    the primary assets the are security for the related notes,

     o    the terms of the related notes, and

     o    the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Those notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of such notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

     Upon receipt from a trustee or servicer under an agreement relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of the notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of the note, the custodian shall within the time period specified in the related prospectus supplement following receipt of the notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of all of the holders of custody receipts of a series, neither the custodian shall vote nor the holders of custody receipts shall consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

     The custodian is not authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture and has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any event of default or similar event with respect to the servicer, as the case may be, each holder of a custody receipt will have the right to proceed directly and individually against the Issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of such holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

THE CUSTODIAN

     Under the custody agreement, the custodian will not be liable other than by reason of bad faith or gross negligence in the performance of such duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the holders and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of such holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

DUTIES OF THE CUSTODIAN

     The custodian will make no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian will be required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF CUSTODIAN

     The custodian may, upon written notice to the depositor, resign at any time in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66-2/3% of the aggregate voting rights of all custody receipts of the related series. Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENT OF CUSTODY AGREEMENT

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer with respect to that series, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

          (3) to add to the duties of the depositor or the custodian,

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement, or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the custody receipts of each class of the series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

VOTING RIGHTS

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

TERMINATION OF CUSTODY AGREEMENT

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                        LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of the material legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the contracts.

MORTGAGES

     The contracts for a series may be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by those instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES`

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the cost of clean up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment or, fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related prospectus supplement, at the time the contracts were originated, no environmental or a very limited environmental assessments of the mortgaged properties were conducted.

RIGHTS OF REDEMPTION

     In some states, after sale a pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under such mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V, provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

CONTRACTS NOT SECURED BY MORTGAGES

     General

     The contracts, other than those contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Enforcement of Security Interest in Manufactured Homes and Home
Improvements

     So long as the manufactured home or home improvement has not become subject to the real estate law, a creditor can repossess a manufactured home or home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods which gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of that a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The contracts may also consist of installment sales contracts. Under certain types of installment sales contracts the seller or lender "lender")
                                                                   ------
retains legal title to the property and enters into an agreement with the purchaser or borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

     (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

     (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service and

     (3) may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a contract included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on contracts or underlying contracts, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those contracts or underlying contracts in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those contracts or underlying contracts had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing contracts secured by some types of residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the contracts; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The contracts may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth-in-Lending Act as it applies to mortgages subject to the HOEPA. HOEPA requires additional disclosures, specifies the timing of disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to the HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by the HOEPA, such as the trust fund with respect to the contracts, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the contract. If the trust fund includes contracts subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the contract in question.

                                 THE DEPOSITOR

GENERAL

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

     (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

     (2) credit card purchases or cash advances,

     (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

     (4) trade financings,

     (5) loans secured by certain first or junior mortgages on real estate,

     (6) loans to employee stock ownership plans, and

     (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership.

Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any depositor securities, except for subordinated depositor securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     (1) to purchase the related primary assets,

     (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

     (3) to establish any reserve funds described in the related prospectus supplement, and

     (4) to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any. If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" - generally, property held for investment - within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The United States federal income tax consequences to holders will vary depending on whether (1) the securities of a series are classified as indebtedness; (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code; (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series or (iv) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Contracts. Except to the extent provided otherwise in a prospectus supplement as to each series of securities, Brown & Wood LLP will have advised the depositor that: (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d); (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Interest other than original issue discount on the Regular Interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. securities characterized as debt for federal income tax purposes and Regular Interest securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,

     OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years - i.e., rounding down partial years - from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) the interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest securities, certain Interest Weighted securities, and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the contracts, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the contracts at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through securities based on the Prepayment Assumption, no representation is made to holders that contracts will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service ("IRS") were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest securities could increase.

     Certain classes of Regular Interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the contracts, except possibly to the extent that it can be established that such amounts are uncorrectable. As a result, the amount of income, including OID, reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the securities is reduced as a result of a contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest securities or Stripped securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on contracts, underlying Pass-Through securities ("Interest Weighted securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted securities that are entitled to some payments of principal and that are Regular Interest securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted securities that are Stripped securities as described below. See "--Tax Status as a Grantor trust--Discount or Premium on Pass-Through securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt securities and (2) in the case of Pay-Through securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" - generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price - will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the contracts underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the contracts underlying such Security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the contracts, the excess of interest paid or accrued to purchase or carry a Security, or, in the case of a Pass-Through Security, as described below, the underlying contracts, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security, or in the case of a Pass-Through Security, an Underlying contract. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1), (2) or (3) above, then a Security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest securities and the holders of the Residual Interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain series of REMIC certificates, two or more separate elections may be held to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC certificates, special counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular certificates or Residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest securities, amortization of any premium with respect to contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest securities in the same manner that the holders of the Regular Interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (1) 120% of the long term applicable federal rate on the Startup Date multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual securities may be disregarded. See "--Restrictions on ownership and Transfer of Residual Interest securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residential Interest acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through securities"). In those series there will be no separation of the principal and interest payments on the contracts. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the contracts. In other cases ("Stripped securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the contracts.

     Each holder must report on its federal income tax return its share of the gross income derived from the contracts, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the contracts directly, received directly its share of the amounts received with respect to the contracts, and paid directly its share of the servicing fees. In the case of Pass-Through securities other than Stripped securities, such income will consist of a pro rata share of all of the income derived from all of the contracts and, in the case of Stripped securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under Section 162 or
Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing such holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the contracts in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each contract as having a fair market value proportional to the share of the aggregate principal balances of all of the contracts that it represents, since the securities, unless otherwise specified in the applicable prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a contract, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the contract allocable to the Security, the interest in the contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through securities, market discount is calculated with respect to the contracts underlying the certificate, rather than with respect to the Security. A holder that acquires an interest in a contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the contracts, a right to receive only principal payments on the contracts, or a right to receive certain payments of both interest and principal. Some Stripped securities ("Ratio Strip securities") may represent a right to receive differing percentages of both the interest and principal on each contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points - i.e. 1% interest on the contract principal balance - or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a contract by contract basis, which could result in some contracts being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped securities and other Pass-Through securities. Under the method described above for Pay-Through securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped securities which technically represent ownership interests in the underlying contracts, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying contracts as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each contract underlying a Security.

     Under certain circumstances, if the contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted securities.

     Possible Alternative Characterizations. The characterizations of the Stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted securities are subject to the contingent payment provisions of the Proposed Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the contracts. The IRS could take the position that the contracts' character is not carried over to the securities in such circumstances. Pass-Through securities will be, and, although the matter is not free from doubt, Stripped securities should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a Security:

     (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

     (2) furnishes the trustee an incorrect TIN;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain Nonresidents. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, except for transition rules. holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID paid on a Security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. holders of Pass-Through securities and Stripped securities, including Ratio Strip securities, however, may be subject to withholding to the extent that the contracts were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the trust fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust fund income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable to the certificateholders for that month; and (4) any other amounts of income payable to the certificateholders for that month. This allocation will be reduced by any amortization by the trust fund of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each contract, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contract will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a contract by contract basis.

     If the trust fund acquires the contracts at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the contracts or to offset any such premium against interest income on the contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT securities will be classified as either FASIT Regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular securities, and which, if any, will be designated as ownership securities.

     Qualification as a FASIT

     The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular securities and the FASIT Ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition

     In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

     (1) cash or cash equivalents,

     (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

     (3) foreclosure property,

     (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     (6) FASIT regular interests, and

     (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT Ownership securities, the ownership interest will be represented by the FASIT Ownership securities.

     A FASIT interest generally qualifies as a regular interest if:

     (1) it is designated as a regular interest,

     (2) it has a stated maturity no greater than thirty years,

     (3) it entitles its holder to a specified principal amount,

     (4) the issue price of the interest does not exceed 125% of its stated principal amount,

     (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

     (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests - i.e., certain qualified floating rates and weighted average rates . See "Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

     Consequences of Disqualification

     If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular securities. As in the case of holders of REMIC Regular securities, holders of FASIT Regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for REMIC Regular securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. holders of High-Yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT Regular securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real property Loans." In addition, FASIT Regular securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual securities also will apply to FASIT Ownership securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (1) the receipt of income derived from assets that are not permitted assets, (2) certain dispositions of permitted assets, (3) the receipt of any income derived from any loan originated by a FASIT, and (4) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration

     holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             ERISA CONSIDERATIONS

     The ERISA and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those Plans. Some types of employee benefit plans, like governmental plans and church plans, if no election has been made under
Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

     DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Asset Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that an event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate. The expected treatment of the securities in that series under the Plan Assets Regulation.

     If the interest is an "equity interest," the Plan Assets Rule create an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to (A) an effective registration statement under the securities Act of 1933, and then subsequently registered under the securities Exchange Act of 1934 or
(B) an effective registration statement under Section 12(b) or 12(g) of the securities Exchange Act of 1934 ("Publicly Offered securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the depositor or the trust fund are held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plan as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, the investing Plan's assets will not include any of the underlying assets of the depositor or the trust fund.

     If the Security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the certificates. The obligations covered by the Exemption include obligations such as the primary assets (other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the securities by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA Inc.;

          (4) The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (5) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the securities Act of 1933.

          On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriter exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-funding period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

               (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

               (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

               (3) The transfer of such Additional Obligations to the trust during the Pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

               (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust fund at the end of the Pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

               (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

                    (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                    (b) an independent accountant retained by the depositor
               must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

               (6) The Pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

               (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

               (8) The related prospectus or prospectus supplement must describe:

                    (a) any pre-funding account and/or capitalized interest
               account used in connection with a pre-funding account;

                    (b) the duration of the Pre-funding period;

                    (c) the percentage and/or dollar amount of the Pre-Funding
               Limit for the trust; and

                    (d) that the amounts remaining in the pre-funding account
               at the end of the Pre-funding period will be remitted to certificateholders as repayments of principal.

               (9) The related agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The trust fund also must meet the following requirements:

          (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (2) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements: (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (2) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (3) a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and (4) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     If the securities of a series constitute "mortgage-related securities" within the meaning of SMMEA, the related prospectus supplement will state that fact. Otherwise, the securities will not constitute "mortgage-related securities" for SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    RATINGS

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans relating to private securities, as applicable, for a series may have on the yield to investors in the securities of that series.

                             PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through Lehman Brothers Inc. ("Lehman Brothers") or one or more other firms that may be designated at the time of each offering of such securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of such series of securities and of each class within such series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York.

                             AVAILABLE INFORMATION

     Copies of the registration statement of which this prospectus forms a part and the exhibits to the registration statement are on file at the offices of the SEC in Washington, D.C.

     The trust funds acting as issuers of securities under this prospectus are subject to the informational requirements of the securities Exchange Act of 1934, as amended, and, for the required period of time, files reports and other information with the SEC. Those reports and information on file with the SEC, including the registration statement and filings made by the depositor can be inspected without charge at the public reference facilities maintained by the SEC or may be copied at rates prescribed by the SEC. The public reference facilities are at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and
                        ------------------
information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                            INDEX OF DEFINED TERMS

Additional Obligations.............................93
assumed reinvestment rate...........................8
Code...............................................60
Exemption..........................................92
Obligations........................................93
OID Regulations....................................61
Pay-Through Security...............................63
Plan Assets Regulation.............................91
Pre-Funding Limit..................................93
Pre-funding period.................................93
Prepayment Assumption..............................63
PS Agreement.......................................16
PS Servicer........................................16
PS Sponsor.........................................16
PTE................................................90
Publicly Offered securities........................91
RCRA...............................................49
Regular Interest securities........................61
Residual Interests.................................66
Restricted Group...................................95
U.S. Person........................................60

                               TABLE OF CONTENTS

                                                                                                                Page

Risk Factors......................................................................................................2
   LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS..........................2
   LIMITED ASSETS FOR PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER.....................................2
   LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS..........................................................3
   TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD.......................................................3
   STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS................................4
   DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS.....................4
   YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS............................................4
   VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS............................................5
   RATING OF THE SECURITIES RELATE TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE
   SECURITIES.....................................................................................................5
   LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND............6

Description Of The Securities.....................................................................................6
   GENERAL........................................................................................................6
   VALUATION OF THE PRIMARY ASSETS................................................................................8
   PAYMENTS OF INTEREST...........................................................................................8
   PAYMENTS OF PRINCIPAL..........................................................................................9
   FINAL SCHEDULED DISTRIBUTION DATE..............................................................................9
   SPECIAL REDEMPTION.............................................................................................9
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION..................................................................10
   WEIGHTED AVERAGE LIFE OF THE SECURITIES.......................................................................10

The Trust Funds..................................................................................................11
   GENERAL.......................................................................................................11
   THE CONTRACTS.................................................................................................12
   PRIVATE SECURITIES............................................................................................16
   COLLECTION AND DISTRIBUTION ACCOUNTS..........................................................................18

Enhancement......................................................................................................19
   SUBORDINATE SECURITIES........................................................................................20
   INSURANCE.....................................................................................................20
   RESERVE FUNDS.................................................................................................21
   MINIMUM PRINCIPAL PAYMENT AGREEMENT...........................................................................21
   DEPOSIT AGREEMENT.............................................................................................22
   DERIVATIVE PRODUCTS...........................................................................................22
   OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS............22

Servicing of Contracts...........................................................................................23
   GENERAL.......................................................................................................23
   COLLECTION PROCEDURES; ESCROW ACCOUNTS........................................................................23
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT.......................................................23
   ADVANCES AND ITS LIMITATIONS..................................................................................26
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES..............................................26
   REALIZATION UPON DEFAULTED LOANS..............................................................................27
   ENFORCEMENT OF DUE-ON-SALE CLAUSES............................................................................28
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES................................................................28
   EVIDENCE AS TO COMPLIANCE.....................................................................................29
   MATTERS REGARDING THE SERVICER................................................................................29

The Agreements...................................................................................................31
   ASSIGNMENT OF PRIMARY ASSETS..................................................................................31
   PRE-FUNDING ACCOUNT...........................................................................................34
   REPORTS TO HOLDERS............................................................................................35
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT...............................................................36
   THE TRUSTEE...................................................................................................39
   DUTIES OF THE TRUSTEE.........................................................................................39
   RESIGNATION OF TRUSTEE........................................................................................39
   AMENDMENT OF AGREEMENT........................................................................................40
   VOTING RIGHTS.................................................................................................41
   LIST OF HOLDERS...............................................................................................41
   REMIC ADMINISTRATOR...........................................................................................41
   TERMINATION...................................................................................................41

Custody Receipts; Custody Agreements.............................................................................42
   NOTICES; VOTING...............................................................................................43
   DEFAULTS......................................................................................................43
   THE CUSTODIAN.................................................................................................44
   DUTIES OF THE CUSTODIAN.......................................................................................44
   RESIGNATION OF CUSTODIAN......................................................................................44
   AMENDMENT OF CUSTODY AGREEMENT................................................................................45
   VOTING RIGHTS.................................................................................................45
   TERMINATION OF CUSTODY AGREEMENT..............................................................................45

Legal Aspects Of The Contracts...................................................................................45
   MORTGAGES.....................................................................................................46
   FORECLOSURE ON MORTGAGES......................................................................................46
   ENVIRONMENTAL RISKS...........................................................................................48
   RIGHTS OF REDEMPTION..........................................................................................49
   JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES..................................................................49
   ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS..................................................51
   DUE-ON-SALE CLAUSES...........................................................................................52
   ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES............................................................53
   EQUITABLE LIMITATIONS ON REMEDIES.............................................................................53
   APPLICABILITY OF USURY LAWS...................................................................................53
   CONTRACTS NOT SECURED BY MORTGAGES............................................................................54
   INSTALLMENT SALES CONTRACTS...................................................................................57
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940.................................................................57
   CONSUMER PROTECTION LAWS......................................................................................58

The Depositor....................................................................................................59
   GENERAL.......................................................................................................59

Use of Proceeds..................................................................................................60

Federal Income Tax Considerations................................................................................60
   GENERAL.......................................................................................................60
   TAXATION OF DEBT SECURITIES...................................................................................61
   TAXATION OF THE REMIC AND ITS HOLDERS.........................................................................66
   REMIC EXPENSES; SINGLE CLASS REMICS...........................................................................67
   TAXATION OF THE REMIC.........................................................................................67
   TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES...........................................................69
   ADMINISTRATIVE MATTERS........................................................................................72
   TAX STATUS AS A GRANTOR TRUST.................................................................................72
   SALE OR EXCHANGE..............................................................................................76
   MISCELLANEOUS TAX ASPECTS.....................................................................................76
   TAX TREATMENT OF FOREIGN INVESTORS............................................................................77
   TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP............................................................78
   TAX CONSEQUENCES TO HOLDERS OF THE NOTES......................................................................78
   TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES...............................................................80
   FASIT SECURITIES..............................................................................................85

State Tax Considerations.........................................................................................90

ERISA Considerations.............................................................................................90

Legal Investment.................................................................................................95

Ratings..........................................................................................................95

Plan of Distribution.............................................................................................96

Legal Matters....................................................................................................96

Available Information............................................................................................96


The information in this prospectus supplement is not complete and may be
changed.   We may not sell these securities until the registration filed with the SEC is effective. This propsectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999


Prospectus Supplement
(To Prospectus dated __________)

                       Lehman Card Account Master Trust
                      [Variable Rate] [ __%] Asset Backed
                 [Senior/Subordinate] Certificates, Series ___





                        [Seller],                                         Lehman ABS Corporation,
                        as Seller                                               as Depositor

   Certificate       Principal      Certificate      Price to      Underwriting      Proceeds to
      Class           Balance          Rate           Public         Discount       the Depositor
 ----------------- -------------- ---------------- -------------- ---------------- ----------------

 Class ______      $              %                %                               %
 Total             $                               $                               $



         [The [class __ ] certificates will receive distributions of a portion of the interest on the underlying assets and will not receive any principal].

         The price to public will be plus accrued interest, if any, at the [certificate] rate from -----------------, -----, -----


The Certificates

o represent the entire beneficial interest in a trust, whose assets are a pool of [consumer] [revolving] [credit card] [charge card] [debit card] receivables generated from time to time in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts, all monies due in payment of the receivables [transferred to the trust by the depositor on or prior to the closing date] [and monies on deposit in a pre-funding account] and other properties

o    currently have no trading market

Credit Enhancement

o will be provided in the form of [reserve funds] [subordination of the class [ ] certificates], [guarantees] [letters of credit] [cash collateral accounts] [deposit monies in a trust account]
     [overcollateralization] [an irrevocable and unconditional certificate guaranty insurance policy issued by [insurer]]

For complete information about the certificates read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

Review the information in Risk Factors on page S-_ of this prospectus supplement and on page 2 of the prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these asset backed certificates or passed upon the adequacy or accuracy of this prospectus supplement and this prospectus. Any representation to the contrary is a criminal offense.


Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.


                                LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              Table Of Contents

Prospectus Supplement

                                                                   Page

 Risk Factors....................................................   2
 Description of the Securities...................................   7
 Trust Assets....................................................  14
 Enhancement.....................................................  18
 Servicing of Receivables........................................  21
 The Agreements..................................................  25
 Custody Receipts; Custody Agreements............................  34
 Certain Legal Aspects of the Receivables........................  37
 The Depositor...................................................  41
 Use of Proceeds.................................................  41
 Certain Federal Income Tax Considerations.......................  42
 FASIT Securities................................................  49
 State Tax Considerations........................................  53
 ERISA Considerations............................................  53
 Ratings.........................................................  53
 Plan of Distribution............................................  53
 Legal Matters...................................................  53
 Available Information...........................................  54

 Prospectus

 Summary......................................................... S-4
 Risk Factors.................................................... S-9
 The Seller......................................................S-11
 The Seller's [            ] Card Activities.....................S-11
 [The Servicer]..................................................S-12
 The Receivables.................................................S-12
 Maturity Assumptions............................................S-14
 [Pool Factor and Related Information]...........................S-15
 Description of the Certificates.................................S-16
 Federal Income Tax Consequences.................................S-23
 Underwriting....................................................S-23
 Certificate Rating..............................................S-24
 Legal Matters...................................................S-24


                                    Summary

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of theses calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


                    Interest Rate
                    (First Distribution                                                        Last Scheduled
         Class      Date only)                  Interest Rate(1)        Principal Balance      Distribution Date

                     __________%                 [LIBOR+%][%]

                     __________%                 [LIBOR+%][%]


(1) For each distribution date after the first distribution date.

         We expect that the actual last distribution date for each certificate will be significantly earlier than the last scheduled distribution date listed in the table.


The Trust

Lehman Card Account Master Trust will be formed pursuant to a master pooling and servicing agreement among Lehman ABS Corporation, as depositor, __________, as master servicer and ____________, as trustee.

Certificates Offered

On the closing date, _______ __, ___, the trust will issue the certificates. Each certificate represents an undivided ownership interest in the trust.

Trust Property

The property of the trust will consist of:

o [consumer] [revolving] [credit card] [charge card] [debit card] receivables generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts, and

o all monies due in payment of the receivables [excluding the benefits of and payments in respect of enhancements issued with respect to any other series (the drawing on or payment of such enhancements not being available to holders of certificates)].

The seller will sell the receivables to Lehman ABS Corporation, the depositor. The depositor will deposit the receivables with the trust.

We refer you to "Description of the Receivables" in this prospectus supplement.

On [the closing date], the trust will purchase receivables having an aggregate principal balance of approximately $____________ as of an initial cut-off date, from the depositor pursuant to the pooling and servicing agreement. On and after the closing date, pursuant to the pooling and servicing agreement, the depositor will sell, if available, and the trust will purchase, additional receivables from time to time during the funding period specified in this prospectus supplement.

The amount of additional receivables to be purchased with moneys in the pre-funding account will have an aggregate principal balance equal to approximately $________.

We refer you to "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement

The initial receivables have been selected, and the subsequent receivables will be selected, from the receivables owned or originated by the seller based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement.

After the transfer of subsequent receivables to the trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the initial receivables.

         We refer you to "Risk Factors -- The Receivables and the Pre-Funding Account" and "The Receivables" in this prospectus supplement.

Depositor

Lehman ABS Corporation, a Delaware corporation, will act as the depositor. The principal executive offices of the depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) _________).

We refer you to "The Depositor" in the prospectus.

Seller

[_________ will act as the seller and] [on or prior to the closing date, will sell the receivables to the depositor.]

Trustee

[                        ] will act as trustee under the pooling and servicing
agreement.

Collections

All collections on the receivables will generally be allocated to interest collections or principal collections.

The master servicer will deposit amounts received on the receivables in a collection account. The trustee will deposit amounts received from the collection account in a distribution account, as required under the pooling and servicing agreement.

We refer you to "Description of the Certificates -- Payments on Receivables; Deposits to Collection Account and Distribution Account".

Interest

Interest on the class [ ] certificates will be distributed [monthly] [quarterly] [semi-annually] on the [____ day of each [month] [quarter] [semi-annual period]] [or, the next business day if the ____ day is not a business day], starting on _________.

Interest will accrue on the unpaid principal amount of the class [ ] certificates with respect to each interest period, at the rate of [adjustable rate] [variable rate] [____%] per annum [and interest will accrue on the notional amount of the class [ ] certificates of the per annum rate specified in this prospectus supplement].

Interest on the certificates in respect of any payment date will accrue from the preceding payment date, or from the closing date in the case of the first payment date, through the day preceding the current payment date on the basis of the actual number of days in the interest period and a 360-day year.

We refer you to "Description of the Certificates" in this prospectus supplement.

[Controlled Amortization Period

Unless a rapid amortization period begins, the certificates will have a controlled amortization period. During a controlled amortization period, collections of principal receivables that are allocable to the percentage interest of a series of certificates will be used to make principal distributions in scheduled amounts to the certificateholders entitled to those distributions. The amount to be distributed on any payment date during the controlled amortization period will be limited to:

(1)  an amount equal to ________, plus

(2) any existing deficit controlled amortization amount arising from prior payment dates.

The controlled amortization period will commence at the close of business on [___] and continue until the earliest of:

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[Principal Amortization Period

Unless a rapid amortization period begins, the certificates will have an amortization period during which collections of principal receivables allocable to the percentage interest of the certificates will be used on each payment date to make principal distributions to the holders of the certificate then entitled to distributions. The principal amortization period will commence at the close of business on ________________ and continue until the earliest of:

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[Accumulation Period

Unless a rapid amortization period begins, the certificates will have an accumulation period. During an accumulation period, collections of principal receivables allocable to the percentage interest of such certificates will be deposited on the business day immediately prior to each payment date in a principal funding account. The principal funding account is established for the benefit of the holders of the certificates. Amounts on deposit in the principal funding account will be used to make distributions of principal to the holders on the scheduled payment date. The amount to be deposited in the principal funding account on any transfer date will be limited to an amount equal to [______]. The accumulation period will commence at the close of business on ___________ and continue until the earliest of:

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[Rapid Amortization Period

The rapid amortization period shall run from the day on which an amortization event has occurred, to the earlier of the date on which certificates have been paid in full or the related series termination date. During the rapid amortization period, collections of principal receivables allocable to the percentage interest of a series of certificates will be distributed as principal payments to the holders of the certificates on each payment date. During the rapid amortization period, distributions of principal to holders of the certificates will not be subject to any controlled deposit amount or controlled distribution amount. In addition, upon the commencement of the rapid amortization period, any funds on deposit in a principal funding account will be paid to the holders of certificates on the first payment date in the rapid amortization period.

We refer you to "Description of the Certificates--Amortization Events".

[Credit Enhancement

The certificates will have the benefit of an [enhancement] issued pursuant to the pooling and servicing agreement described below. The [enhancement] will be issued by [a provider of credit enhancements]. [description of enhancement.]]

We refer you to "[Credit Enhancement]" in this prospectus supplement.



Special Considerations for Class [__] Certificates

[We are offering the [class ] certificates without any original principal amount. Therefore, the yield to maturity on your [class ] certificates is extremely sensitive to the rate of payment or prepayment of the receivables. You should fully consider the associated risks, including the risk that if the rate of principal payment on the receivables is rapid, you may lose a portion or all of your initial investment.


Master Servicer

__________________________ will act as the master servicer. The principal executive offices of the master servicer are located at __________________________ (telephone: _____________).

Servicing

The master servicer will be responsible for servicing, managing and making collections on the receivables.

The master servicer will receive a [monthly] [quarterly] [semi-annual] servicing fee equal to ___% per annum [on the aggregate outstanding principal balance of the receivables].

We refer you to "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Under limited circumstances, the master servicer may resign or be removed, in which event either the trustee or a third-party servicer will be appointed as a successor master servicer.

We refer you to "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus supplement.

Final Payment of Principal; Termination

The trust will terminate on the payment date after [the later of (a) payment in full of all amounts owing to the credit enhancement provider and (b)] the earliest of:

(1) the payment date on which the principal balance of the certificates has been reduced to zero; or

(2) the final payment or other liquidation of the last receivable in the trust; and

(3)  the payment date in _______.

We refer you to "Description of the Certificates--Termination; Retirement of the Certificates" in this prospectus supplement and "The Pooling and Servicing Agreements--Termination" in the prospectus.

In addition, the trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the depositor.

We refer you to "Description of the Certificates--Amortization Events" in this prospectus supplement.

Registration of Certificates

We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

Federal Tax Consequences

Brown & Wood LLP is of the opinion that the certificates are debt of the depositor for federal, income tax purposes. Each holder of a certificate, by acceptance of a certificate, will agree to treat the certificate as indebtedness for Federal income tax purposes.

We refer you to "Federal Income Tax Considerations" in the prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations

[A fiduciary of any employee benefit plan subject to ERISA or the US federal tax code should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the tax code.]

[The certificates generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the tax code.]

We refer you to "ERISA Considerations" in the prospectus and in this prospectus supplement.

Certificate Rating

Before the certificates can be issued, the [trust] must obtain a rating on the certificates of:

       [Rating][Rating Agency]

The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. There is no assurance that once a rating is given that it will continue or that it will not be revised or withdrawn. A revision or withdrawal of the rating may have an adverse effect on the market price of the certificates. A security rating is not a recommendation to buy, sell or hold securities.

We refer you to "Ratings" in this prospectus supplement and "Risk
Factors--Limited Nature of Rating" in the prospectus.


                                 Risk Factors

Limited Liquidity May Result in Delays in Ability to Sell Certificates or Lower Returns

         There is currently no market for the certificates. The underwriters currently intend to make a market in the certificates but are under no obligation to do so. There can be no assurance that a secondary market will develop in the certificates. If a secondary market does develop, there can be no assurance that it will provide holders of the certificates with liquidity of investment or that it will continue for the life of the certificates. If there is not a liquid market for the certificates, you may experience a delay in your ability to sell them or you may receive a lower return for them upon sale than you anticipated.

[The Receivables and the Pre-Funding Account

On the closing date, we will transfer to the trust approximately $_______ of initial receivables and approximately $________ of the pre-funded amount. The trustee will deposit these amounts in the pre-funding account. If the principal amount of eligible receivables that we convey to the trust during the funding period is less than the pre-funded amount deposited on the closing date, we will have insufficient receivables to sell to the trust on the subsequent transfer dates. This will result in a prepayment of principal to you.

         We anticipate that the principal amount of subsequent receivables that we will sell to the trust will not be exactly equal to the amount on deposit in the pre-funding account. Therefore, we expect that you will receive at least a nominal amount of prepaid principal. Our transfer of subsequent receivables to the trust may significantly vary the characteristics of the pool of receivables included in the trust from those of the initial receivables.

         We refer you to "--- Social, Economic and Other Factors" and "--- Our Relationship to the Trust" below and to "The Receivables".]

[Social, Economic and Other Factors May Affect Our Ability to Acquire Subsequent Receivables

Our ability to acquire subsequent receivables is largely dependent upon a variety of social and economic factors, [such as [__________________]]. We are unable to determine and have no basis to predict whether or to which extent economic or social factors will affect the availability of subsequent receivables.]

Our Relationship to the Trust is Limited

         We are [not] generally obligated to make any payments in respect of the certificates or the receivables.

Principal Prepayment, Including Prepayments, May Adversely Affect the Yield on Certificates

         The rate of payment of principal, including prepayments, of the receivables will determine:

          o    the rate of payment of principal of each class [ ] certificate;
               and

          o the aggregate amount of each distribution on and the yield to maturity of all certificates.

         [We are offering the [class ] certificates without any original principal amount. Therefore, the yield to maturity on your [class ] certificates is extremely sensitive to the rate of payment or prepayment of the receivables. You should fully consider the associated risks, including the risk that if the rate of principal payment on the receivables is rapid, you may lose a portion or all of your initial investment.

         We refer you to ["Yield on the Series _____ Certificates and Prepayments of the Receivables".]]

[The Enhancement for the Certificates Will be Limited

         Although the certificates will have the benefit of an enhancement, the amount available under the enhancement

          o    is limited;

          o    is expected to decline;

          o and will be reduced by draws made under the enhancement from time to time.

         If the amount that would otherwise have been available under the enhancement is no longer available, you will bear directly the credit and other risks associated with your undivided ownership interest in the trust.

         We refer you to "Description of the Certificates--The Enhancement."

Book-Entry Certificates May be Illiquid

         Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical securities. [You may be unable to sell your certificates or a sale may result in a lower return than expected.]

         We refer you to "Description of the Certificates--Book-Entry Certificates."

Book-Entry Certificates May Not be Able to be Pledged

         Because transactions in the certificates can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and some banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system, or otherwise to take actions in respect of those certificates, may be limited.

         We refer you to "Description of the Certificates--Book-Entry Certificates."

Book-Entry Certificates May Result in Delayed Receipt of Distributions

         As a beneficial owner of a certificate, you may experience some delay in your receipt of principal and interest payments on your certificates because the trustee will forward payments to DTC, DTC will then credit those payments to the accounts of its participants, and the participants will then credit payments to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to "Description of the Certificates--Book-Entry Certificates."

Ratings of the Certificates are Limited in Scope and Could be Reduced or Withdrawn

         The rating of the certificates will depend primarily on an assessment by the [rating agency] of the receivables [and upon the claims-paying ability of the enhancer. The [rating agency] may reduce the rating of the certificates if it decides to reduce a rating assigned to the claims-paying ability of the enhancer below the rating initially given to the certificates.] A rating is not a recommendation to you to purchase, hold or sell certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating. The [rating agency's] ratings of the certificates does not address the possibility that the United States will impose a withholding tax on you if you are a non-U.S. person.

                                  The Seller

         [General description of the Seller (if originator of the Receivables portfolio) and its credit card business.]

                       The Seller's [ ] Card Activities

                                 Underwriting

                             Billing and Payments

                    Seller Portfolio Historical Performance

                            Delinquency Experience

                                Loss Experience


    Management's Discussion and Analysis of Delinquency and Loss Experience


                         Revenue and Yield Experience

                                  Interchange

                                  Competition

                                [The Servicer]

        [General description of the servicer, if separate from seller]

                                The Receivables


       Receivables will be conveyed to the trust on the initial closing date, [ ] which arose in accounts that were selected from the receivables in the [seller] portfolio satisfying the criteria set forth in the master pooling and servicing agreement, as applied on the initial cut-off date, [ ]. Those accounts are referred to in this prospectus supplement as the Trust Portfolio. The initial cut-off date, is sometimes referred to herein as the relevant cut-off date. On the closing date, no more than 5% of the receivables (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the receivables in this prospectus supplement. In order to meet the criteria, each account must, on the relevant cut-off date, among other things:


         (1) [have been in existence and maintained by the [seller] for at
least [          ] consecutive months,

         (2) not be [______ or more] days contractually delinquent,

         (3) have a cardholder with a billing address in [[the United States] [Mexico] [Canada] [Europe], its territories or possessions],

         (4) have a credit limit of not more than $[            ] and

         (5) not be an account restricted by the [seller] as to its use].

         Approximately % of the accounts in the [seller] portfolio, representing approximately ______% of the receivables in the seller portfolio, met the criteria on the initial cut-off date. The accounts included or designated to be included in the trust portfolio as of the initial cut-off date constituted approximately % of the accounts and _____% of the receivables in the seller portfolio as of the initial cut-off date. Cardholders whose accounts are included in the seller portfolio have billing addresses in [all 50 states], [the District of Columbia], [Puerto Rico], [Guam], [the Virgin Islands] [certain foreign countries] [_________]. Under the pooling and servicing agreement, the depositor may be obligated to designate additional accounts to be included as accounts and to convey to the trust all receivables of those additional accounts, whether receivables are then existing or created later. These accounts must meet the criteria set forth above as of the date the depositor designates the accounts as additional accounts.] [Throughout the term of the trust, the accounts from which the receivables arise will be the same [VISA(1)] [MasterCard(1)] [American Express] [private label] [other] accounts designated by the depositor on the relevant cut-off date [plus any additional accounts subsequently designated as described above]. In addition, as of the initial cut-off date and on the date any new receivables are created, the depositor will represent and warrant to the trust that the receivables meet the eligibility requirements specified in the pooling and servicing agreement. See "Description of the Certificates - -- Representations, Warranties and Covenants" in the prospectus.

         [Pre-Funding Account. The receivables will include the receivables purchased as of the initial cut-off date and will include any subsequent receivables purchased as of the applicable subsequent cut-off date.

         The initial receivables will be purchased, and the subsequent receivables were or will be purchased, by __________ [from ] ______ in the ordinary course of business, and were selected from the seller's portfolio by several criteria [to follow.] [As of the applicable cut-off date, no obligor on any receivable was noted in the related records of the servicer as being the subject of a bankruptcy proceeding.] No selection procedures believed by the seller to be adverse to certificateholders were used or will be used in selecting the receivables.

         The obligation of the trust to purchase the subsequent receivables on a subsequent transfer date will be subject to the receivables in the trust, including the subsequent receivables to be conveyed to the trust on that subsequent transfer date, meeting the following criteria: [to follow].

         The initial receivables will represent approximately ____% of the aggregate initial principal balance of the certificates. [However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the subsequent receivables.] [Therefore,] following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire receivables pool, including [characteristics described in the following tables], may vary significantly from those of the initial receivables.]

Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively. The [initial] receivables, as of ______ , [______], totaled $__________, [consisting of $___________ of principal receivables and $_________ of finance charge receivables] in ____________ accounts. The accounts had an average principal receivables balance of ____________ and an average credit limit of $________________. The percentage of the aggregate total receivables balance to the aggregate total credit limit was _____%. The average age of the accounts was approximately ____ months.

         The following tables summarize the trust portfolio by various criteria as of the close of business on _____________, [______]. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of future results.

                        Composition By Account Balance
                                Trust Portfolio


                          Composition By Credit Limit
                                Trust Portfolio


                  Composition By Cut-off Date Payment Status
                                Trust Portfolio


                          Composition By Account Age
                                Trust Portfolio


              Geographic Distribution of Accounts and Receivables
                                Trust Portfolio


         [The composition and distribution by annual percentage rate of the receivables pool as of the initial cut-off date are as set forth in the following tables.

                      Composition of the Receivables Pool
                        as of the Initial Cut-off Date]


                             Maturity Assumptions

         The pooling and servicing agreement provides that certificateholders will not begin to receive payments of principal until the payment date in the month following the month in which the [Controlled Amortization Period] [Principal Amortization Period] commences, which period will commence on __________, [___], in which is approximately _____ months following the issuance of the certificates, or following the occurrence of a series [_____] payout event or a liquidation event which results in the commencement of the Rapid Amortization Period or on the scheduled payment date following an Accumulation Period.

         The occurrence of some events may trigger a Series [   ] payout event
or a liquidation event. See "Description of the Certificates -- Series [   ]
payout events and Liquidation Events." In the event of the occurrence of a
Series [   ] payout event or a liquidation event, the Rapid Amortization Period
will begin on the day on which the Series [    ] payout event or liquidation
event occurs.

         During the Rapid Amortization Period, the certificateholders will be entitled to receive monthly payments of principal equal to the product of the Investor Percentage and the amount of [collections of principal receivables] [principal collections] received by the trust during each month until the Investor Amount is paid in full. Allocations based on the fixed percentage during an Amortization Period will result in distributions of principal to certificateholders in greater amounts than would otherwise be the case if a floating percentage were used to determine the percentage of collections distributed in respect of the Investor Amount. Furthermore, if the total amount of [principal receivables] [principal collections] increases during the Rapid Amortization Period, the allocation of principal payments based on this fixed percentage may, if cardholder payment rates do not decline, further accelerate repayment of the Investor Amount.]

         No assurance can be given that the amount of [principal receivables] [principal collections] allocated to be paid to the [class __] certificateholders will be available for distribution or accumulation for payment to [class __] certificateholders on each payment date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the scheduled payment date, as applicable. [In addition, the [depositor] [seller] can give no assurance that the payment rate
assumptions for series [   ] will prove to be correct.]

         [The following table sets forth the highest and lowest cardholder monthly payment rates for the seller portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of [principal receivables and finance charge receivables] [principal collections and yield collections] with respect to the accounts.]

                             Monthly Payment Rates

         The amount of collections on receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of [principal receivables] [principal collections] with respect to the trust portfolio and, thus, the rate at which certificateholders could expect to receive payments of principal on their certificates during an Amortization Period will be similar to the historical experience set forth above. In addition, because the trust, as a master trust, may issue additional series from time to time, there can be no assurance that the issuance of additional series or the terms of any additional series might not have an impact on the timing of payments received by certificateholders. Further, if a
Series [    ] payout event or a liquidation event occurs, the average life and maturity of the certificates could be significantly reduced.

                               Seller Portfolio

         The yield for the seller portfolio shown in the above table is comprised of [four] [three] components: [finance charges,] [interchange,] annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees[, on those accounts which assess such fees,] and other service charges varies with the type and volume of activity in, and the balance of, each account. The seller currently assesses annual cardholder fees of $_______ to $____________ for some of its [credit] [charge] card accounts. Most accounts originated since [_____] do not carry an annual cardholder fee. See "The Seller's [____] Card Activities" herein and in the prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

                     [Pool Factor and Related Information]

         The Pool Factor with respect to any record date is an [eight-digit] decimal which the [seller] [servicer] will compute monthly representing the ratio of the Investor Amount as of the record date to the initial Investor Amount. The initial Pool Factor will be [1.00000000] and the factor will remain unchanged during the Revolving Period, except in limited circumstances. See "Description of the Certificates -- Charged-Off Receivables; Rebates and Fraudulent Charges" in the prospectus. After the end of the Revolving Period, the Pool Factor will decline to reflect reductions in the Investor Amount during an Amortization Period. The value of a certificateholder's pro rata share in the interest of all certificateholders in the principal receivables for a given month can be determined by multiplying the denomination of the holder's certificate by the Pool Factor for that month.

         Pursuant to the pooling and servicing agreement, [weekly] [monthly] [quarterly] [semi-annual] reports concerning the Investor Amount, the Pool Factor and various other items of information will be delivered to the certificateholders. In addition, on or before __________ of each year, beginning in [____], information for tax reporting purposes will be delivered to certificateholders. See "Description of the Certificates -- Reports to Certificateholders" in the prospectus.]

                        Description of the Certificates

         The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part]. Pursuant to the pooling and servicing agreement, the depositor may execute further supplements thereof between the depositor and the trustee in order to issue additional series. Upon written request by certificateholders, the [trustee] [depositor] [seller] [servicer] will provide a copy of the pooling and servicing agreement[, without exhibits or schedules], including any supplements, to certificateholders without charge. The following summary describes material terms of the pooling and servicing agreement. [The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement.] Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

         The certificates will represent undivided ownership interests in the trust[, including the right to [a floating percentage (in the case of [principal receivables] [principal collections] during the Revolving Period, which will be allocated to the certificates and paid to the holder of the exchangeable Transferor's Certificate or to amortizing series and [finance charge receivables] [yield collections] and charged-off receivables at all times)] [or] [a fixed percentage (in the case of [principal receivables] [principal collections] during an Amortization Period)] ([each,] the "Investor Percentage") of all cardholder payments on the receivables; provided, however, that on any payment date during the Controlled Amortization Period, the certificates shall be entitled in respect of collections of principal receivables to only the Controlled Distribution Amount on such payment date].[See "-- Investor Percentage and Transferor's Percentage".]

         [The aggregate undivided interest in the trust represented by the class __ certificates as of the closing date will equal $__________ of
principal or the original invested amount, which represents [   ]% of the
invested amount of the receivables as of the cut-off date. [The aggregate
undivided interest in the trust represented by the class [   ] certificates as
of the closing date will equal $______ of outstanding [class [   ] notional
amount. The notional amount for the class [   ] certificates is equal to the
outstanding principal balance of the receivables, but is used solely for purposes of determining interest payments and certain other rights of holders
of class [   ] certificates and does not represent any interest in or right to receive principal payments.]

         [For any due period, the portion of the principal receivables represented by the certificates (the "Investor Amount") will be equal to the initial Investor Amount minus the amount of principal payments paid to the certificateholders and minus unreimbursed charge-offs (and minus any deposit to the pre-funding account). [Each certificate represents the right to receive payments of interest for the related interest period at the applicable certificate rate for such interest period from collections of [finance charge receivables] [yield collections] allocated to the Investor Amount [and, in some circumstances, from draws on the enhancement], and payments of principal during an Amortization Period funded from collections of [principal receivables] [principal collections] allocated to the Investor Amount [and, in certain circumstances, from draws on the enhancement] (plus certain collections of [principal receivables] [principal collections] otherwise allocable to other series, to the extent such collections are not needed to make payments to or for the benefit of those other series).]

         The transferor [seller] holds [as of the closing date] the transferor's amount in the [principal receivables] [principal collections] not represented by the certificates and the certificates of other series, if any. The depositor [seller] holds [as of the closing date] an undivided ownership interest in the trust (the "Transferor's Interest"), including the right to the transferor's percentage of all cardholder payments on the receivables.

         During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. The amount of receivables, however, will vary each day as new receivables are created and others are paid. The transferor's amount will fluctuate daily, therefore, to reflect the changes in the amount of the principal receivables. During an Amortization Period, the Investor Amount will decline for each due period as cardholder payments of [principal receivables] [principal collections] are collected and held for distribution to the certificateholders. As a result, the transferor's amount during an Amortization Period will generally increase each month to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of [principal receivables] [principal collections].

[Interest Payments

         Initially, interest will accrue on the certificates at the certificate rate from the closing date through the day preceding the initial payment date. After the initial payment date, interest with respect to any payment date will accrue on the certificates from the previous payment date through the day preceding the current payment date. Interest at the applicable rate will be paid to the certificateholders on each payment date beginning on ____________,____.

         Interest payments on the certificates on any payment date will be calculated on the Investor Amount as of the preceding record date, or as of the closing date in the case of the first payment date, based upon the certificate rate determined for the related interest period on the rate determination date immediately preceding the beginning of such interest period, or in the case of the initial interest period, at the rate specified below.

         Interest on the certificates will be calculated on the basis of [the actual number of days in the related interest period and a 360-day year] [a 360-day year consisting of twelve thirty-day months].

         The certificates will bear interest at the [fixed] [variable] [adjustable] rate of ___% per annum during the period from the closing date through the last day of the interest period preceding the initial payment date, and at the [fixed] [adjustable] [variable] rate of ____% per annum [above] [below] [equal to] [adjustable] [variable] [floating] rate index [determined as set forth below, during each subsequent interest period,][; provided, however, that the rate at which interest will accrue on the certificates will in no event [exceed] [be less than] % per annum].

         [The trustee will determine the index for a given interest period on the rate determination date [immediately preceding the commencement of such interest period]. The determination of the rate at which interest will accrue on the certificates during any interest period other than the initial interest period will be made in accordance with the following provisions:

            [Description of Certificate Rate Determination to come]

         The determination of the index by the trustee and the trustee's subsequent calculation of the certificate rate for the relevant interest period shall, in the absence of manifest error, be final and binding on each certificateholder. The certificate rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the
trustee at its corporate trust office at (    )              .]

         [_________________ are charge cards and not credit cards. Thus, Receivables originated under the designated accounts are payable in full each month and not subject to a monthly finance charge. Therefore, a portion of the collections on the receivables in the designated accounts received in any due period equal to the product of the aggregate amount of such collections and the yield factor will be treated as yield collections and will be used, among other things, to pay interest on the certificates. The remainder of such collections will be treated as principal collections and will be used to pay principal on the certificates. [Recoveries will not be considered collections but will instead be utilized as an offset to defaulted receivables.] The "Yield Factor" will initially be equal to ____% and, subject to certain limitations, may be changed from time to time thereafter by the depositor.]

Prior Series of Certificates

Investor Percentage and Transferor's Percentage

         Pursuant to the pooling and servicing agreement, the [servicer] [trustee] will allocate between the Investor Interest, the investor interest of any other series, and the Transferor's Interest all amounts collected on [finance charge receivables], [principal receivables], [yield collections and principal collections] [and all charged-off receivables]. The [servicer] [trustee] will make each allocation by reference to the Investor Percentage, the investor percentage of any other series, and the transferor's percentage.

         The Investor Percentage for any due period will be calculated as follows:

         (a) with respect to [finance charge receivables], [principal receivables], [yield collections and principal collections] [and charged-off receivables] during the Revolving Period and with respect to [finance charge receivables] [and charged-off receivables] during a Controlled Amortization Period or Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is the Investor Amount at the end of the last day of the prior due period and the denominator of which is the aggregate amount of principal receivables in the trust at the end of that day; and

         (b) with respect to [principal receivables] [the principal component of the trust] during a Controlled Amortization Period or Rapid Amortization Period or Accumulation Period, the percentage equivalent of a fraction the numerator of which is the Investor Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of:

         (1) the aggregate amount of [principal receivables] [the principal component of the trust] in the trust as of the end of the last day of the prior due period and

         (2) the sum of the numerators used to calculate the investor percentages with respect to [principal receivables] [the principal component of the trust] for all series of certificates then outstanding;

         provided, however, that with respect to any due period in which Additional Accounts are added to the trust, the calculation of the aggregate amount of [principal receivables] [the principal component of the trust] used in determining the Investor Percentage will be modified to reflect the fact that such additional accounts were not in the trust for the entire due period.]

         The transferor's percentage for any due period in all cases means the [excess of 100%] over the aggregate investor percentages of all series then outstanding.

Application of Collections

         Allocations. The [servicer] [trustee] will deposit into the collection account any payment collected by the servicer on the receivables,
no later than the [ [      ] business day following the date the payments are
identified as being related to the receivables.

         On the day any amounts are to be deposited into the collection account or paid to the holder of the exchangeable transferor's certificate, the [servicer] [trustee] will allocate the amounts or pay the amounts held in the collection account for application as follows:

         [(a) an amount equal to the applicable transferor's percentage of the aggregate amount of such deposits in respect of [finance charge receivables and principal receivables] [yield collection and principal collections], respectively, will be paid to the holder of the exchangeable transferor's certificate;

         (b) an amount equal to the applicable Investor Percentage of the aggregate amounts of the deposits in respect of [finance charge receivables and principal receivables] [yield collections and principal collections] will be deposited into the collection account;

         (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of [principal receivables] [principal collections] will be paid to the holder of the exchangeable transferor's certificate, provided that, if such amount exceeds the transferor amount, the excess will be treated as unallocated principal collections to be retained in the collection account, or to [amortizing] [accumulating] series;

         (d) during the Principal Amortization Period, if applicable, or the Rapid Amortization Period, an amount equal to the principal allocation will be allocated to the certificateholders and deposited into the collection account or principal account.]

         Payment of Fees and Interest. On the business day immediately preceding each payment date which date is the transfer date, the trustee, acting pursuant to the [seller's] [servicer's] instructions, will withdraw and apply all amounts on deposit in the collection account in respect of amounts collected on [finance charge receivables and principal receivables] [yield collections and principal collections] and allocated to the certificates for the prior due period to make the following payments and deposits [provided, that the amount distributed shall not include amounts released from the pre-funding account]:

         (a) an amount will be paid to the certificateholders at the certificate rate for the related interest period on the Investor Amount as of the end of the last day of the prior due period plus accrued interest on interest previously not so paid ("Certificate Interest");

         (b) [if the seller is no longer the servicer or] [in some other circumstances as described below,] an amount equal to the Monthly Investor Servicing Fee for the prior due period will be paid to such servicer or, under certain circumstances, to the trustee;

         (c) an amount equal to the Investor Charged-Off Amount, if any, for the prior due period will be paid to the depositor during the Revolving Period and to the certificateholders during an Amortization Period;

         [(d) an amount equal to reimbursements of Reduction Amounts, if any, with respect to the certificates for the prior due period will be paid to the [seller] [depositor] during the Revolving Period and to the certificateholders during an Amortization Period];

         (e) [if the seller is the servicer and the Monthly Investor Servicing Fee has not been paid pursuant to clause (b) above,] an amount equal to the Monthly Investor Servicing Fee for the prior due period will be paid to the seller or, under certain circumstances, to the trustee; and

         [(f) any payments owing for fees for the prior due dates for enhancements.]

         [Payments of Principal. On each Transfer Date occurring in the month following the month in which an Amortization Period begins and on each payment date thereafter, the trustee, acting in accordance with instructions from the servicer, will withdraw amounts deposited into the collection account in respect of collections of [principal receivables] [principal collections] allocated to the certificates processed during the prior due period, any excess principal collections allocated to the certificates and any unallocated principal collections then on deposit in the collection account and allocated to the certificates and pay such amounts to the certificateholders [provided, that the amount distributed shall not include amounts released from the pre-funding account].

Example of Distributions to The Certificateholders

         The following is a hypothetical example of the application of the foregoing provisions with respect to a representative interest period during the Revolving Period:

                                  [to follow]

[Enhancement

         The certificates will have the benefit of an [enhancement] issued pursuant to the pooling and servicing agreement described below.

                                 [to follow]]

[Pre-Funding Account

         During the funding period, the pre-funded amount will be maintained in an account in the name of the trustee. The funding period will run from and including the closing date until the earliest of:

(1)   the date on which:

     (a) the amount on deposit in such pre-funding account is less than $__;

     (b) an amortization event occurs or;

     (c) certain events of insolvency occur with respect to the depositor or;

(2) the close of business on the payment date.

         The pre-funded amount will initially equal approximately $__________. During the funding period, the pre-funded amount will be reduced by amounts used to purchase subsequent receivables in accordance with the trust agreement. The seller expects that the pre-funded amount will be reduced to less than $____________ by the _____ payment date. Any pre-funded amount remaining at the end of the funding period will be payable to the holders of the certificates [pro rata] in proportion to the respective percentage interest of each class of the certificates.]

[Mandatory Prepayment

         Cash distributions to certificateholders will be made [,on a pro rata basis,] on the payment date on or immediately following the last day of the funding period in the event that any amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent receivables, including any purchase on that date (a "Mandatory Prepayment"). The aggregate principal amount of [each class of] certificates to be redeemed will be an amount equal [to such class'] [the certificates] pre-funded percentage of the amount then on deposit in the pre-funding account.

[Optional Repurchase

         On the payment date occurring on or after the date that the Investor Amount is reduced to or below $_____________, which is [______]% of the initial Investor Amount, or less, the [depositor] [seller] will have the option, to be exercised in its sole discretion, to repurchase the certificates. The purchase price of the certificates will be equal to the Investor Amount as of the last day of the due period preceding the payment date on which such purchase occurs plus accrued and unpaid interest on the unpaid principal amount of the certificates, and any accrued and unpaid interest thereon. Following any such repurchase, the certificateholders will have not further rights with respect to the receivables.]

Series [    ] Payout Events and Liquidation Events

         The Revolving Period will continue through __________, [____], unless a Series [___] payout event or a liquidation event occurs prior to that date. A Series [____] payout event refers to any of the following events, which are applicable only to the certificates, although other series may have similar or identical payout events):

         (a) failure on the part of the [seller] [servicer] (i) to make any payment or deposit on the date required under the pooling and servicing
agreement or within the applicable grace period, which will not exceed [    ]
business days; or (ii) to observe or perform in any material respect any other covenants or agreements of the [seller][and] [servicer] in the pooling and servicing agreement, which continues unremedied for a period of [ ] days after written notice, or immediately upon the creation thereof with respect to a failure arising out of the creation of certain liens, and which failure would have a material adverse effect on the certificateholders;

         (b) any representation or warranty made by the seller or the depositor in the pooling and servicing agreement or any information required to be given by the seller or the depositor to the trustee to identify the accounts proves to have been incorrect in any material respect when made and
continues to be incorrect in any material respect for a period of [   ] days
after written notice and as a result the interests of the certificateholders
are materially and adversely affected; provided, however, that a Series [    ]
payout event shall not be deemed to have occurred with respect to this subparagraph (b) if the seller or the depositor has accepted the transfer and reassignment of all receivables of the applicable account, if applicable, during such period in accordance with the provisions of the pooling and servicing agreement;

         (c) the average of the Net Portfolio Yield for three consecutive due periods is a rate which is less than __________;

         (d) with respect to the end of any due period (i) with respect to which the depositor's amount is less than the Minimum Transferor's Percentage of the principal receivables in the trust as of that day, the failure of the depositor to convey additional accounts to the trust so that the transferor's amount is at least equal to the Minimum Transferor's Percentage of the principal receivables in the trust as of the last day of the due period or
(ii) with respect to which the aggregate principal receivables in the trust are less than the sum of the initial investor amounts of all series outstanding as of that day (the "Minimum Principal Receivables"), the failure of the depositor to convey additional accounts to the trust such that the aggregate principal receivables in the trust are at least equal to the Minimum Principal Receivables as of the last day of such due period;

         (e) any seller or servicer default, as described in the prospectus, occurs which would have a material adverse effect on the certificateholders;

         [(f) on any determination date, the enhancement amount is less than [ ]% of the Investor Amount; or]

         (g) the average payment rate for a period of [   ] consecutive months
falls below [      ]%.

         A liquidation event is any of the following events, which are applicable to the certificates and other series:

         (a) certain events of insolvency, conservatorship or receivership relating to the seller or the depositor;

         (b) The trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (c) the inability of the depositor for any reason to transfer receivables to the trust.

         In the case of any event described in subparagraphs (a), (b) or (e),
a Series [   ] payout event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the trustee [or certificateholders evidencing undivided interests aggregating not less than
50% of the aggregate principal amount of the Investor Amount,] by written notice to the [depositor] [the seller] [and] [the servicer] [, and to the
trustee if given by the certificateholders,] declare that a Series [   ] payout
event has occurred with respect to the     and is continuing as of the date of
such notice. In the case of any event described in subparagraphs [(c), (d),
(f), (g), (h), (i) or (j), a Series [   ] payout event or a liquidation event
will be deemed to have occurred without any notice or other action on the part of the trustee, any enhancement provider, the certificateholders or the certificateholders of any other series immediately upon the occurrence of such
event. On the date on which a Series [   ] payout event or a liquidation event
is deemed to have occurred, the Rapid Amortization Period will commence. In that event, distributions of principal to the certificateholders in the priority provided for above will begin on the first payment date following the
month in which the Series [   ] payout event or the liquidation event occurred.

Servicing Compensation and Payment of Expenses

         The share of the servicing fee allocable to the certificates with respect to any payment date shall be equal to [one-twelfth of the product of
(A)   % and (B) the Investor Amount as of the first day of the prior due period
for such payment date] [     ]] (the "[Monthly] Investor Servicing Fee").

                        Federal Income Tax Consequences

Characterization of the Certificates as Indebtedness

         Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents, Brown & Wood LLP has advised the depositor that the certificates will be treated as indebtedness for Federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the prospectus.

                                 Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers, and Lehman
Brothers has agreed to purchase from the depositor, the series [     ]
certificates.

         Lehman Brothers is obligated to purchase all the series [ ] certificates offered hereby if any are purchased.

         Distribution of the series [    ] certificates will be made by Lehman
Brothers from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor, before
deducting expenses payable by the depositor, will be [   ]% of the aggregate
original principal amount of the certificates as of the Cut-off Date, plus accrued interest at the [applicable] [initial] [weighted average] certificate rate from the Cut-off Date, before deducting expenses expected to be
$________. In connection with the purchase and sale of the series [    ]
certificates, Lehman Brothers may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         Lehman Brothers is an affiliate of the depositor, and the participation by Lehman Brothers in the offering of the certificates complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         The underwriting agreement provides that the [seller] [depositor] will indemnify Lehman Brothers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments Lehman Brothers may be required to make in respect thereof.

                              Certificate Rating

         It is a condition to the issuance of the certificates that they be
rated "         " by [        ], a nationally-recognized statistical rating
agency. The rating agency or rating agencies rating any other series are collectively referred to herein as the "rating agencies" or individually as a "rating agency".

                                 Legal Matters

         Legal matters relating to the issuance of the certificates will be passed upon for the depositor by Brown & Wood LLP and, for Lehman Brothers by Brown & Wood LLP.




                              LEHMAN CARD ACCOUNT
                                 MASTER TRUST

                               $----------------

                    [Adjustable Rate] [Variable Rate] [ %]
                Asset Backed [Senior/Subordinate] Certificates,
                               Series __________
                                [Class ______]





                            Lehman ABS Corporation

                            -----------------------


                             PROSPECTUS SUPPLEMENT

                            -----------------------



                                LEHMAN BROTHERS


The information in this propectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999


Prospectus Supplement dated                  ,      ,
                            -----------------  -----  -----
To Prospectus dated                  ,      ,
                    -----------------  -----  -----

                                 $
                                  ------------

                       LEHMAN CARD ACCOUNT MASTER TRUST
             [Adjustable Rate] [Variable Rate] [   %] Asset Backed
                                                ---
                 [Senior/Subordinate] Certificates, Series
                                                           ---

                        [Seller],                                         Lehman ABS Corporation,
                        as Seller                                               as Depositor
  Certificate      Principal      Certificate                      Underwriting     Beneficial    Proceeds to the
     Class          Balance           Rate       Price to Public     Discount        Interest        Depositor
 --------------- --------------- --------------- ---------------- --------------- --------------- -----------------
 Class           $                            %                %                               %                 %
 -------
 Total           $                               $                                $               $

     [The [class__ ] certificates will receive distributions of a portion of the interest on the underlying assets and will not receive any principal].

     The price to the public will be plus accrued interest, if any, at the [certificate] rate from
                        -----------------, -----, -----

     The proceeds to the depositor listed above are before deducting expenses,
payable by the depositor, estimated to be $        .
                                           --------

     Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.


THE CERTIFICATES

o represent the entire beneficial interest in a trust, whose assets are a pool of asset backed certificates or notes which evidence interests in one or more portfolios of [consumer] [revolving] [credit card] [charge card] [debit card] receivables generated from time to time in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts, all monies due in payment of the receivables [transferred to the trust by the depositor on or prior to the closing date] [and monies on deposit in a pre-funding account] and other properties

o    currently have no trading market

o are obligations of the trust only and are not obligations of the depositor, the master servicer or [its/their] affiliates

CREDIT ENHANCEMENT

o will be provided in the form of [reserve funds] [subordination of the class[ ] certificates], [guarantees] [letters of credit] [cash collateral accounts] [deposit monies in a trust account] [overcollateralization] [an irrevocable and unconditional certificate guaranty insurance policy issued by [insurer]]

o For complete information about the certificates read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE PROSPECTUS.

Neither the SEC nor any state securities commission has approved or disapproved of these asset backed certificates or passed upon the adequacy or accuracy of this prospectus supplement and this prospectus. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE

Summary......................................................................1
Risk Factors.................................................................7
Description of The Certificates..............................................9
Use of Proceeds.............................................................19
Federal Income Tax Consequences.............................................19
Underwriting................................................................19
Legal Matters...............................................................20
Rating......................................................................20
The Seller..................................................................23

                                  PROSPECTUS

Risk Factors.................................................................2
Description of the Securities................................................7
Trust Assets................................................................14
Enhancement.................................................................18
Servicing of Receivables....................................................21
The Agreements..............................................................25
Custody Receipts; Custody Agreements........................................34
Legal Aspects of the Receivables............................................37
The Depositor...............................................................41
Use of Proceeds.............................................................41
Federal Income Tax Considerations...........................................42
Fasit Securities............................................................49
State Tax Considerations....................................................53
ERISA Considerations........................................................53
Ratings.....................................................................53
Plan of Distribution........................................................53
Legal Matters...............................................................53
Available Information.......................................................54
Glossary of Terms...........................................................55
Annex I....................................................................I-1

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

     This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of theses calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                          INTEREST RATE
[CERTIFICATE]             (FIRST DISTRIBUTION                                                   LAST SCHEDULED
CLASS                     DATE ONLY)             INTEREST RATE1          PRINCIPAL BALANCE      DISTRIBUTION DATE
                                            %    [LIBOR+%][%]

                                            %    [LIBOR+%][%]

1    For each distribution date after the first distribution date.
2 We expect that the actual last distribution date for each certificate will be significantly earlier than its last scheduled distribution date.

THE TRUST

Lehman Card Account Master Trust will be formed pursuant to a master pooling and servicing agreement among Lehman ABS Corporation, as depositor,
          , as master servicer and             , as trustee.
----------                         ------------

CERTIFICATES OFFERED

Each of the [adjustable rate] [variable rate] [   %] asset backed
                                               ---
certificates, series     [class    ] offered hereby represents an undivided
                     ---       ----
interest in the trust. Holders of each [class   ] certificate are entitled to
                                              --
receive payments of interest at the [adjustable] [variable] [fixed] rate described below, payable [monthly] [quarterly] [semi- annually] [and payments of principal at such time and to the extent provided below].

[The aggregate undivided interest in the trust represented by the class
                                                                        --
certificates as of the closing date will equal $           of principal or the
                                                ----------
original invested amount, which represents [    ]% of the invested amount of
                                            ----
the CABS as of the cut-off date. Following the closing date, the "invested amount" with respect to any date will be an amount equal to the original invested amount, minus the amount of principal collections previously distributed to the holders of the certificates and minus the excess, if any, of the aggregate amount of investor charge-offs for all payment dates preceding that date, over the aggregate amount of any reimbursements of investor charge-offs for all payment dates preceding that date.]

[The aggregate undivided interest in the trust represented by the class [   ]
                                                                         ---
certificates as of the closing date will equal $       of outstanding class
                                                ------
[   ] notional amount. The notional amount for the class [    ] certificates
 ---                                                      ----
is equal to the outstanding principal balance of the CABS, but is used solely for purposes of determining interest payments and other rights of holders of
class [   ] certificates and does not represent any interest in or right to
       ---
receive principal payments.

TRUST PROPERTY

The property of the trust will consist of asset backed certificates or notes, which we call "CABS", which represent fractional undivided interests in separate trust funds, the assets of which include portfolios of [consumer] [revolving] [credit card] [charge card] [debit card] receivables generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts, and all monies due in payment of the receivables [excluding the benefits of and payments in respect of enhancements issued with respect to any other series (the drawing on or payment of such enhancements not being available to holders of certificates)]. [The CABS will be issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement, sale and servicing agreement, indenture or trust agreement]. The seller will sell the CABS to Lehman ABS Corporation. Lehman will deposit the CABS with the trust.

The principal balance of the CABS on any day is the principal balance reported in the most recent monthly report received by the trustee from the CABS trustee.

The trustee, as the holder of the CABS, will be entitled to [monthly] [quarterly] [semi-annual] distributions of interest on the CABS on the
                                                                       ----
day of each [month] [quarter] [semi-annual period] or, if that day is not a business day, on the next succeeding business day, at [adjustable rate]
[variable rate] [   %] per annum. Principal distributions on the CABS will be
                 ---
made on [each] CABS payment date, beginning with the           CABS payment
                                                     ---------
date.

[The CABS are subject to retirement under specified conditions following the
CABS payment date in          .
                     ---------

WE REFER YOU TO "DESCRIPTION OF THE CABS--OPTIONAL REPURCHASE; SERIES 199_ PAYOUT EVENTS AND LIQUIDATION EVENTS" IN APPENDIX 2 TO THIS PROSPECTUS SUPPLEMENT.]

On the closing date, the trust will purchase CABS having an aggregate
principal balance of approximately $             as of an initial cut-off
                                    ------------
date, from the depositor pursuant to the pooling and servicing agreement. On and following the closing date, subject to the satisfaction of several conditions, the depositor will sell additional CABS to the trust from time to time during the funding period specified in this prospectus supplement.

The amount of CABS to be purchased will have an aggregate principal balance
equal to approximately $         which amount will equal the deposit in the
                        --------
pre-funding account on the closing date. The depositor will designate as a cutoff date the date on which particular subsequent CABS are conveyed to the trust. It is expected that some of the subsequent CABS arising between the initial cut-off date and the closing date will be conveyed to the trust on the closing date and that other subsequent CABS will be conveyed to the trust as frequently as daily thereafter on dates specified by the depositor occurring during the Funding Period.


On the closing date, no more than 5% of the CABS will have characteristics that deviate from the description of the CABS in this prospectus supplement.


WE REFER YOU TO "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT -- SALE AND ASSIGNMENT OF CABS; SUBSEQUENT CABS" IN THIS PROSPECTUS SUPPLEMENT

The initial CABS have been selected, and the subsequent CABS will be selected, from the CABS owned by the depositor based on the criteria specified in the pooling and servicing agreement and described herein.

Following the transfer of subsequent CABS to the trust, the characteristics of the entire pool of CABS included in the trust may vary significantly from those of the initial CABS.

WE REFER YOU TO "RISK FACTORS -- THE CABS AND THE PRE-FUNDING ACCOUNT" AND "THE CABS POOL" IN THIS PROSPECTUS SUPPLEMENT.

DEPOSITOR

Lehman ABS Corporation, a Delaware corporation, will act as the depositor. The principal executive offices of the depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 298-2000).

WE REFER YOU TO "THE DEPOSITOR" IN THE PROSPECTUS.

SELLER

[Lehman Special Securities, Inc. will act as the seller and on or prior to the closing date, will sell the CABS to the depositor.

TRUSTEE

[                       ] will act as trustee under the pooling and servicing
agreement.

COLLECTIONS

All collections on the CABS will generally be allocated as either interest collections or principal collections.

[The master servicer will deposit amounts in a collection account established under the pooling and servicing agreement.] The trustee will deposit any amounts required under the pooling and servicing agreement in a distribution account established under the pooling and servicing agreement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON CABS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT".

INTEREST

Interest on the class [   ] certificates will be distributed [monthly]
                       ---
[quarterly] [semi-annually] on the [     day of each [month] [quarter]
                                    ----
[semi-annual period]] [CABS payment date; or, if such date is not a business day then the next succeeding business day following the CABS payment date],
commencing on          , at the certificate rate for the related interest
              ---------
period.

Interest will accrue on the unpaid principal amount of the class [   ]
                                                                  ---
certificates with respect to each interest period, at the rate of [adjustable
rate] [variable rate] [    %] per annum [and interest will accrue on the
                       ----
notional amount of the class [   ] certificates of the per annum rate
                              ---
specified in this prospectus supplement].

Interest on the certificates in respect of any payment date will accrue from the preceding payment date, or from the closing date, through the day preceding the current payment date on the basis of [the actual number of days in the interest period and a 360-day year] [a 360 day year consisting of twelve thirty-day months].

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS
SUPPLEMENT.



[CONTROLLED AMORTIZATION PERIOD

Unless a rapid amortization period commences, the certificates will have a controlled amortization period. During the controlled amortization period, principal collections on the CABS will be paid as principal on the certificates according to a specified percentage. The amount to be distributed on any payment date during the controlled amortization period will be limited
to an amount equal to          plus any existing deficit controlled
                      --------
amortization amount from prior payment dates. The controlled amortization
period will commence at the close of business on                and continue
                                                 --------------
until the earliest of:

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[PRINCIPAL AMORTIZATION PERIOD

Unless a rapid amortization period commences, the certificates will have an amortization period. During the principal amortization period, principal collections on the CABS will be allocated and paid as principal on the certificates according to a specified percentage. The principal amortization
period will commence at the close of business on                  and continue
                                                 ----------------
until the earlier of:

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[ACCUMULATION PERIOD

Unless a rapid amortization period commences, the certificates will have an accumulation period during which principal collections receivables will be deposited in a principal funding account established for the benefit of the holders of the certificates and will be used to make distributions of principal to the holders on the scheduled payment date. The amount to be deposited in the principal funding account on any transfer date will be
limited to an amount equal to [      ]. The accumulation period will commence
                               ------
at the close of business on             and continue until the earliest of:
                            -----------

(a)  the commencement of the rapid amortization period;

(b)  payment in full of the certificates; and

(c)  the series termination date].

[RAPID AMORTIZATION PERIOD

The rapid amortization period begins on the day on which an amortization event has occurred to the earliest of the date on which certificates have been paid in full or the related series termination date. During the rapid amortization period, collections of principal receivables allocable to the percentage interest of a series of certificates will be distributed as principal payments to the holders of the certificates monthly on each payment date. During the rapid amortization period, distributions of principal to holders of the certificates will not be subject to any controlled deposit amount or controlled distribution amount. In addition, upon the commencement of the rapid amortization period, any funds on deposit in a principal funding account will be paid to the holders of certificates on the first payment date in the rapid amortization period.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--AMORTIZATION EVENTS".

[CREDIT ENHANCEMENT

The certificates will have the benefit of an [enhancement] issued pursuant to the pooling and servicing agreement described below. The [enhancement] will be issued by [a provider of credit enhancements]. [description of enhancement.]]

We refer you to "[CREDIT ENHANCEMENT]" in this prospectus supplement.


SPECIAL CONSIDERATIONS FOR CLASS [__] CERTIFICATES

[We are offering the [class ] certificates without any original principal amount. Therefore, the yield to maturity on your [class ] certificates is extremely sensitive to the rate of payment or prepayment of the receivables. You should fully consider the associated risks, including the risk that if the rate of principal payment on the receivables is rapid, you may lose a portion or all of your initial investment.


MASTER SERVICER

                           will act as the master servicer. The principal
--------------------------
executive offices of the master servicer are located at
                           (telephone:              ).
--------------------------             -------------

SERVICING

The master servicer will be responsible for servicing, managing and making collections on the CABS.

The master servicer will receive a [monthly] [quarterly] [semi-annual]
servicing fee equal to    % per annum [on the aggregate outstanding principal
                       ---
balance of the CABS].

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" IN THIS PROSPECTUS SUPPLEMENT.

In limited circumstances, the master servicer may resign or be removed, in which event either the trustee or a third-party servicer will be appointed as a successor master servicer.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" IN THIS PROSPECTUS SUPPLEMENT.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

The trust will terminate on the payment date following the later of (a) payment in full of all amounts owing to the credit enhancement provider and
(b) the earlier of:

(1) the payment date on which the principal balance of the certificates has been reduced to zero; or
(2)  the final payment or other liquidation of the last CABS in the trust; and
(3)  the payment date in        .
                         -------

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENTS--TERMINATION" IN THE PROSPECTUS.

In addition, the trust may be liquidated as a result of specific events of bankruptcy, insolvency or receivership relating to the depositor.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--AMORTIZATION EVENTS" IN THIS PROSPECTUS SUPPLEMENT.

MANDATORY RETRANSFER OF CABS

The depositor will make representations and warranties in the pooling and servicing agreement with respect to the CABS. If the depositor breaches these representations and warranties and that breach materially and adversely affects the interests of the holders of the certificates [or the credit enhancement provider] and the breach is not cured within a specified period, the relevant CABS will be removed from the trust. The CABS that are removed will be reassigned to the depositor.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ASSIGNMENT OF CABS" IN THIS PROSPECTUS SUPPLEMENT.

[PRE-FUNDING ACCOUNT

During the funding period, the pre-funded amount will be maintained in an account in the name of the trustee. The funding period will run from and including the closing date until the earliest of:

(1)  the date on which:

                    (a) the amount on deposit in such pre-funding account is less than $ ;
                     --

                    (b) an amortization event occurs or;

                    (c) specified events of insolvency occur with respect to the depositor or;

(2)  the close of business on the        payment date.
                                  ------

The pre-funded amount will initially equal approximately $          . During
                                                          ----------
the funding period, the pre-funded amount will be reduced by the amount used to purchase subsequent CABS in accordance with the pooling and servicing agreement. The seller expects that the pre-funded amount will be reduced to
less than $             by the       payment date. Any pre-funded amount
           ------------        -----
remaining at the end of the funding period will be payable to the holders of the certificates [pro rata] in proportion to the respective percentage interest of each class of the certificates.]

[MANDATORY PREPAYMENT

On the payment date on or immediately after the last day of the funding period, the certificates will be prepaid, in part, if any amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent CABS, including any such purchase on that date. The aggregate principal amount of certificates to be prepaid will be an amount equal to the certificates' percentage interest of the amount then on deposit in the pre-funding account.]

REGISTRATION OF CERTIFICATES

We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

WE REFER YOU TO "RISK FACTORS - BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

FEDERAL TAX CONSEQUENCES

Brown & Wood LLP is of the opinion that, the certificates are debt of the depositor for federal, income tax purposes. Each holder of a certificate, by acceptance of a certificate, will agree to treat the certificate as indebtedness for Federal income tax purposes.

We refer you to "Federal Income Tax Considerations" in the prospectus for additional information concerning the application of Federal income tax laws.

[LEGAL INVESTMENT RESTRICTIONS

Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in the certificates.

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS
SUPPLEMENT.

ERISA CONSIDERATIONS

[A fiduciary of any employee benefit plan subject to ERISA or the US Federal tax code should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the [US federal tax code].]

[The certificates generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the US federal tax code.]

WE REFER YOU TO "ERISA CONSIDERATIONS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE RATING

Before the certificates can be issued, the [trust] must obtain a rating of:

       [Rating][Rating Agency]

Ratings such as the ratings obtained for the certificates address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. There is no assurance that once a rating is given that it will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of the rating may have an adverse effect on the market price of the certificates. A security rating is not a recommendation to buy, sell or hold securities.

WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RISK
FACTORS--LIMITED NATURE OF RATING" IN THE PROSPECTUS.

                                 RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the certificates. The underwriters currently intend to make a market in the certificates but are under no obligation to do so. There can be no assurance that a secondary market will develop in the certificates. If a secondary market does develop, there can be no assurance that it will provide holders of the certificates with liquidity of investment or that it will continue for the life of the certificates.

[THE CABS AND THE PRE-FUNDING ACCOUNT

     On the closing date, we will transfer to the trust approximately $
                                                                       ------
of initial CABS and the approximately $       pre-funded amount. The trustee
                                       ------
will deposit these amounts in the pre-funding account. If the principal amount of eligible CABS that is conveyed to the trust during the funding period is less than the pre-funded amount, we will have insufficient CABS to sell to the trust on the subsequent transfer dates. This will result in you receiving a prepayment of principal.

     We anticipate that the principal amount of subsequent CABS that we will sell to the trust will not be exactly equal to the amount on deposit in the pre-funding account. Therefore, we expect that you will receive at least a nominal amount of prepaid principal. Our transfer of subsequent CABS to the trust may significantly vary the characteristics of the pool of CABS included in the trust from those of the initial CABS.

     WE REFER YOU TO "--- SOCIAL, ECONOMIC AND OTHER FACTORS" AND "--- OUR RELATIONSHIP TO THE TRUST" BELOW AND TO "DESCRIPTION OF THE CABS".]

[SOCIAL, ECONOMIC AND OTHER FACTORS MAY AFFECT OUR ABILITY TO ACQUIRE SUBSEQUENT RECEIVABLES

     Our ability to acquire subsequent CABS is largely dependent upon a
variety of social and economic factors, [such as [       ]]. We are unable to
determine and have no basis to predict whether or to which extent economic or social factors will affect the availability of subsequent CABS.]

OUR RELATIONSHIP TO THE TRUST IS LIMITED

     Lehman ABS is [not] generally obligated to make any payments in respect of the certificates or the CABS.

PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, ON THE CABS WILL AFFECT THE YIELDS ON THE CERTIFICATES

     The rate of payment of principal, including prepayments, of the CABS will determine:

          o  the rate of payment of principal of each class [    ]
                                                             ----
             certificate; and

          o the aggregate amount of each distribution on and the yield to maturity of all certificates.

     [The issuer of the CABS may be obligated prepay the CABS upon the occurrence of an amortization event, which may result from the occurrence of the events described in this prospectus supplement and in the prospectus that the issuer used to offer the CABS.]

     [The issuer of the CABS may have the option to repurchase the CABS, which
repurchase may affect the rate of payment of principal of your class [     ]
                                                                      -----
certificates. If the issuer of the CABS exercises its right to repurchase the CABS, the repurchase price will be passed through to you as a payment of principal.]

     WE REFER YOU TO ["YIELD ON THE SERIES       CERTIFICATES AND PREPAYMENTS
                                           -----
OF THE CABS".]]

CONSIDERATIONS REGARDING CABS; RECENT DEVELOPMENTS

     You should consider carefully the factors set forth under "Special Considerations" in any excerpted sections of the prospectus relating to the CABS for material additional considerations relating to the CABS. Neither we nor the underwriter participated in the preparation of the prospectus relating to the CABS or the offering of the CABS. Therefore, neither we nor the underwriter can guarantee the accuracy or completeness of the information provided in that prospectus or in the publicly available documents referred to below. Furthermore, you should not construe such information as a representation by us or the underwriter.

     You also should be aware that information set forth in any excerpted sections of the prospectus relating to the CABS speaks only as of the date of the prospectus relating to the CABS. Therefore, there can be no assurance that events have not occurred, which have not yet been publicly disclosed, that would affect the accuracy or completeness of any statements included in any excerpted sections of the prospectus relating to the CABS or in the publicly available documents filed by or on behalf of the CABS trust.

     [[   ], as originator of the CABS trust, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, [ ] files annual and periodic reports and other information with the SEC. Copies of the reports and other information may be inspected and copied at the SEC at the addresses listed under "Available Information" in the prospectus relating to the CABS.]

     [Description of any other recent material developments that may exist from publicly available information.]

[THE ENHANCEMENT

     Although the certificates will have the benefit of an enhancement, the amount available under the enhancement

     o  is limited;

     o  is expected to decline during an amortization period;

     o and will be reduced by draws made under the enhancement from time to time.

     If the amount that would otherwise have been available under the enhancement is no longer available, you will bear directly the credit and other risks associated with your interest in the trust.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--THE ENHANCEMENT."

BOOK-ENTRY CERTIFICATES MAY BE ILLIQUID

     Issuance of the certificates in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical securities. You may be unable to sell your certificates or a sale may result in a lower return than expected.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY
CERTIFICATES."

BOOK-ENTRY CERTIFICATES MAY NOT BE ABLE TO BE PLEDGED

     Because transactions in the certificates can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and some banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system or otherwise to take actions in respect of those securities, may be limited due to lack of a physical security representing the certificates.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY
CERTIFICATES."

BOOK-ENTRY CERTIFICATES MAY RESULT IN DELAYED RECEIPT OF DISTRIBUTIONS

     As a beneficial owner, you may experience some delay in your receipt of distributions of interest and principal on your certificates because the trustee will first forward distributions to DTC and DTC will then credit the distributions to the accounts of its participants and participants will subsequently credit distributions to the accounts of the beneficial owners either directly or indirectly through indirect PARTICIPANTS.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY
CERTIFICATES."

RATING OF THE CERTIFICATES

     The rating of the certificates will depend primarily on an assessment by the [rating agency] of the CABS [and upon the claims-paying ability of the enhancer.] The [rating agency] may reduce the rating of the certificates if it decides to reduce a rating assigned to the claims-paying ability of the enhancer below the rating initially given to the certificates.] A rating is not a recommendation to purchase, hold or sell certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating agency will not lower or withdraw entirely its rating if in its judgment circumstances in the future so warrant. The [rating agency's] ratings of the certificates does not address the possibility that the United States will impose a withholding tax on you if you are a non-U.S. person.



                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference.

GENERAL

     The certificates will be issued in denominations of $1,000 and integral multiples of $1,000, except that one certificate may be issued in a denomination that is not an integral multiple of $1,000, and will evidence specified undivided interests in the trust. The property of the trust will consist of, to the extent provided in the pooling and servicing agreement: (1) each of the CABS that from time to time are subject to the pooling and servicing agreement; (2) collections on the CABS received after the Cut-off Date; (3) the collection account, the distribution account [, pre-funding account or any other account in the trust]; and [(iv) the enhancement or other assets]. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. No service charge will be made for any registration, exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the trust represented by the [class
  ] certificates as of the closing date will equal $           of principal
--                                                  ----------
(the "Original Certificate Principal Balance" and the "Original Invested
Amount"), which represents [   ]% of the Original Invested Amount of the CABS.
                            ---
Following the closing date, the "Invested Amount" with respect to any payment date will be an amount equal to the Original Invested Amount minus the amount of principal collections previously distributed to certificateholders and minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all payment dates preceding that payment date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all Payment Dates preceding that date. The principal amount of the outstanding certificates (the "Certificate Principal Balance") on any payment date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the certificateholders. See "-- Distributions on the Certificates" below. Each certificate represents the right to receive payments of interest at the certificate rate and payments of principal as described below.

ASSIGNMENT OF CABS

     At the time of issuance of the certificates, the depositor will transfer to the trust all of its right, title and interest in and to each of the CABS, including all collections received on or with respect to each CABS subsequent to the Cut-off Date. The trustee, concurrently with the transfer, will deliver the CABS Certificates to the depositor. Each of the CABS transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the pooling and servicing agreement. The schedule will include information as to the Cut-off Date balance of each of the CABS, as well as information with respect to the rate.

     The pooling and servicing agreement will require the depositor to deliver to the trustee (or a custodian, as the trustee's agent) the CABS on or prior to the closing date.

     The depositor will make representations and warranties as to the accuracy in all material respects of specified information furnished to the trustee with respect to each of the CABS - e.g., Cut-off Date balance and the pass-through rate. In addition, the depositor will represent and warrant, on the closing date, that, among other things, at the time of transfer to the trust, the depositor has transferred all of its right, title and interest in each of the CABS free of any lien. Upon discovery of a breach of these representations and warranties which materially and adversely affects the interests of the certificateholders [or the enhancer] in the related documents, the depositor will have a period of __ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the __ day period, the depositor will be obligated to accept a retransfer of the CABS from the trust. The same procedure and limitations that are set forth in the preceding paragraph for the retransfer of CABS will apply to the retransfer of CABS that are required to be retransferred because of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

     Pursuant to the pooling and servicing agreement, the master servicer will service and administer the CABS as more fully set forth above.

PAYMENTS ON CABS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The master servicer has established and will maintain a collection account for the benefit of the certificateholders. The collection account will be an Eligible Account, as specified in the pooling and servicing agreement. Upon receipt by the master servicer of amounts in respect of the CABS, the master servicer will deposit these amounts in the Collection Account as specified in the pooling and servicing agreement. Amounts deposited will be invested in Permitted Investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the distribution account or on another date as may be approved by the rating agencies [and the enhancer]. Not later than the third business day prior to each payment date, the master servicer will notify the trustee of the amount of the deposit to be included in funds available for the related Payment Date.

     The trustee will establish and maintain a Distribution Account into which will be deposited all amounts received on the CABS and amounts withdrawn from the collection account for distribution in accordance with the pooling and servicing agreement. The distribution account will be an Eligible Account. Amounts on deposit will be invested in Permitted Investments maturing on or before the business day prior to the related payment date.

     Permitted Investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates.

ALLOCATIONS AND COLLECTIONS

     Except as described below, all collections on the CABS will be allocated in accordance with the monthly reports with respect to the CABS between amounts collected in respect of interest and principal. [Amounts received from the CABS with respect to any seller will not be used to pay shortfalls on any CABS with respect to other sellers.]

     As to any payment date, interest collections will be equal to the sum of interest distributions received by the trustee, as identified as such on the monthly report during the related collection period. As to any payment date, principal collections will be equal to the sum of the amounts collected during the related collection period and allocated to principal identified as such on the monthly report.

     With respect to any payment date, the portion of interest collections allocable to the certificates will equal the product of (a) interest collections for that payment date and (b) the certificateholders' percentage interest. Principal collections will be allocated among the certificateholders in accordance with their percentage interests in the trust.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first payment date - which will occur on            -
                                                                 ----------
distributions on the certificates will be made by the trustee or the paying agent on each payment date to the persons in whose names the certificates are registered at the close of business on the last day of the month preceding
that payment date. The term payment date means the [           day of each
                                                    ----------
[month] [quarter] [semi-annual period]] [or, if that date is not the next succeeding business day following a CABS payment date, then the next succeeding business day following the CABS payment date.] Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning certificates having denominations aggregating at least $5,000,000, by wire transfer or otherwise, to the address of the person entitled thereto as it appears on the certificate register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution in respect of the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of a final distribution. For purposes of the pooling and servicing agreement, a business day is any day other than (i) a Saturday or Sunday or (ii) a day on which
banking institutions in the States of New York or            are required or
                                                  ----------
authorized by law to be closed.

     Application of Interest Collections. On each payment date, the trustee or the paying agent will apply the interest collections as follows:

          (1) as payment for the accrued interest due and any overdue accrued interest with interest thereon on the [Certificate Principal Balance]
     [notional amount] of the class [   ] Certificates;
                                     ---

          (2) to pay the master servicing fee;

          [(3) as payment for any amounts due for enhancement;]

          (4) to pay certificateholders the product of the certificateholders' percentage interest and any overdue principal for that payment date;

          [(5) to reimburse prior draws made from the enhancement, with
     interest thereon at                               ;]
                         ------------------------------

          (6) to pay principal on the certificates;

          [(7) any other amounts required to be deposited in an account for the benefit of the enhancer or owed to the enhancer pursuant to
                               ]; and
     --------------------------

          (8) any other amounts required to be paid pursuant to the pooling and servicing agreement.

     Payments to certificateholders pursuant to clause (1) will be interest payments on the certificates. Payments to certificateholders pursuant to clauses (4), (5) and (6) will be principal payments on the certificates and will therefore reduce the Invested Amount and the Certificate Principal Balance.

     As to any payment date, the collection period is the period from but not including the due date in the month preceding the month of a payment date, or with respect to the first payment date, the Cut-off Date, through the due date in the month of a payment date.

     Interest will be distributed on each payment date at the certificate rate for the related interest period. The certificate rate for a payment date will
generally equal to [adjustable rate] [variable rate] [   %] per annum.
                                                      ---
Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the certificates on any payment date exceed a rate equal to the rate for the CABS, weighted on the basis of balance of the CABS as of the commencement of the preceding Collection Period.

     Interest on the certificates in respect of any payment date will accrue on the certificate Principal Balance from the preceding payment date, or in the case of the first payment date, from the closing date, through the day preceding a payment date, each such period, an interest period, on the basis of [the actual number of days in the interest period and a 360-day year] [a 360 day year consisting of twelve thirty-day months]. Interest payments on the certificates will be funded from certificate interest collections [and, if necessary, from draws on the enhancement.]

     Distributions of Principal Collections. On each payment date, the trustee or paying agent will apply principal collections as follows:

          (a) payment of amounts specified in amounts due under (1) through
     (4) above; and

          (b) distribution in payment of principal or appropriate in [amortization period] [controlled amortization period] [rapid amortization period].

     The Paying Agent. The paying agent shall initially be the trustee, together with any successor to the paying agent. The paying agent shall have the revocable power to withdraw funds from the distribution account for the purpose of making distributions to the certificateholders.

[AMORTIZATION EVENTS

     As described above, the Controlled Amortization Period will continue
through the payment date in        , unless an Amortization Event occurs prior
                            -------
to such date in which case Amortization Period will commence prior to such date. "Amortization Event" refers to any of the following events:

          (a) failure on the part of the depositor (1) to make a payment or deposit required under the pooling and servicing agreement within
                                                                       ----
     business days after the date a payment or deposit is required to be made,
     (2) to record assignments when required or (3) to observe or perform in any material respect any other covenants or agreements of the depositor set forth in the pooling and servicing agreement, which failure continues
     unremedied for a period of    days after written notice;
                                --

          (b) any representation or warranty made by the depositor in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material
     respect for a period of       days after written notice and as a result
                             -----
     of which the interests of the certificateholders are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the depositor has repurchased the CABS during
     that period, or within an additional    days with the consent of the
                                          --
     trustee, in accordance with the provisions of the pooling and servicing agreement;

          (c) the occurrence of specific events of bankruptcy, insolvency or receivership relating to the depositor;

          (d) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (e) an Event of Servicing Termination occurs under the pooling and servicing agreement; or

          [(f) when aggregate principal draws under the enhancement exceed   %
                                                                           --
     of the Pool Balance as of the Cut-off Date.]

     In the case of any event described in clause (a), (b) or (e), an Amortization Event will be deemed to have occurred only if, after the applicable grace period described in those clauses, either the trustee or
certificateholders holding certificates evidencing more than   % of the
                                                             --
percentage interests [or the enhancer], by written notice to the depositor and the master servicer (and to the trustee, if given by the certificateholders) declare that an Amortization Event has occurred as of the date of the notice. In the case of any event described in clause (c), (d) [or (f)], an Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee or the certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of an Amortization Event discussed above, if the depositor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the depositor, on the day of any bankruptcy filing or appointment the depositor will promptly give notice to the trustee of that filing or appointment. Within days, the trustee will publish a notice of the liquidation or the filing or
--
appointment stating that the trustee intends to sell, dispose of or otherwise liquidate the CABS in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by
certificateholders representing undivided interests aggregating more than   %
                                                                          --
of the aggregate principal amount of the certificates, the trustee will sell, dispose of or otherwise liquidate the CABS in a commercially reasonable manner and on commercially reasonable terms. [The remaining proceeds from the sale, disposition or liquidation of the CABS will [first] be paid to the enhancer to the extent of unreimbursed draws under the enhancement and other amounts owing to the enhancer pursuant to the enhancement agreement.] Any [remaining] amounts will be treated as collections allocable to the certificateholders and the certificateholders' percentage interest of such remaining proceeds will be distributed to the certificateholders on the date the proceeds are received. If the portion of the proceeds allocable to the certificateholders is not sufficient to pay in full the remaining amount due on the certificates, the certificateholders will suffer a corresponding loss. [The enhancement will not be available to cover this loss.]

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the depositor and no Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period or the sale of CABS described above.]

     [In addition, the CABS are subject to Amortization Events, Series
                                                                       ----
Payout Events and/or Liquidation Events. In the event an Amortization Event,
Series      Payout Event or Liquidation Event occurs with respect to any CABS,
       ----
a pro rata amortization of the certificates will occur as specified in the pooling and servicing agreement.]

[THE ENHANCEMENT]

[To follow]

REPORTS TO CERTIFICATEHOLDERS

[To follow]

COLLECTION AND OTHER SERVICING PROCEDURES ON CABS

[To follow]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     [The master servicer will receive from interest collections in respect of the CABS a portion of interest collections as a [monthly] [quarterly]
[semi-annual] servicing fee in the amount of    % per annum [on the aggregate
                                             ---
principal balance of the CABS].

     The master servicer will pay some ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent.]

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides for delivery on or before
      in each year, beginning        , to the trustee of an annual statement
-----                         -------
signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year, except as specified in that statement.

     On or before       of each year, beginning       , the master servicer
                  -----                         ------
will furnish a report prepared by the internal audit division of the master servicer to the trustee, [the enhancer] and the rating agencies to the effect that the auditors have examined specified documents and the records relating to servicing of the CABS under the pooling and servicing agreement and that, on the basis of the examination, the auditors believe that the servicing was conducted in compliance with the pooling and servicing agreement except for
(a) exceptions that the auditors believe to be immaterial and (b) other exceptions that shall be set forth in the report. The internal auditor's report will be accompanied by a letter of a firm of nationally recognized independent public accountants, who may also render other services to the master servicer or the depositor, as to the accuracy of the report based on a review conducted in accordance with standards established by the American Institute of Certified Public Accountants.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) the master servicer's duties and obligations are no longer permissible under applicable law with any other activities of a type and nature presently carried on by it or (2) upon the satisfaction of the following conditions: (a) the master servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the trustee; (b) the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates[; and (c) the proposed successor servicer is reasonably acceptable to the enhancer.] No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding this arrangement, the master servicer will remain liable and obligated to the trustee and the certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of its duties and obligations and as if the master servicer itself were performing its duties and obligations.

     The pooling and servicing agreement provides that the master servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the CABS which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the depositor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement. The depositor will also indemnify each certificateholder for any such losses, claims, damages or liabilities, other than those incurred by a certificateholder in the capacity of an investor in the certificates, except to the extent that they arise from any action by any certificateholder. In the event of an Event of Servicing Termination resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the depositor for any losses, claims, damages and liabilities of the depositor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interest of the certificateholders under the pooling and servicing agreement.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the merger or consolidation, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     Events of Servicing Termination will consist of: (1) any failure by the master servicer to make any deposit required under the pooling and servicing
agreement, which failure continues unremedied for [   ] business days after
                                                   ---
the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by certificateholders evidencing an aggregate, undivided interest in the trust of at least 51% of the Certificate Principal Balance; (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which materially and adversely affects the interests of the certificateholders and continues unremedied for [ ] days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by certificateholders evidencing an aggregate, undivided interest in the trust
of at least [   ]% of the Certificate Principal Balance; (3) the occurrence of
             ---
an insolvency event with respect to the master servicer or (4) a change in control (as defined in the Securities Exchange Act of 1934) of the master servicer and the debt rating of the entity succeeding to the ownership not being rated investment grade by the rating agencies. Under some circumstances, the enhancer with the consent of certificateholders evidencing an aggregate, undivided interests in the trust of at least [ ]% of the Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

     Notwithstanding the foregoing, a delay in or failure of performance
referred to under clause (1) above for a period of [   ] business days or
                                                    ---
referred to under clause (2) above for a period of [   ] business days, shall
                                                    ---
not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of these events the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor[, the enhancer] and the certificateholders prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the trustee, or certificateholders evidencing an aggregate, undivided interest
in the trust of at least   % of the Certificate Principal Balance [or the
                         --
enhancer,] may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of a servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net
worth of at least $         [and reasonably acceptable to the enhancer] to act
                   --------
as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or a lesser compensation as the trustee and the successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the master servicer, the depositor and the trustee [and with the consent of the enhancer], but without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor or the master servicer or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the certificates, it being understood that, after obtaining the ratings in effect on the closing date, neither the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any rating, or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that this action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder [or the enhancer]; provided, that the amendment will not be deemed to materially and adversely affect the certificateholders if the person requesting such amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the certificates. The pooling and servicing agreement may also be amended from time to time by the master servicer, the depositor, and the trustee, with the consent of certificateholders evidencing an aggregate, undivided interest in the trust of at least __% of the Certificate Principal Balance [and the enhancer] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that the amendment will not (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the CABS or distributions which are required to be made on any certificate without the consent of the holder of that certificate or (2) reduce the percentage required to consent to any amendment, without the consent of the holders of all certificates then outstanding or (3) adversely affect the interests of any certificateholder [or the enhancer].

MANDATORY REPURCHASE

     Cash distributions to certificateholders will be made on the payment date on or immediately following the last day of the funding period in the event that any amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent CABS, including any purchase on that date. The aggregate principal amount of each class of certificates to be redeemed will be an amount equal to the certificates' percentage interest of the amount then on deposit in the pre-funding account.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The trust will terminate on the payment date following the later of [(A) payment in full of all amounts owing to the enhancer] and (B) the earliest of
(1) the payment date on which the Certificate Principal Balance of each class of certificates of each Series has been reduced to zero, (2) the final payment or other liquidation of the last security in the trust [and (3) the payment
date in           , on which date the enhancement will be available to pay any
        ----------
outstanding Certificate Principal Balance.] [The certificates will be subject to optional retransfer to the depositor on any payment date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance [and all amounts due and owing to the enhancer and unreimbursed draws on the enhancement, together with interest thereon, as provided under the enhancement agreement,] have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest at the certificate rate through the day preceding the final payment date.] In no event, however, will the trust created by the pooling and servicing agreement continue after the death of a specified individual named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     In addition, the trust may be liquidated as a result of specific events of bankruptcy, insolvency or receivership relating to the depositor. See "Amortization Events" herein.

THE TRUSTEE

     The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or their affiliates, including the master servicer.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee[, as approved by the enhancer.] The depositor may also remove the trustee if the trustee ceases to be eligible under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee[, as approved by the enhancer]. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders evidencing an
aggregate, undivided interest in the trustee of at least   % of the
                                                         --
certificate Principal Balance have made written requests upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered
to the trustee reasonable indemnity and the trustee for    days has neglected
                                                        --
or refused to institute a proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby. LIMITED ACTIVITIES OF THE TRUST

     Except as otherwise provided in the pooling and servicing agreement, the trust will not (1) borrow money; (2) make loans; (3) invest in securities for the purpose of exercising control; (4) underwrite securities; (5) except as provided in the pooling and servicing agreement, engage in the purchase and sale or turnover of investments; (6) offer securities in exchange for property, except certificates for the CABS; or (7) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the CABS. [The CABS will have
been acquired by the depositor from         in privately negotiated
                                    -------
transactions.]

                        FEDERAL INCOME TAX CONSEQUENCES

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents, Brown & Wood LLP, special counsel to the depositor ("Special Tax Counsel"), will advise the depositor, upon each issuance of a series of certificates, that the certificates of that series will be treated as indebtedness for Federal, state and local income and franchise tax purposes. See " Federal Income Tax Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase from the depositor,
the series [    ] certificates.
            ----

     The Underwriter is obligated to purchase all the series [   ]
                                                              ---
certificates offered hereby if any are purchased.

     The Underwriter can over-allot or transact in a way to maintain the market price of the certificates above those of the open market. If this happens, it can be discounted at any time.

     Distribution of the series [    ] certificates will be made by the
                                 ----
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor, before deducting expenses payable by the depositor, will be [ ]% of the aggregate original principal amount of the certificates as of the Cut-off Date, plus accrued interest at the [applicable] [initial] [weighted average] certificate rate from the Cut-off Date. In connection with the purchase and
sale of the series [   ] certificates, the Underwriter may be deemed to have
                    ---
received compensation from the depositor in the form of underwriting discounts.

     The Underwriter is an affiliate of the depositor, and the participation by the Underwriter in the offering of the certificates complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     The Underwriting Agreement provides that the [Seller] [depositor] will indemnify the Underwriter against some liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     Legal matters with respect to the certificates will be passed upon for the depositor by Brown & Wood LLP and for the Underwriters by Brown & Wood LLP, New York, New York.

                                    RATING

     It is a condition to issuance that the certificates be rated
              .
--------------

     A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the CABS or the possibility that certificateholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  SCHEDULE I

                                   Class
                                         --

           CUSIP #                                       Rating:
                   ------                                        -----

                                                                [monthly] [quarterly]
                                                               [semi-annual] Interest
                                    Aggregate Notional            Payment on Single       Aggregate Interest Payment
    Interest Payment Dates                Amount                        Class                   on Single Class
    ----------------------          ------------------         ----------------------     --------------------------
On each payment date                 $                           $                            $
commencing on         , and           --------------              ---------------              ---------------
              --------
thereafter until the class
                           --
certificates have been paid
in full.  In the case of the
first Interest Payment Date,
interest will accrue from and
including the closing date to
but excluding the
                  ----
Interest Payment Date.


                                   Class
                                         --

           CUSIP #                                       Rating:
                   ------                                        -----

                                 Aggregate Face Amount of
                                         Principal               Minimum Authorized       Interest Rate on Principal
   Principal Payment Dates              Component                   Denomination                   Component
   -----------------------       ------------------------        ------------------       --------------------------
Commencing with the                $                             $                                           %
                    ----            ---------------               ---------------                   ---------
Distribution Date, and
thereafter until the class
                           --
certificates have been paid
in full.

                                  [monthly] [quarterly] [semi-annual]
                                      Interest Payment on Single             Aggregate Interest Payment on Single
    Interest Payment Dates                       Class                                       Class
    ----------------------        -----------------------------------        -------------------------------------
On each payment date                       $                                           $
                                            ---------------                             ---------------
commencing on         , and
              --------
thereafter until the class
                           --
certificates have been paid
in full.  In the case of the
first Interest Payment Date,
interest will accrue from and
including the closing date to
but excluding the
                  ----
Interest Payment Date.

                                                                    Appendix 1

                                  THE SELLER

     [General description of the Seller (if originator of the Receivables portfolio) and its credit card business.]

                            [Account Underwriting]

                            [Creation of Accounts]

                            [Billing and Payments]

                      [Delinquencies and Loss Experiences]


[Management's Discussion and Analysis of the Delinquencies and Loss Experience]


                        [Revenue and Yield Experience]

                                 [Interchange]

                                 [Competition]

                         [Composition by Credit Limit]

                         [Composition By Account Age]

             [Geographic Distribution of Accounts and Receivables]

                            [Monthly Payment Rates]

                                                                    Appendix 2

                            DESCRIPTION OF THE CABS

INDEX OF PRINCIPAL TERMS

Term                                                                  Page No.

Accounts.............................................................
Accumulation Period..................................................
Alternative Principal Payment........................................
Amortization Event...................................................
BIF..................................................................
CABS.................................................................
CABS Index...........................................................
(CABS) Payment Date..................................................
CABS Trustee.........................................................
Cede.................................................................
Certificateholders...................................................
Certificate Interest Collections.....................................
Certificate Owner....................................................
Certificate Principal Balance........................................
Certificate Rate.....................................................
Collection Account...................................................
Collection Period....................................................
Controlled Amortization Amount.......................................
Controlled Amortization Period.......................................
Definitive Certificate...............................................
Depositor Company....................................................
Determination Date...................................................
Dissolution Distribution Date........................................
Distribution Account.................................................
DTC..................................................................
Eligible Account.....................................................
Enhancement..........................................................
Enhancement Trust....................................................
Enhancer.............................................................
ERISA................................................................
Events of Servicing Termination......................................
Expected Final Payment Date..........................................
Interest Collections.................................................
Interest Period......................................................
Investment Amount....................................................
LSSI.................................................................
Master Servicer......................................................
Maximum Principal Payment............................................
Monthly Report.......................................................
Original Certificate Principal Balance and Original Invested Amount..
Paying Agent.........................................................
Percentage Interest..................................................
Pool Balance.........................................................
Principal Collections................................................
Principal Funding Account............................................
Receivables..........................................................
Record Date..........................................................
Representative.......................................................
SAIF.................................................................
Schedule.............................................................
Seller...............................................................
Series...............................................................
Servicing Fee........................................................
Servicing Fee Rate...................................................
Special Tax Counsel..................................................
Treasury Rate........................................................
Trust................................................................
Trustee..............................................................
Underwriters.........................................................
Underwriter Agreement................................................

GLOSSARY OF TERMS DEFINED

"Accounts" means [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts.

"Accumulation Period" means the period beginning at the close of business on and continuing until the earliest of (a) the commencement of an Amortization Event, (b) payment of the Certificate Principal Balance of the certificates in full or (c) the Series Termination Date.

"Alternative Principal Payment" means
                                      -----------------------------------
-----------------------------------------------------------------------.

"Amortization Event" refers to any of the following events:

          (a) failure on the part of the Company (i) to make a payment or deposit required under the pooling and servicing agreement within business days after the date that payment or deposit is required to be made, (ii) to record assignments or (iii) to observe or perform in any material respect any other covenants or agreements of the Company set forth in the pooling and servicing agreement, which failure continues unremedied for a period of days after written notice;

          (b) any representation or warranty made by the Company in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of days after written notice and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Company has repurchased the CABS during that period (or within an additional days with the consent of the trustee) in accordance with the provisions of the pooling and servicing agreement;

          (c) the occurrence of specific events of bankruptcy, insolvency or receivership relating to the Company;

          (d) the trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (e) an Event of Servicing Termination occurs under the pooling and servicing agreement (other than the event described in clause (iv) of the definition thereof); or

          [(f) when aggregate principal draws under the enhancement exceed % of the Pool balance as of the Cut-off Date.]

"Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or are required or authorized by law to be closed.

"CABS" are asset backed certificates or notes included in the trust.

"CABS Index" is the rate of interest on CABS equaling [Adjustable Rate] [Variable Rate] [ %] per annum.

"(CABS) Payment Date" is the [ ] day of each [month] [quarter] [semi-annual] period or if that [ ] day is not a business day, the next succeeding business day, on which interest and principal, if any, with respect to the CABS will be distributed.

"CABS Trustee" is the trustee for the holders of CABS.

"Cede" means Cede & Co.

"Certificateholders" mean the holders of the certificates.

"Certificate Interest Collections" mean the portion of interest collections allocable to the certificates.

"Certificate Owner" means a person acquiring a beneficial ownership interest in the certificates.

"Certificate Principal Balance" means the principal amount of the outstanding certificates.

"Certificate Rate" means the rate at which interest will accrue on the [class
  ] certificates equal to the rate of [Adjustable Rate] [Variable Rate] [  %]
--
per annum.

"Collection Account" means the account where the master servicer will deposit or will cause to be deposited Interest Collections and Principal Collections in respect of the CABS.

"Collection Period" means the period from but not including the Due Date in the month preceding the month of that payment date (or, with respect to the first payment date, the Cut-off Date) through the Due Date in the month of that payment date.

"Controlled Amortization Amount" means
                                       ----------------------------------
-----------------------------------------------------.

"Controlled Amortization Period" means the period beginning on the first payment date and, unless an Amortization Event shall have occurred, ending on the payment date.

"Definitive Certificate" means a definitive certificate representing a Certificate Owner's interest.

"Depositor Company" is Lehman ABS Corporation.

"Determination Date" is the business day prior to each payment date.

"Dissolution Distribution Date" is the date on which remaining amounts of the proceeds from the sale, disposal or liquidation of the CABS will be treated as collections allocable to the certificateholders and the certificateholders' percentage interest of the remaining proceeds will be distributed to the certificateholders.

"Distribution Account" is the account where the trustee will deposit or will cause to be deposited Interest Collections and Principal Collections in respect of the CABS.

"DTC" is The Depository Trust Company.

"Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the rating agencies, (ii) one or more accounts with a depository institution which accounts are fully insured by either SAIF or BIF of the FDIC established by these funds with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with a trustee or (iv) otherwise acceptable to each rating agency as evidenced by a letter from the rating agency to the trustee, without reduction or withdrawal of their then current ratings of the certificates [and acceptable to the enhancer].

"Enhancement" is enhancement issued to the certificates pursuant to the pooling and servicing agreement.

"Enhancement Trust" is the trust that issues the enhancement.

"Enhancer" is the provider of enhancement.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"Events of Servicing Termination" are defined as events consisting of (i) any failure by the master servicer to deposit in the Distribution Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by certificateholders evidencing an aggregate, undivided interest in the trust of at least 51% of the Certificate Principal Balance; (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and servicing agreement which materially and adversely affects the interests of the certificateholders and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by certificateholders evidencing an aggregate undivided interest in the trust of at least 51% of the Certificate Principal Balance; (iii) the occurrence of an Insolvency Event with respect to the master servicer or (iv) a change in control (as defined in the Securities and Exchange Act of 1934) of the master servicer and the debt rating of the entity succeeding to the ownership not being rated investment grade by rating agencies.

"Expected Final Payment Date" is the [ ] payment date upon which certificateholders will be entitled to receive as payment an amount equal to the outstanding Certificate Balance.

"Interest Collections" is the amount equal to the sum of interest distributions thereon received by the trustee, as identified on the Monthly Report during the related Collection Period.

"Interest Period" means the period from the preceding payment date (or in the case of the first payment date, from the closing date) through the day preceding that payment date. "Investment Amount" is the amount equal to the Original Invested Amount minus the amount of Principal Collections previously distributed to certificateholders.

"LIBOR" is the arithmetic mean of London interbank offered quotations for one-month Eurodollar deposits.

"Liquidation Loss Amount" is the amount by which (x) the CABS' pro rata share of the principal component of the required distribution amount for the CABS for the preceding CABS Payment Date exceeds (y) the amount actually distributed on the CABS and allocable to principal on the preceding CABS Payment Date or Dates.

"LSSI" is Lehman Special Securities, Inc.

"Master Servicer" is [ ], as Master Servicer.

"Master Servicing Fee" is the monthly portion of interest collections that the master servicer will receive on each payment date in respect of the CABS.

"Master Servicing Fee Rate" is the % per annum that determines the Servicing Fee amount.

"Maximum Principal Payment" is the amount equaling the product of the certificateholders' percentage interest and Principal Collections for that payment date.

"Monthly Report" is the most recent monthly report.

"Original Certificate Principal Balance and Original Invested Amount" is the aggregate undivided interest in the trust represented by the class _] certificates as of the closing date equaling $ of principal.

"Paying Agent" shall initially be the trustee, together with any successor thereto in that capacity, who shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the certificateholders.

"Percentage Interest" is interest in the trust evidenced by a [class  ]
                                                                    --
certificate.

"Pooling and Servicing Agreement" means the Master Pooling and Servicing
agreement dated as of [     ].

"Principal Collections" is the amount equal to the sum of the amounts collected during the related Collection Period and allocated to principal and identified on the monthly report.

"Principal Funding Accounts" are trust accounts where collections of Principal Receivables and other amounts allocable to holders of the certificates will be deposited on each payment date during the Accumulation Period.

"Receivables" are [consumer] [revolving] [credit card] [charge card] [debit card] receivables.

"Record Date" is the last day of the month preceding that payment date.

"Representative" is Shearson Lehman Brothers Inc.

"SAIF" is the Savings Association Insurance Fund.

"Schedule" is the schedule used to identify each Private Security transferred to the trust.

"Seller" is the source of purchase of the Receivables.

"Series" is a series of certificates.

"Treasury Rate" is the average yield on U.S. Treasury Securities, adjusted to
a constant maturity of    years.
                       --

"Trust" refers to Lehman Credit Card Master Trust.

"Trustee" is [ ], as trustee.

"Underwriters" are the named underwriters for whom Shearson Lehman Brothers Inc. represents.

"Underwriting Agreement" is the underwriting agreement, dated
                  .
------------------

                              LEHMAN CARD ACCOUNT
                                 MASTER TRUST

                               $
                                ----------------





                    [ADJUSTABLE RATE] [VARIABLE RATE] [ %]
                ASSET BACKED [SENIOR/SUBORDINATE] CERTIFICATES,
                               SERIES
                                      ----------
                                [CLASS       ]
                                       ------





                            LEHMAN ABS CORPORATION


                            -----------------------




                             PROSPECTUS SUPPLEMENT



                            -----------------------


                                LEHMAN BROTHERS

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999

Prospectus Supplement dated _________________, _____, _____ To Prospectus dated _________________, _____, _____

                                $_____________

                           LEHMAN CARD ACCOUNT TRUST
                    [Adjusted Rate] [Variable Rate] [ __%]
                Asset Backed [Certificates] [Notes], Series__
                            [Certificates] [Notes]

              [Seller],                      Lehman ABS Corporation,
              as Seller                           as Depositor


  [Certificate]      Principal     [Certificate]      Price to      Underwriting     Beneficial     Proceeds to
     [Note]           Balance       [Note] Rate        Public         Discount        Interest     the Depositor
      Class
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
Class ______       $                            %               %                               %               %
Total              $                               $                               $               $

     [The [class__ ] [certificates] [notes] will receive distributions of a portion of the interest on the underlying assets and will not receive any principal].


     The price to the public will be plus accrued interest, if any, at the [certificate] [note] rate from _________________, _____, _____

     The proceeds to the depositor will be before deducting expenses, payable by the depositor, estimated to be $________.



THE [CERTIFICATES][NOTES]                                    CREDIT ENHANCEMENT
o     represent  the entire  beneficial  interest in a       o     will  be  provided  in  the  form  of  [reserve
      trust,  whose  assets are a pool of asset backed             funds]   [subordination   of   the   class[   ]
      certificates  or notes which evidence  interests             [certificates]  [notes]]  [guarantees] [letters
      in  one  or  more   portfolios   of   [consumer]             of credit] [cash collateral  accounts] [deposit
      [revolving]  [credit  card] [charge card] [debit             monies      in      a      trust       account]
      card]  receivables  generated  from time to time             [overcollateralization]   [an  irrevocable  and
      in  a  portfolio   of   [consumer]   [revolving]             unconditional   certificate  or  note  guaranty
      [credit   card]   [charge   card]  [debit  card]             insurance policy issued by [insurer]]
      accounts,  all  monies  due  in  payment  of the
      receivables  [transferred  to the  trust  by the
      depositor on or prior to the closing  date] [and
      monies on deposit in a pre-funding  account] and
      other properties

o     currently have no trading market

For complete information about the [certificates] [notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the [certificates] [notes].

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE PROSPECTUS.

Neither the SEC nor any state securities commission has approved or disapproved of these [certificates] [notes] or passed upon the adequacy or accuracy of this prospectus supplement and this prospectus. Any representation to the contrary is a criminal offense.


Lehman Brothers Inc. will purchase the offered certificates from the depositor. Please see the information under the heading "Underwriting" in this prospectus supplement.


                                LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the [certificates] [notes] in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [certificates] [notes] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling [certificates] [notes] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE

Summary......................................................................1
Risk Factors.................................................................7
Description of the [Certificates][Notes]....................................10
Description of the CABS.....................................................13
The Depositor...............................................................14
The [Trust Agreement][Indenture]............................................14
The [Trustee][Owner Trustee][Indenture Trustee].............................16
Use of Proceeds.............................................................16
Federal Income Tax Consequences.............................................17
State Tax Consequences......................................................20
ERISA Considerations........................................................20
Prior Series of [Certificates][Notes].......................................20
Legal Investment Considerations.............................................20
Underwriting................................................................20
Legal Matters...............................................................21
Rating......................................................................21
Schedule I..................................................................22

                                  PROSPECTUS

Risk Factors.................................................................2
Description of the Securities................................................7
Trust Assets................................................................14
Enhancement.................................................................18
Servicing of Receivables....................................................21
The Agreements..............................................................25
Custody Receipts; Custody Agreements........................................34
Legal Aspects of the Receivables............................................37
The Depositor...............................................................41
Use of Proceeds.............................................................41
Federal Income Tax Considerations...........................................42
FASIT Securities............................................................49
State Tax Considerations....................................................53
ERISA Considerations........................................................53
Ratings.....................................................................53
Plan of Distribution........................................................53
Legal Matters...............................................................53
Available Information.......................................................54

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the [certificates][notes], you should read this entire document and the accompanying prospectus carefully.

     This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of theses calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


[CERTIFICATE]             INTEREST RATE
[NOTE]                    (FIRST DISTRIBUTION                                                   LAST SCHEDULED
CLASS                     DATE ONLY)               INTEREST RATE(1)      PRINCIPAL BALANCE      DISTRIBUTION DATE

                                            %      [LIBOR+%][%]

                                            %      [LIBOR+%][%]

(1) For each distribution date after the first distribution date.

We expect that the actual last distribution date for each [certificate][note] will be significantly earlier than its last scheduled distribution date.

THE TRUST

Lehman Card Account Trust will be formed on ________ __, ____ by Lehman ABS Corporation, ________, as seller and ______as trustee.

[Indenture trustee] will act as trustee for the benefit of the holders of the notes.] [Owner trustee] will act as trustee for the benefit of the holders of the certificates.]

[CERTIFICATES][NOTES] OFFERED

[On the closing date, _________ __, ____, the trust will issue the [certificates][notes]. [Each certificate represents an undivided ownership interest in the trust. Lehman ABS Corporation will hold the remaining undivided ownership interest in the trust not represented by certificates.] [The notes are secured by the assets of the trust pursuant to the indenture.]

The depositor has the option of issuing [certificates][notes] in different classes with the following payment characteristics:

     o [Class __: [represents] $__________ principal amount of CABS which will be paid to you on each payment date beginning _________, or sooner under limited circumstances, plus interest at [an adjustable
          rate] [a variable rate] of [   %] per annum payable [monthly]
          [quarterly] [semi-annually] on each payment date.]

     o [Class __: entitles you to interest payments at [an adjustable rate] [a variable rate] of [ %] per annum on a notional amount of $__________, payable [monthly] [quarterly] [semi-annually] on each payment date. The notional amount for the [class ] [certificates][notes] is equal to the outstanding principal balance of the CABS, but is used solely for purposes of determining interest payments and other rights of holders of [class ] [certificates][notes] and does not represent any interest in or right to receive principal payments.]

     o [Class __: [represents] $ ___ aggregate principal amount of CABS and entitles the holders of the [certificates][notes] to distributions in respect of principal with disproportionate, nominal or no distributions in respect of interest.]

TRUST PROPERTY

The property of the trust will consist of:

     o asset backed certificates or notes, which we call "CABS", which represent fractional undivided interests in separate trust funds, the assets of which include portfolios of [consumer] [revolving] [credit card] [charge card] [debit card] receivables generated or to be generated from time to time in the ordinary course of business in a portfolio of [consumer] [revolving] [credit card] [charge card] [debit card] accounts, and

     o all monies due in payment of the receivables [excluding the benefits of and payments in respect of enhancements issued with respect to any other series.]

The seller will sell the CABS to Lehman ABS Corporation. Lehman will deposit the CABS with the trust.

The trustee, as the holder of the CABS, will be entitled to [monthly] [quarterly] [semi-annual] distributions of interest on the CABS on the ____ day of each [month] [quarter] [semi-annual period], or the next business day if the ___ day is not a business day, at [adjustable rate] [variable rate] [___%] per annum. Principal distributions on the CABS will be made on [each] CABS payment date, beginning with the _________ CABS payment date.

[The CABS are subject to retirement under conditions following the CABS payment date in _________.]

[On the closing date], the depositor will assign and transfer CABS having an aggregate principal balance of approximately $______ as of [ ] to the trust pursuant to a [trust agreement] [indenture] dated as of, [ ] between the trust and the depositor. On and following the closing date, subject to the satisfaction of several conditions, the depositor will sell additional CABS to the trust from time to time during the funding period specified in this prospectus supplement.

The amount of CABS to be purchased will have an aggregate principal balance equal to approximately $ _________, which amount will equal the amount on deposit in the pre-funding account on the closing date. The depositor will designate a cutoff date as the date on which particular subsequent CABS are conveyed to the trust. It is expected that some of the subsequent CABS arising between the initial cutoff date and the closing date will be conveyed to the trust on the closing date and that other subsequent CABS will be conveyed to the trust as frequently as [daily] thereafter on dates specified by the depositor occurring during the funding period.

We refer you to "Description of the [Trust Agreement] [Indenture] -- Sale and Assignment of CABS; Subsequent CABS" in this prospectus supplement.

The initial CABS have been selected, and the subsequent CABS will be selected, from the CABS owned by the depositor based on the criteria specified in the [trust agreement][indenture] and described in this prospectus supplement.

Following the transfer of subsequent CABS to the trust, the characteristics of the entire pool of CABS included in the trust may vary significantly from those of the initial CABS.

We refer you to "Risk Factors -- The CABS and the Pre-Funding Account" and "The CABS Pool" in this prospectus supplement.

DEPOSITOR

Lehman ABS Corporation, a Delaware corporation, will act as the depositor. The principal executive offices of the depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 298-2000).

We refer you to "The Depositor" in the prospectus.

SELLER

[Lehman Special Securities, Inc. will act as the seller and on or prior to the closing date, will sell the CABS to the depositor.]

[TRUSTEE][OWNER TRUSTEE][INDENTURE TRUSTEE]

[                    ] will act as [trustee][owner trustee][indenture trustee]
under the [trust agreement][indenture].

COLLECTIONS

All collections on the CABS will generally be allocated as either interest collections or principal collections.

[The master servicer will deposit amounts in a collection account and the [trustee][owner trustee][indenture trustee] will deposit amounts in a distribution account as required under the [trust agreement][indenture].

We refer you to "Description of the [Certificates][Notes]--Payments on CABS; Deposits to Collection Account and Distribution Account."

INTEREST PAYMENTS

Interest will accrue on the unpaid principal amount of the class ___ [certificates][notes] at the per annum rate specified in this prospectus supplement [and interest will accrue on the notional amount of the [class __ ][certificates][notes] at the per annum rate specified in this prospectus supplement]. Interest will be distributed to [holders of certificates][holders of notes] on each interest payment date.

[Distributions of interest will be made pro rata to the holders of [class ____] [certificates][notes] according to the ratio that the interest rate on the [certificates] [notes] bears to the interest rate on the CABS.

We refer you to "Description of the [Certificates][Notes]--Payments of Interest" in this prospectus supplement.]

INTEREST PAYMENT DATES

You will be entitled to receive interest payments on each payment date, beginning on _________, until the [class __] [certificates][notes] have been paid in full at the [certificate][note] rate for the related interest period. In the case of the first interest payment date, interest will accrue from and including the closing date to but excluding the _________ interest payment date.

Interest will accrue on the unpaid principal amount of the class [_____] [certificates][notes] with respect to each interest period, at the rate of [adjustable rate] [variable rate] [____%] per annum [and interest will accrue on the notional amount of the class [_____] [certificates][notes] of the per annum rate specified in this prospectus supplement].

Interest on the [certificates][notes] in respect of any payment date will accrue from the preceding payment date, or from the closing date in the case of the first payment date, through the day preceding the current payment date on the basis of [the actual number of days in the interest period and a 360-day year] [a 360 day year consisting of twelve thirty-day months].


SPECIAL CONSIDERATIONS FOR CLASS [__] CERTIFICATES

[We are offering the [class ] certificates without any original principal amount. Therefore, the yield to maturity on your [class ] certificates is extremely sensitive to the rate of payment or prepayment of the receivables. You should fully consider the associated risks, including the risk that if the rate of principal payment on the receivables is rapid, you may lose a portion or all of your initial investment.


PRINCIPAL PAYMENTS; PRINCIPAL PAYMENT DATES

[You will not be entitled to receive payments of principal as a holder of [class __] [certificates][notes] until the ___________ payment date [or, upon the occurrence of an amortization event, the first payment date with respect to the rapid amortization period], as described in this prospectus supplement.]

[The class __ [certificates][notes] do not have a [certificate][note] principal balance. As a holder of the class ______ [certificates][notes], you are entitled only to distributions of a portion of the interest received on the CABS. Holders of class __ [certificates] [notes] are not entitled to any distributions in respect of principal.]

[The holders of class __ [certificates][notes] are entitled only to distributions of principal.]

[You will receive payments of principal, beginning with the ___________ payment date, until the [class __] [certificates][notes] have been paid in full.]

PAYMENT DATE

Payments on the [certificates][notes] will be made on each day that payments of principal or interest are made on the CABS as described in this prospectus supplement.

[COMBINATION OF [CERTIFICATES][NOTES]

During any combination period and upon payment of a combination fee, a holder of notes may surrender to the [trustee] [owner trustee][indenture trustee]] those [certificates][notes] in the relative proportions, by principal amount, specified in this prospectus supplement. Upon a surrender, the holder of notes will be entitled to receive, in exchange, a like principal amount of the CABS. The combination fee will equal ___% of the principal amount of the [certificates][notes] surrendered, and will be determined after giving effect to payments of principal to be made on the [certificates] [notes] on the following payment date. The procedure for exchanging [certificates][notes] will differ slightly if the beneficial owner of the [certificates][notes] is an employee benefit plan subject to ERISA. A holder may exchange [certificates][notes] [monthly][quarterly] on any business day during the
combination periods [    ], commencing [    ]. However, the right to exchange
[certificates] [notes] will expire [    ].

We refer you to "Description of the [Certificates][Notes] -- Combination of [Certificates][Notes]" in this prospectus supplement.

[MANDATORY PREPAYMENT

On the payment date on or immediately after the last day of the funding period, the [certificates] [notes] will be prepaid, in part if any amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent CABS, including any purchase on that date. The aggregate principal amount of [certificates] [notes] to be prepaid will be an amount equal to the [certificates] [notes] [percentage interest of] [entitlement to] the amount then on deposit in the pre-funding account.]

[PRE-FUNDING ACCOUNT

During the funding period, the pre-funded amount will be maintained in an account in the name of the [trustee][owner trustee][indenture trustee]. The funding period will run from and including the closing date until the earliest of:

     (1) the date on which:

          (a) the amount on deposit in the pre-funding account is less than $____________;

          (b) an Amortization Event occurs; or

          (c) events of insolvency occur with respect to the depositor; or

     (2) the close of business on the ______ payment date.

The pre-funded amount will initially equal approximately $ __________. During the funding period, the pre-funded amount will be reduced by amounts used to purchase subsequent CABS in accordance with the [trust agreement][indenture]. The depositor expects that the pre-funded amount will be reduced to less than $ _________ by the ____ payment date. Any pre-funded amount remaining at the end of the funding period will be paid to the [holders of the certificates] [holders of the notes] [pro rata] in proportion to the respective [percentage interest][entitlement] of each class of [certificates][notes].]

REGISTRATION OF [CERTIFICATES][NOTES]

We will issue the [certificates][notes] in book-entry form. You will hold your interests through a depository. While the [certificates][notes] are book-entry they will be registered in the name of the depository.

The limited circumstances under which definitive [certificates][notes] will replace the book-entry [certificates][notes] are described in this prospectus supplement.

We refer you to "Risk Factors - Book-Entry Securities" in this prospectus supplement.

FEDERAL TAX CONSEQUENCES

[Brown & Wood LLP is of the opinion that the trust should be classified as [a grantor trust for Federal income tax purposes, and not as an association taxable as a corporation] [as an owner trust and the notes will be treated as debt instruments for Federal income tax purposes as of the closing date.]

We refer you to "Federal Income Tax Consequences" in the prospectus for additional information concerning the application of Federal income tax laws.

ERISA CONSIDERATIONS

[A fiduciary of any employee benefit plan subject to ERISA, or the US federal tax code should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the [US Federal tax code].]

[The [certificates][notes] generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the US Federal tax code].]

We refer you to "ERISA Considerations" in the prospectus and in this prospectus supplement.

[CERTIFICATE][NOTE] RATING:

Before the [certificates][notes] can be issued, the [trust][indenture] must obtain a rating on the [certificates][notes] of:

     [Rating][Rating Agency]

Ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. There is no assurance that once a rating is given it will continue or that it will not be revised or withdrawn. A revision or withdrawal of the rating may have an adverse effect on the market price of the [certificates][notes]. A security rating is not a recommendation to buy, sell or hold securities.

We refer you to "Ratings" and "Risk Factors - Ratings of the [Certificates][Notes]" in [the prospectus] and in this prospectus supplement.

                                 RISK FACTORS

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

     There is currently no secondary market for the [certificates][notes]. Lehman Brothers currently intends to make a market in the [certificates][notes] but is under no obligation to do so. There can be no assurance that a secondary market will develop in the [certificates][notes]. If a secondary market does develop, there can be no assurance that it will provide holders of the [certificates][notes] with liquidity of investment or that it will continue for the life of the [certificates][notes].

[THE CABS AND THE PRE-FUNDING ACCOUNT

     On the closing date, we will transfer to the trust approximately $ _______ of initial CABS and approximately $ _______ of the pre-funded amount. The trustee will deposit these amounts in the pre-funding account. If the principal amount of eligible CABS that is conveyed to the trust during the funding period is less than the pre-funded amount, we will have insufficient CABS to sell to the trust on the subsequent transfer dates. This will result in receiving a prepayment of principal to the holders of the [certificates][notes].

     We anticipate that the principal amount of subsequent CABS that we will sell to the trust will not be exactly equal to the amount on deposit in the pre-funding account. Therefore, we expect that you will receive at least a nominal amount of prepaid principal. Our transfer of subsequent CABS to the trust may significantly vary the characteristics of the pool of CABS included in the trust from those of the initial CABS.

     We refer you to "--- Social, Economic and Other Factors" and "--- Our Relationship to the Trust" below and to "Description Of The CABS".]

[SOCIAL, ECONOMIC AND OTHER FACTORS MAY AFFECT OUR ABILITY TO ACQUIRE SUBSEQUENT RECEIVABLES]

     Our ability to acquire subsequent CABS is largely dependent upon a variety of social and economic factors, [such as [ ]]. We are unable to determine and have no basis to predict whether or to which extent economic or social factors will affect the availability of subsequent CABS.]

OUR RELATIONSHIP TO THE TRUST IS LIMITED

     Lehman ABS is [not] generally obligated to make any payments in respect of the [certificates][notes] or the CABS.

PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, ON THE CABS WILL AFFECT THE YIELDS ON THE [CERTIFICATES] [NOTES]

     The rate of payment of principal, including prepayments, of the CABS will determine:

     o    the rate of payment of principal of each class [ ]
          [certificate][note]; and

     o the aggregate amount of each distribution on and the yield to maturity of all [certificates][notes].

     [The issuer of the CABS may be obligated prepay the CABS upon the occurrence of an amortization event, which may result from the occurrence of the events described in this prospectus supplement and in the prospectus that the issuer used to offer the CABS.]

     [The issuer of the CABS may have the option to repurchase the CABS, which repurchase may affect the rate of payment of principal of your class [certificates][notes]. If the issuer of the CABS exercises its right to repurchase the CABS, the repurchase price will be passed through to you as a payment of principal.]

     [We are offering your class ____ [certificates][notes] without any original principal amount. Therefore, the yield to maturity on your class _____ [certificates][notes] is extremely sensitive to the rate of payment or prepayment of the CABS. You should fully consider the associated risks, including the risk that if the rate of principal payment on the CABS is rapid, you may lose a portion or all of your initial investment.

     We refer you to ["Yield on the Series _____ [Certificates][Notes] and Prepayments of the CABS".]]

CONSIDERATIONS REGARDING CABS; RECENT DEVELOPMENTS

     You should consider carefully the factors set forth under "Special Considerations" in any excerpted sections of the prospectus relating to the CABS. Neither we nor the underwriter participated in the preparation of the prospectus relating to the CABS or the offering of the CABS. Therefore, neither we nor the underwriter can guarantee the accuracy or completeness of the information provided in that prospectus or in the publicly available documents filed by or on behalf of the CABS trust. Furthermore, you should not construe that information as a representation by us or the underwriter.

     You also should be aware that information set forth in any excerpted sections of the prospectus relating to the CABS speaks only as of the date of the prospectus relating to the CABS. Therefore, there can be no assurance that events have not occurred, which have not yet been publicly disclosed, that would affect the accuracy or completeness of any statements included in any excerpted sections of the prospectus relating to the CABS or in the publicly available documents filed by or on behalf of the CABS trust.

     [[     ], as originator of the CABS trust, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly,
[     ] files annual and periodic reports and other information with the SEC.
Copies of the reports and other information may be inspected and copied at the offices of the SEC at the addresses listed under "Available Information" in the prospectus relating to the CABS.]

     [Description of any other recent material developments that may exist from publicly available information.]

BOOK-ENTRY CERTIFICATES MAY BE ILLIQUID

     Issuance of the [certificates][notes] in book-entry form may reduce the liquidity of the securities in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical securities. [You may be unable to sell your [certificates][notes] or a sale may result in a lower return than expected.]

     We refer you to "Description of the [Certificates][Notes] - Book-Entry Certificates."

BOOK-ENTRY CERTIFICATES MAY NOT BE ABLE TO BE PLEDGED

     Because transactions in the [certificates][notes] can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and some banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system, or otherwise to take actions in respect of those securities, may be limited.

     We refer you to "Description of the [Certificates][Notes]--Book-Entry Certificates."

BOOK-ENTRY CERTIFICATES MAY RESULT IN DELAYED RECEIPT OF [DISTRIBUTIONS] [PAYMENTS]

     As a beneficial owner, you may experience some delay in your receipt of [distributions][payments] of interest and principal on your [certificates] [notes] because the trustee will first forward [distributions][payments] to DTC and DTC will then credit the [distributions][payments] to the accounts of its participants and participants will subsequently credit [distributions] [payments] to the accounts of the beneficial owners either directly or indirectly through indirect participants.

     We refer you to " Description of the [Certificates][Notes]--Book-Entry Certificates."

RATING OF THE [CERTIFICATES][NOTES]

     It is a condition to our issuance and sale of the [certificates][notes] that at least one nationally recognized rating agency rates the [certificates][notes] in [one of the four highest] rating categories. A rating is not a recommendation to purchase, hold or sell [certificates][notes], inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating agency does not evaluate, and the ratings of the [certificates][notes] do not address, the possibility that you may receive a lower yield than anticipated or the possibility that you may not receive the return of your initial principal investment. There can be no assurance that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating in the future.

                   DESCRIPTION OF THE [CERTIFICATES][NOTES]

GENERAL

     The [certificates][notes] will be issued pursuant to the [trust agreement][indenture] dated as of ________, 199_, between the depositor and ____________, as [trustee][owner trustee][indenture trustee]. The depositor will provide a copy of the [trust agreement][indenture] to prospective investors without charge upon request.

     The following summaries describe material terms of the [certificates] [notes] and the [trust agreement][indenture]. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the [trust agreement][indenture]. Wherever particular defined terms of the [trust agreement][indenture] are referred to, those defined terms are incorporated in this prospectus supplement by reference. See "The [Trust Agreement][Indenture]" in this prospectus supplement for a summary of additional terms of the [trust agreement][indenture].

     The [certificates][notes] will be issued in fully registered form only and will represent undivided ownership interests in the trust. The class __ [certificates][notes] will be freely transferable and exchangeable at the corporate trust office of the [trustee][owner trustee][indenture trustee] at its corporate trust department.

PAYMENTS ON [CERTIFICATES][NOTES]

     Payments on the [certificates][notes] will be made by the [trustee][owner trustee][indenture trustee] on the applicable payment date to persons in whose names the [certificates][notes] are registered on the record date. Distributions to each [certificateholder][noteholder] will be made by wire transfer to an account specified in writing by the holder as of the preceding record date or in any other manner as may be agreed to by the [trustee][owner trustee][indenture trustee] and the holder. The final distribution in retirement of a [certificate][note] will be made only upon surrender of the [certificate][note] to the [trustee][owner trustee][indenture trustee] at the office specified in the notice to [certificateholders][noteholders] of the final distribution. Notice will be mailed prior to the payment date on which the final distribution of principal [and interest] on a [class __] [certificate][note] [or interest on a class __ [certificate][note]] is expected to be made to the holder thereof.

PAYMENTS OF INTEREST

     [Certificateholders][noteholders] will be entitled to receive the distributions of interest on the CABS made on the related payment date. The [certificateholders][noteholders] of [class __] [certificates][notes] will be entitled to receive interest at an annual rate equal to [adjustable rate] [variable rate] [ %] on the aggregate principal amount of the class __ [certificates][notes]. [The [certificateholders][noteholders] of class __ [certificates][notes] will be entitled to receive interest at a rate equal to ____% on the notional amount of the class __ [certificates][notes]]. Interest will be calculated on the basis of [the actual number of days in the interest period and a 360-day year] [a 360-day year consisting of twelve 30-day months]. Amounts allocable to the class __ and class __ [certificates][notes] will be distributed to the [certificateholders] [noteholders] of that class of class __ or class __ [certificate][note], as applicable, in proportion to the respective percentage interests represented by that class of [certificates][notes].

     If on any interest payment date the distribution of interest on the CABS is greater or less than the amount of interest payable on the [certificates] [notes] on that interest payment date, the difference will be allocated pro rata among all the [certificates][notes] based on their respective percentage interests. Principal distributions on the CABS will not be available to pay interest on the [certificates][notes]. Interest with respect to the [certificates][notes] due but not paid on any interest payment date will be due on the next succeeding interest payment date with additional interest on the unpaid amount at the applicable rate.

PAYMENTS OF PRINCIPAL

     [Certificateholders][noteholders] of the class __ [certificates][notes] will be entitled to receive on each principal payment date the distribution of principal on the CABS for the payment date. Amounts distributable in respect of the [class __] [certificates][notes] will be distributed to the [certificateholders][noteholders] of class __ [certificates][notes] in proportion to the respective percentage interests represented by the [certificates][notes]. Interest distributions on the CABS will not be available to pay principal of the [certificates][notes]. [No distributions of principal of the CABS will be made until the ___________ principal payment date [or, upon the occurrence of an Amortization Event, the first payment date with respect to the Amortization Period.]

     The principal balance of the class __ [certificates][notes] at any time will be equal to the outstanding principal balance of the CABS at that time. As more fully described in this prospectus supplement, the outstanding principal balance of the CABS will be reduced as a result of principal payments on the receivables that are distributed in respect of the CABS.

COMBINATION OF [CERTIFICATES][NOTES]

     Right to Exchange Combined [Certificates][Notes]. On any business day during a Combination Period, a [certificateholder][noteholder] may surrender to the [[trustee] [owner trustee][indenture trustee]] the [certificates][notes] (the "Combined [Certificates][Notes]") in the following proportions, by principal amount:

     [Description to follow.]

COMBINED [CERTIFICATES][NOTES] PROPORTION

     Upon a surrender, a [certificateholder][noteholder] will be entitled to receive, in exchange, a like principal amount of CABS. The CABS will have an unpaid principal balance equal to the outstanding principal amount of the Combined [Certificates][Notes], in each case determined after giving effect to the principal payments to be made thereon on the payment date in the month following the related Combination Period. A holder may exchange Combined [Certificates][Notes] [monthly][quarterly] on any business day during the periods [________], commencing [_____]. However, the right to exchange Combined [Certificates][notes] will expire on [________].

     Combination Fee. Lehman Brothers will charge a Combination Fee for each exchange of Combined [Certificates][Notes]. The Combination Fee will equal ____% of the unpaid principal amount of the Combined [Certificates][Notes], determined after giving effect to the principal payments to be made thereon on the payment date in the month following the related Combination Period.

     Procedure for Exchange. A holder desiring to effectuate an exchange of Combined [Certificates][Notes] on any business day within a Combination Period must notify the [trustee][owner trustee][indenture trustee] in writing or by telecopy not earlier than the [_____] business day and not later than the [_____] business day preceding the desired exchange date within the Combination Period. This notice will become irrevocable on the [______] business day preceding the exchange date, except as provided below. The address of the [trustee][owner trustee][indenture trustee] is _________________, and the telefax is ___________. Promptly after receipt of the notice, the [trustee][owner trustee][indenture trustee] will provide the [certificateholder][noteholder] with instructions for delivering the Combined [Certificates][Notes] and the Combination Fee to the [trustee][owner trustee][indenture trustee] by wire transfer. Unless the notice contains an affirmative statement by the [certificateholder][noteholder] that the beneficial owner of the Combined [Certificates][Notes] is an employee benefit plan subject to ERISA, the beneficial owner will be conclusively presumed by Lehman Brothers and the [trustee][owner trustee][indenture trustee] not to be an employee benefit plan, and the surrender of Combined [Certificates][Notes] by the [certificateholder][note-holder] will constitute a representation and warranty to Lehman Brothers and the [trustee][owner trustee][indenture trustee] that the beneficial owner is not an employee benefit plan.

     Upon a proper surrender of Combined [Certificates][Notes] and receipt of the Combination Fee, Lehman Brothers will, at its option, retire all of the Combined [Certificates][Notes] and cause the trust to retire like principal amounts of CABS, in which case the [certificateholder][noteholder] of the Combined [Certificates][Notes] will receive a portion of the CABS.

     However, if the [certificateholder][noteholder] of the Combined [Certificates][Notes] has given notice that the beneficial owner of the Combined [Certificates][Notes] is an employee benefit plan subject to ERISA, Lehman Brothers will notify the [certificateholder][noteholder] no later than the [___] business day preceding the exchange date of the identity of the CABS proposed to be issued to the [certificateholder][noteholder] in exchange for those Combined [Certificates][Notes]. Unless Lehman Brothers is notified by the [certificateholder][noteholder] within [____] business days thereafter that the [certificateholder][noteholder] has decided not to effectuate the exchange, the [certificateholder][noteholder] will be deemed to have elected to accept the CABS, and the exchange will occur as set forth above.

     Payments of principal and interest on Combined [Certificates][Notes], including the [certificates][notes] that are retired, will be made on the payment date immediately following the Combination Period to the [certificateholder][noteholder] of record as of the related record date, in the same manner as if the Combined [Certificates][Notes] had not been exchanged.

DISTRIBUTIONS ON THE CABS; CERTIFICATE ACCOUNT

     All distributions on the CABS will be remitted directly to the certificate account to be established with the [trustee][owner trustee][indenture trustee] under the [trust agreement][indenture] on the closing date. Amounts on deposit in the [certificate] account will be invested as described in the [trust agreement][indenture].

TERMINATION

     The obligations of the Depositor and the [trustee][owner trustee][indenture trustee] created by the [trust agreement][indenture] will terminate upon the distribution to [certificateholders][noteholders] of all amounts required to be distributed to them pursuant to the [trust agreement][indenture]. [In addition, the occurrence of Amortization Events with regard to the CABS will lead to an early termination of the obligations of the depositor and the [trustee][owner trustee][indenture trustee] created by the [trust agreement][indenture].]

                            DESCRIPTION OF THE CABS

GENERAL

     This prospectus supplement sets forth relevant terms with respect to the CABS. It does not purport to summarize the securities or to provide complete or updated information with respect to the issuer or the receivables relating to the CABS. [Appendix A to this prospectus supplement contains [excerpts from] the prospectus pursuant to which $[____] or [____]% CABS were offered and sold in [date.] This prospectus supplement relates only to the [certificates] [notes] offered hereby and does not relate to the CABS. See "Risk Factors--Considerations Regarding CABS; Recent Developments."

     Although the depositor has no reason to believe the information concerning [____], the CABS Trust or the prospectus relating to the CABS is not reliable, the depositor has not verified either its accuracy or its completeness. Neither the depositor nor Lehman Brothers warrants that there have not occurred events, not publicly disclosed by [CABS issuer], which would affect either the accuracy or the completeness of the information contained in the CABS prospectus. See "Risk Factors--Considerations Regarding CABS; Recent Developments" above and "-- Updated Information with Respect to the CABS" below.

     The CABS are [_____]% [name of asset backed securities] issued by the CABS Trust, pursuant to ____________, among [____], as seller, [____], as servicer, and [____], as trustee.

     Set forth below is information excerpted and summarized from the prospectus relating to the CABS. The following information has been provided by [____]. [Information regarding payments of interest and principal, amortization events and amortization to be excerpted from the prospectus.]

     [The CABS will include the initial CABS purchased as of the initial Cut-off Date and will include any subsequent CABS purchased as of the applicable subsequent Cut-off Date (the initial cut-off date or any subsequent cut-off date being individually referred to herein as a "Cut-off Date").

     The obligation of the trust to purchase the subsequent CABS on a subsequent transfer date will be subject to the CABS in the trust, including the subsequent CABS to be conveyed to the trust on that subsequent transfer date, meeting the following criteria: [Description to follow].


     The initial CABS will represent approximately _____% of the aggregate initial principal balance of the [certificates][notes]. [However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the subsequent CABS.] Therefore, following the transfer of subsequent CABS to the trust, the aggregate characteristics of the pool of CABS, including characteristics described in the following tables, may vary significantly from those of the initial CABS. On the closing date, no more than 5% of the CABS (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the CABS in this prospectus supplement.


UPDATED INFORMATION WITH RESPECT TO THE CABS

     [____], as originator of the CABS Trust, is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, [____] files reports, and other information with respect to the CABS Trust, including monthly servicer reports regarding the receivables, with the SEC. A summary of some material information included in the most recent monthly servicer reports filed with the SEC is included as Appendix [____] to this prospectus supplement. Copies of the reports and other information may be inspected and copies at offices of the SEC at the address listed under "Available Information" in the prospectus. [Servicer reports available from the CABS Trustee for privately offered CABS.]

     Neither the depositor nor Lehman Brothers participated in the preparation of the servicer reports, and the information provided in the reports or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation by the depositor or Lehman Brothers. In particular, information set forth in the servicer reports speaks only as of the date of the servicer report; there can be no assurance that events have not occurred, which have not yet been publicly disclosed, that would affect the accuracy or completeness of any statements included in the servicer reports or in the publicly available documents filed by or on behalf of the CABS Trust.

                                 THE DEPOSITOR

     Lehman ABS Corporation, the Depositor, was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc., which is itself a wholly owned subsidiary of Lehman Brothers Inc., which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. None of Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Holdings Inc. or the depositor, nor any of their affiliates, has guaranteed or is otherwise obligated with respect to the [certificates][notes] of any series.

     The depositor has determined that its financial statements are not relevant to the offering made by this prospectus supplement and the financial statements are therefore not included in this prospectus supplement.

     The principal executive offices of the depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone:
(212) 289-2000). See "The Depositor" in the prospectus.

                       THE [TRUST AGREEMENT][INDENTURE]

     The following summary describes material terms of the [trust agreement][indenture]. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the [trust agreement][indenture]. Whenever particular sections or defined terms of the [trust agreement][indenture] are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. See "Description of the [Certificates][Notes]" in this prospectus supplement for a summary of additional terms of the [trust agreement][indenture].

COLLECTION OF PAYMENTS ON [CERTIFICATES][NOTES]

     The [certificates][notes] will be registered in the name of the [trustee][owner trustee][indenture trustee] or its nominee name so that all distributions will be made directly to the [trustee][owner trustee][indenture trustee]. The obligation of the [trustee][owner trustee][indenture trustee] in making distributions on the [certificates] [notes] is limited to distributions on the underlying CABS which were actually received by it. However, if the [trustee][owner trustee][indenture trustee] has not received a distribution with respect to a CABS by the [____] business day after the date on which the distribution was due and payable pursuant to the terms of the CABS, the [trust agreement][indenture] will require it to request that the payment be made as promptly as possible and legally permitted and to take such legal action as the [trustee][owner trustee][indenture trustee] deems appropriate under the circumstances, including the prosecution of any claims in connection with the terms of the CABS. The reasonable legal fees and expenses incurred by the [trustee][owner trustee][indenture trustee] in connection with the prosecution of any legal action will be reimbursable to the [trustee][owner trustee][indenture trustee] out of the proceeds of an action and will be retained by the [trustee][owner trustee][indenture trustee] prior to the deposit of any remaining proceeds in the [certificate][note] account pending distribution to [certificateholders][noteholders]. Distributions on the [certificates][notes] will be reduced by an aggregate amount equal to the fees and expenses in proportion to the distributions of principal and interest that would have been otherwise made on the [certificates][notes] on the payment date following the recovery of the proceeds. In the event that the [trustee][owner trustee][indenture trustee] has reason to believe that the proceeds of any legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the [trustee][owner trustee][indenture trustee] will notify the [certificateholders][noteholders] that it is not obligated to pursue the available remedies unless adequate indemnity for its legal fees and expenses is provided by the [certificateholders][noteholders].

REPORTS TO [CERTIFICATEHOLDERS][NOTEHOLDERS]

     On or prior to each payment date the [trustee][owner trustee][indenture trustee] will mail to each [certificateholder][noteholder] a report stating:

          (1) the amounts of principal and interest, respectively, distributed $[____] in face amount of [certificates][notes] with a denomination of $[____] and

          (2) the aggregate principal balance of the underlying CABS.

     The [trustee][owner trustee][indenture trustee] will forward by mail to each [certificateholder][noteholder] the most current payment date statement received by the [trustee][owner trustee][indenture trustee] as of the date of the request.

AMENDMENT

     The [trust agreement][indenture] for the [certificates][notes] may be amended by the depositor and the [trustee][owner trustee][indenture trustee], without consent of the [certificateholders][noteholders], to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to amend any provision with respect to matters or questions arising under the [trust agreement][indenture]; provided, however, that the action will not, as evidenced by an opinion of counsel satisfactory to the [trustee][owner trustee][indenture trustee], adversely affect in any material respect the interests of any [certificateholders][noteholders]. The [trust agreement][indenture] may also be amended by the depositor and the [trustee][owner trustee][indenture trustee] with the consent of [certificateholders][noteholders] owning percentage interests aggregating not less than [____]% for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the [trust agreement][indenture] or modifying in any manner the rights of the [certificateholders][noteholders]; provided, however, that no amendment may:

          (a) reduce in any manner the amount of, or delay the timing of, payments received on CABS which are required to be distributed in respect of any [certificates][notes] without the consent of each [certificateholder][noteholder] affected thereby; or

          (b) reduce the percentage of [certificates][notes] the [certificateholders][noteholders] of which are required to consent to any amendment without the consent of all [certificateholders][noteholders] then outstanding.

[MANDATORY PREPAYMENT

     Cash distributions to [certificateholders][noteholders] will be made [, on a pro rata basis,] on the payment date on or immediately after the last day of the funding period if any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all subsequent CABS, including any purchase on that date (a "Mandatory Prepayment"). The aggregate principal amount of [each class of] [certificates][notes] to be redeemed will be an amount equal to [certificates] [notes] [percentage interest] [entitlement to] the amount then on deposit in the Pre-Funding Account.

VOTING RIGHTS

     At all times, ___% of the voting rights of [certificateholders] [noteholders] under the [trust agreement][indenture] will be allocated to the class __ [certificates][notes] based upon the class' pro rata interests in the trust. [The [certificateholders][noteholders] of the class __ [certificates][notes] will be allocated ___% of the voting rights.] Voting rights will be allocated among the class __ and class __ [certificates][notes] of the same class __ in proportion to their percentage interests of the respective [certificates][notes].

MATTERS REGARDING THE [TRUSTEE][OWNER TRUSTEE][INDENTURE TRUSTEE] AND THE DEPOSITOR

     Neither the depositor, the [trustee][owner trustee][indenture trustee] nor any director, officer or employee of the depositor or the [trustee][owner trustee][indenture trustee] will be under any liability to the trust or the related [certificateholders][noteholders] for any action taken or for refraining from the taking of any action in good faith pursuant to the [trust agreement][indenture] or for errors in judgment; provided, however, that none of the [trustee][owner trustee][indenture trustee], the depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the [trust agreement][indenture].

     Subject to limitations set forth in the [trust agreement] [indenture], the [trustee][owner trustee][indenture trustee] and any director, officer, employee or agent of the [trustee][owner trustee][indenture trustee] will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the [trust agreement][indenture] or the underlying CABS other than any loss, liability or expense incurred by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties under the [trust agreement] [indenture] or by reason of reckless disregard of its obligations and duties under the [trust agreement][indenture]. Any indemnification by the trust will reduce the amount distributable to the [certificateholders] [noteholders].

     All persons into which the [trustee][owner trustee][indenture trustee] may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the [trustee][owner trustee][indenture trustee] under each [trust agreement][indenture].

                THE [TRUSTEE][OWNER TRUSTEE][INDENTURE TRUSTEE]

     ____________________ is the [trustee][owner trustee][indenture trustee] under the [trust agreement][indenture]. The mailing address of the [trustee][owner trustee][indenture trustee] is ________________________,
Attention: ________________. [The depositor maintains a banking and lending relationship with the [trustee][owner trustee][indenture trustee] in the ordinary course of business.]

                                USE OF PROCEEDS

     The net proceeds from the sale of the [certificates][notes] will be applied by the depositor on the closing date towards the purchase price of the CABS, the payment of expenses related to the sale and the purchase of the CABS and other corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the class __ and class __ [certificates][notes]. This summary is based on laws, regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the Federal income tax consequences of an investment in [certificates][notes] applicable to all categories of investors, some of which, like banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the class __ and class __ [certificates][notes].

[CHARACTERIZATION AS GRANTOR TRUST

     In the opinion of Brown & Wood LLP, the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and will not be classified as an association taxable as a corporation. In this case, beneficial owners ("Owners") of [certificates][notes] will be treated for Federal income tax purposes as owners of the trust's assets as described below.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

     Generally, the owner of a [note] [certificate] must include in gross income the sum of the "daily portions", as defined below, of the original issue discount ("OID") on the CABS for each day on which it owns a [note] [certificate], including the date of purchase but excluding the date of disposition. In the case of an original Owner, the daily portions of original issue discount with respect to a [certificate] generally will be determined as follows under the amendments made by the Tax Reform Act of 1986 (the "1986 Act") and the original issue discount regulations issued on February 2, 1994 (the "OID Regulations"). A calculation will be made of the portion of OID on the CABS that accrues during each successive semi-annual accrual period (or shorter period from the date of original issue). This will be done, in the case of each full monthly accrual period, by adding (a) the present value of all remaining payments to be received on the CABS and (b) any payments received during the accrual period, and subtracting from that total the "adjusted issue price" of the CABS at the beginning of the accrual period. The "adjusted issue price" of the CABS at the beginning of any accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

     If an Owner purchases a [note] [certificate] at a cost greater than the "adjusted issue price" of the CABS, then the "daily portion" for any day will be reduced by an amount equal to the product of (a) such "daily portion" and
(b) a fraction, the numerator of which is the amount by which the cost exceeds the "adjusted issue price" and the denominator of which is the sum of the "daily portions" for the CABS for all days on and after the date the [note] [certificates] are purchased.

     The tax code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

SALE OF THE [CERTIFICATES]

     Sale or exchange of a [certificate] prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received on the [certificate] and the Owner's adjusted basis in the [certificate]. The adjusted basis generally will equal the Owner's purchase price for a [certificate], increased by the OID included in the Owner's gross income with respect to a [certificate], and reduced by principal payments on the [certificates] previously received by the Owner. The gain or loss will be capital gain or loss to an Owner for which the [certificates] are a "capital asset" within the meaning of tax code Section 1221, and will be long-term or short-term depending on whether the [certificates] have been owned for the long-term capital gain holding period, which is currently more than one year.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The [trustee] will furnish or make available, within a reasonable time after the end of each calendar year, to each Owner or each person holding a [note] [certificate] on behalf of an Owner at any time during that year, the information as the trustee deems necessary or desirable to assist Owners in preparing their federal income tax returns. If an Owner or other recipient of payment on behalf of an Owner fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, the applicable backup withholding may be required with respect to any payments. Any amounts of United States Federal income tax deducted and withheld from a distribution to an Owner or other recipient of payment on behalf of an Owner would be allowed as a credit against such holder's federal income tax liability.

NON-U.S. PERSONS

     In general, payments of interest or payments made with respect to OID made by the person required to withhold tax under tax code Sections 1441 or 1442 to an Owner that is a non-U.S. Person with respect to the [note] [certificate] will generally not be subject to federal income or withholding tax if:

          (a) the Owner does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer of the [notes] [certificates], which may include the Depositor;

          (b) the Owner is not a controlled foreign corporation within the meaning of Code Section 957 related to the trust; and

          (c) the Owner complies with certification procedures requiring the delivery of a statement under penalty of perjury identifying that Owner.

     For this purpose, the term "non-U.S. Person" is defined as any person who is as to the United States a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax consequences, a foreign corporation, a non-resident alien, a non-resident individual or a non-resident fiduciary of a foreign estate or trust.]

[TREATMENT OF THE NOTES AS INDEBTEDNESS.

     The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special tax counsel will advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

INTEREST INCOME ON THE NOTES

     To the extent that the notes are issued with OID, the stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchase who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

SALE OR OTHER DISPOSITION

     If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interests and accrued market discount not previously included in income. Capital losses generally may be used to offset capital gains.

     A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent the note is held as part of a "conversion transaction" within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, subject to appropriate reduction, to the extent provided in regulations to be issued, to reflect prior inclusion of interest or other ordinary income items from the transaction.

FOREIGN HOLDERS

     Under the Code, unless interest, including OID, paid on a note is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), that interest will normally qualify as portfolio interest, except where (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the notes, or (b) the recipient is a controlled foreign corporation to which the issuer of the notes is a related person, and will be exempt from U.S. Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of noteholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the noteholder. They will, however, generally be subject to the regular United States income tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The [trustee] will furnish or make available, within a reasonable time after the end of each calendar year, to each Owner or each person holding a note on behalf of an Owner at any time during that year, information that the trustee deems necessary or desirable to assist Owners in preparing their Federal income tax returns. If an Owner or other recipient of payment on behalf of an Owner fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, the applicable backup withholding may be required with respect to any payments. Any amounts of United States Federal income tax deducted and withheld from a distribution to an Owner or other recipient of payment on behalf of an Owner would be allowed as a credit against such holder's federal income tax liability.

POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES

     If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.]

                            STATE TAX CONSEQUENCES

     In addition to the Federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus supplement, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the [certificates][notes] offered in this prospectus supplement. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the [certificates][notes] offered in this prospectus supplement.

                             ERISA CONSIDERATIONS

                                [            ]

                     PRIOR SERIES OF [CERTIFICATES][NOTES]

                                [            ]

                        LEGAL INVESTMENT CONSIDERATIONS

                                [            ]

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers Inc., and Lehman Brothers as agreed to purchase from the depositor, the series [____] [certificates][notes].

     Lehman Brothers is obligated to purchase all the series [_____] [certificates][notes] offered by this prospectus supplement if any are purchased.

     Lehman Brothers can over-allot or transact in a way to maintain the market price of the certificates above those of the open market. If this happens, it can be discounted at any time.

     Distribution of the series [_____] [certificates][notes] will be made by Lehman Brothers from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor, before deducting expenses payable by the depositor, will be [______]% of the aggregate original principal amount of the [certificates][notes] as of the Cut-Off Date, plus accrued interest at the [applicable] [initial] [weighted average] [certificate][note] rate from the Cut-Off Date. In connection with the purchase and sale of the series [____] [certificates][notes], Lehman Brothers may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     Lehman Brothers is an affiliate of the depositor, and the participation by Lehman Brothers in the offering of the [certificates][notes] complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                 LEGAL MATTERS

     Legal matters with respect to the [certificates][notes] will be passed upon for the depositor and for Lehman Brothers by Brown & Wood LLP, New York, New York.

                                    RATING

     It is a condition to issuance that the [certificates][notes] be rated in [one of the four highest] rating categories by at least one nationally recognized rating agency.

     A securities rating addresses the likelihood of the receipt by [certificateholders] [noteholders] of [certificates][notes] of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the [certificates] [notes]. The ratings on the [certificates][notes] do not, however, constitute statements regarding the likelihood or frequency of prepayments on the CABS or the possibility that [certificateholders][noteholders] of [certificates][notes] might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  SCHEDULE I

                                    Class ___

CUSIP #________                                               Rating:________


                                                             [Monthly] [Quarterly]
                                                             [Semi-Annual] Interest       Aggregate Interest payment
Interest Payment Dates          Aggregate Notional Amount    Payment on Single Class      on Single Class
----------------------          -------------------------    -----------------------      --------------------------

On each payment date                 $_______________                 $_______                     $________
commencing on ____________,
and thereafter until the
class_______ [certificates]
[notes] have been paid in
full. In the case of the
first interest payment date,
interest will accrue from
and including the closing
date to but excluding the
_________ interest payment
date.


                                    Class ___

CUSIP #________                                               Rating:________

                                 Aggregate Face Amount of        Minimum Authorized       Interest Rate on Principal
   Principal Payment Dates          Principal Component             Denomination                   Component
-----------------------------   -------------------------    -----------------------      --------------------------

Commencing with the payment          $_______________                 $_______                     $________
date, and thereafter until
the class ___ [certificates]
[notes] have been paid in
full.



                                        [Monthly] [Quarterly] [Semi-Annual]
                                        Monthly Interest Payment on Single      Aggregate Interest Payment
        Interest Payment Dates          Class                                   on Single Class
-----------------------------------  -----------------------------------------  --------------------------

On each payment date commencing on                      $______                               $_______
________, ____ and thereafter until
the class __ [certificates][notes]
have been paid in full. In the case
of the first interest payment date,
interest will accrue from and
including the closing date to but
excluding the _______, ____
interest payment date.

                              LEHMAN CARD ACCOUNT
                                     TRUST

                               $________________





                    [ADJUSTABLE RATE] [VARIABLE RATE] [ %]
                     ASSET BACKED [CERTIFICATES] [NOTES],
                               SERIES __________
                                [CLASS ______]

                            LEHMAN ABS CORPORATION

                            ______________________



                             PROSPECTUS SUPPLEMENT


                            ______________________


                                LEHMAN BROTHERS


The information in this prospectus supplement is not complete and may be
changed.   We may not sell these securities until the registration filed with the SEC is effective. This propsectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to completion, dated August 10, 1999


Prospectus
                            LEHMAN ABS CORPORATION

                              Asset-Backed Notes
                           Asset-Backed Certificates
                             (Issuable in Series)



Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes and asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust and the seller or sellers or transferor or transferors from whom the assets are acquired. The assets may include:

          (a)  one or more pools of:

               (1) receivables generated or to be generated from time to time in the ordinary course of business in one or more portfolios of credit card and similar accounts;

               (2) certificates or notes backed by credit card and similar receivables;

          (b) all monies due under the above assets (which may be net of amounts payable to the servicer); and

          (c)  funds, enhancements and other assets.

In addition, the assets may include monies on deposit in the pre-funding account to be established by the trustee, which will be used to purchase additional receivables or CABS securities from a seller from time to time during the funding period specified in the related prospectus supplement.

For a discussion of material risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                LEHMAN BROTHERS


                                 Risk Factors

       You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in Ability to Sell Securities or Lower Returns

       There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities, or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Depositor, Seller or Servicer

         The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust for that securities. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the securities.

         Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any balance remaining in the collection account or distribution account immediately after making all payments due on the securities of the related series and other payments specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

         If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust and may not proceed against any assets of the depositor. If payments with respect to the primary assets and the other assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

         The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for those repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

         We refer you to "The Agreements - Assignment of Primary Assets."

Limits on Enhancement May Result in Losses to Holders

         Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

         We refer you to "Enhancement."

Prior Liens May Have Priority Over the Trust's Interest in the Receivables

       Each seller will warrant in its pooling and servicing agreement, master pooling and servicing agreement, sale and servicing agreement or trust agreement that the transfer of the receivables by it to the trust is and will be either

          (1) a valid transfer and assignment of all right, title and interest in the receivables and all proceeds thereof to the trust or

          (2) the grant to the trust of a security interest in the receivables.

       The seller has taken and will take actions required to perfect the trust's interest in the receivables. The seller has warranted that if the transfer by it to the trust is deemed to be a grant to the trust of a security interest in the receivables, the trustee will have a first priority perfected security interest in the receivables. If the transfer of the receivables and all proceeds of the transfer to the trust is deemed to create a security interest in the trust, a tax or government lien on property of the seller arising before receivables come into existence may have priority over the trust's interest in those receivables.

         We refer you to "Legal Aspects of the Receivables - Transfer of Receivables."

Insolvency of Seller May Result in Delay, Reduction or Acceleration of Payments

       If any seller is a regulated financial institution,

          (1) to the extent that a seller grants a security interest in the receivables to the trust, and

          (2) that security interest is validly perfected before any insolvency of the seller, and

          (3) that security interest is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors,

then that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the trust with respect to the receivables should not be subject to recovery by a conservator or receiver for the seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which is commonly referred to as "FIRREA", or the conservator or receiver were to request a stay of proceedings with respect to the seller as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur.

       Upon the occurrence of a liquidation event, if a conservator or receiver were appointed for the seller, and no liquidation event other than the conservatorship, receivership or insolvency of the seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the rapid amortization period. In addition, a conservator or receiver for the seller may have the power to cause early payment of the securities.

         We refer you to "Legal Aspects of the Receivables - Transfer of Receivables."

Insolvency of Seller May Cause Termination of Trust and Loss to Securityholders

       If a conservator or receiver were appointed for the seller pursuant to the applicable agreement, new principal receivables would not be transferred to the trust and the trustee would sell the portion of the receivables allocable in accordance with the applicable agreement to each series, unless holders of the securities representing more than 50% of the investor amount of each series or, if any series has more than one class, the investor amount of each class of such series, instruct otherwise. This would result in the early termination of the trust, and could result in a loss to the holders of the securities if the net proceeds of the sale of the receivables were insufficient to pay securities in full.

         We refer you to "Legal Aspects of the Receivables -Matters Relating to Receivership."

Servicer Default May Prevent Transfer of Servicing to a Successor Servicer

       If a conservator or receiver is appointed for the servicer, and no servicer default other than the conservatorship or receivership or insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the trustee or the majority of the holders of the securities from effecting a transfer of servicing to a successor servicer.

         We refer you to "Legal Aspects of the Receivables - Matters Relating to Receivership."

Legislation on the Collection and Transfer of Receivables Could Have Possible Negative Effects on Securities

       The accounts and the receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Those laws, as well as any new laws or rulings which may be adopted, may adversely affect the servicer's ability to collect on the receivables or maintain previous levels of finance charges, annual cardholder fees and other fees. Failure by the seller or the servicer to comply with the requirements of federal and state consumer protection laws could adversely affect the servicer's ability to collect on the receivables. Pursuant to the applicable agreement, the depositor covenants to accept the transfer of all receivables in an account if any receivable in the account does not comply with all requirements of law, if any receivable is charged off as uncollectible or if the proceeds of any receivable in the account are not available to the trust. The depositor also makes other representations and warranties relating to the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with those representations and warranties, or for any other purpose. The sole remedy for a breach of a representation or warranty, which breach continues beyond the applicable cure period, if any, is that the depositor or the servicer, as the case may be, will generally be obligated to accept the transfer of all receivables in the account affected thereby. In addition, in the event of a breach of some of the representations and warranties, the depositor may be obligated to accept the reassignment and transfer of the interest in the trust of the holders of all series.

       Application of federal and state bankruptcy and debtor relief laws would affect the interests of the holders of the securities in the receivables, if those laws result in any receivables being written off as uncollectible.

Legal Concerns Applicable to Accounts

       In November 1991, the United States Senate voted to amend a then-proposed Senate banking bill to include an amendment to the Federal Truth-in-Lending Act which would have limited the annual percentage rate charged on credit card accounts to a rate not exceeding four percentage points over the rate charged by the IRS on underpayments of federal taxes. Based on the then-current IRS rate, the amendment would have limited the maximum annual percentage rate for all credit card accounts to 14%. Although the amendment was not approved by the House of Representatives, the depositor cannot predict whether Congress will pass a similar bill in the future or if the bill would be signed by the President.

       The potential effect of any legislation that limits the amount of finance charges that may be charged on credit card balances could be to reduce the net portfolio yield of a series. If the net portfolio yield for a series is reduced, a liquidation event may occur and the rapid amortization period for the series could commence prior to the scheduled amortization date for the series. In addition, during the past year, there has been increased consumer awareness of the level of finance charges and fees and other practices of card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the accounts.

       Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state federally insured state-chartered banks and federally insured national banks that issue cards. These lawsuits and administrative actions challenge various fees and charges, such as late fees, over-the-limit fees, returned payment check fees and annual membership fees, that are assessed against residents of the states in which the lawsuits and actions were filed. The suits and actions are based on restrictions or prohibitions under states' laws, that are alleged to be applicable to the out-of-state card issuers. In December 1994, the Superior Court of Pennsylvania reinstated a class-action law suit, stating that not all of Pennsylvania's consumer protection laws that purport to prohibit credit card fees and contingent default charges have been preempted by federal law. This case has been appealed to the Pennsylvania Supreme Court. The Supreme Courts of California, Colorado and New Jersey have also recently handed down decisions in similar actions. The California and Colorado Supreme Courts opined that federal law governs late fees and found for the defendant credit card issuers, while the New Jersey Supreme Court found that late payment fees are not interest and that, therefore, state law is not preempted by federal law with respect to those fees. On January 19, 1996, the United States Supreme Court accepted an appeal from the California Supreme Court's decision, which found that the charge in question was governed by federal law and was, therefore, proper.

       There can be no assurance that one of the sellers will not be named as a defendant in similar lawsuits or other administrative actions.

Competition Will Affect Seller's Ability to Generate New Receivables

       The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees. As a result of this competition, some major credit card and charge card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the accounts. A seller's ability to compete in the credit card and charge card industry will affect its ability to generate new receivables.

Factors May Cause Delay or Acceleration of Payments and Maturity

       The receivables in the trust may be paid at any time and there is no assurance that there will be additional receivables created in the accounts for inclusion in the trust or that any particular pattern of cardholder repayments will occur. The continuation of the revolving period of a series will be dependent upon the continued generation of new receivables for the trust. A significant decline in the amount of receivables generated in the accounts could result in the occurrence of a liquidation event for one or more series and the commencement of the rapid amortization period for each of those series. A decrease in the rate of payment by cardholders could delay the return of principal to the holders of the securities during the amortization periods for each series. Each agreement will provide that the depositor or the related seller may, or will be required to, designate additional accounts, the receivables of which will be added to the trust in the event that the amount of the principal receivables is not maintained at a particular minimum amount. If additional accounts are not designated by the depositor or the related seller when required, a liquidation event for one or more series may occur and result in the commencement of a rapid amortization period for those series.

       We refer you to "Receivable Yield Considerations" in the related prospectus supplement for a discussion of other events which might lead to the commencement of the rapid amortization period for a series.

A Decline in the Interest Rates or Indices for the Accounts in a Trust May Not be Accompanied by a Decline in the Interests Rates or Indices for the Securities

       If so specified in the related prospectus supplement, a portion of the accounts in a trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A series of securities issued by that trust may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of finance charge receivables on those accounts may be reduced. However, the amounts payable as monthly interest on the related series of securities and other amounts required to be funded out of finance charge receivables with respect to that series may not be similarly reduced. This could result in an insufficiency of amounts payable in respect of interest on the securities of a series.

Social, Geographic and Economic Factors May Adversely Affect Credit Card Usage and Payment Patterns or the Rate of Cardholder Defaults

       Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include the public's perceptions of the use of credit cards. Legal factors include any changes in the current legal structure affecting the relative balance of power between credit card issuers and the obligors under credit card accounts. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the securities of any series. The depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. The use of incentive or affinity programs, such as gift awards for card usage, by new credit card issuers that are entering the market or by issuers that are seeking to expand market share may also affect card usage patterns.

A Seller's Ability to Change Terms of the Receivables Could Result in a Reduction in Finance Charges or Fees or Other Changes to the Material Terms of the Accounts

       Any seller may have the right to determine the finance charges and other fees and charges that will be applicable from time to time on its accounts, to alter the minimum monthly payment required under the accounts and to change various other terms of its agreement with cardholders with respect to the accounts. A decrease in the finance charges and other fees and charges assessed on the accounts would decrease the effective yield on the accounts. A decrease in effective yield could result in the occurrence of a liquidation event for one or more series and the commencement of the rapid amortization period for each of those series. Under an agreement a seller may agree that, unless it is required by law or necessary in its good faith judgment in order to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the receivables or the other fees and charges assessed on the accounts, if, as a result of a reduction, the net portfolio yield for any series as of that date would be less than the base rate for that series. The seller may also covenant that it will change the terms relating to the accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the seller with characteristics the same as or substantially similar to the accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing accounts, a servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, an agreement does not contain any restrictions on the ability of a seller to change the terms of the accounts or the receivables. There can be no assurance that changes in applicable law, in the marketplace or in prudent business practice might not result in a determination by a seller to decrease finance charges or other fees and charges for existing accounts, or to take actions which would otherwise change the terms of the accounts.

Ratings or Securities of a Series are Limited in Scope and Could be Reduced or Withdrawn

       Any rating assigned by a rating agency to the securities of a series or a class of a series will solely reflect the rating agency's assessment of the likelihood that the holders of the securities will receive the payments of interest and principal required to be made under the agreement. A rating agency's assessment will be based primarily on the value of the primary assets in the trust and the availability of any enhancement with respect to the related series or class of the series. The rating will not be a recommendation to purchase, hold or sell securities of the series or class of the series. A rating will not comment as to the marketability of securities, any market price for the securities or suitability of the securities for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency if, in the rating agency's judgment, circumstances so warrant. The value of the securities may be reduced if their credit rating is lowered or withdrawn.

Book-Entry Securities May be Illiquid and Unable to be Pledged by
Securityholders

       Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

       Because transactions in the securities can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and some banks, a security owner's ability to pledge a security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system, or otherwise to take actions in respect of the securities, may be limited.

       Security owners may experience some delay in their receipt of principal and interest payments because the trustee will, first, forward payments to DTC, and DTC will then credit those payments to the accounts of its participants and the participants will subsequently credit payments to the accounts of security owners either directly or indirectly through indirect participants.

       We refer you to "Description of the Securities - Book-Entry
Registration".

                         Description of the Securities

General

         A series of securities issued under the registration statement of which this prospectus forms a part, may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust and the entity named in the related prospectus supplement as trustee for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to either a pooling and servicing or a trust agreement among the depositor, the servicer, if the series relates to receivables, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         As described in the related prospectus supplement, the seller may agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the offering of the securities.

         The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of such summaries. As described in this prospectus under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the receivables may have on notes that are secured by those receivables, those descriptions also apply to custody receipts.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, fixed interest securities, variable interest securities, planned amortization class securities, zero coupon securities, principal only securities, interest only securities, participating securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the payment date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities will be made by check mailed to those holders, registered as such at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the payment date on which the final principal payment on any security is expected to be made to the holder of the security.

         Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. If specified in the related prospectus supplement, amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next payment date, as the case may be. See "The Trust Assets--Collection and Distribution Accounts."

Payments of Interest

       Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the payment date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related payment date will accrue and be added to the principal thereof on that payment date.

       Interest payable on the securities on a payment date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a payment date the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that payment date.

Payments of Principal

       On each payment date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority which may, in some cases, include allocation by random lot, set forth in the related prospectus supplement.

       Interest only securities may be assigned a notional amount set forth in the related prospectus supplement, which is used solely for convenience for the calculation of interest and for other purposes, and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Payment Date

       The final scheduled payment date of each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled payment date of each class of certificates is the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled payment date of each class will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled payment date will be specified in the related prospectus supplement. Because payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any such class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. The final scheduled payment date of a class may equal the maturity date of the primary assets in the related trust which has the latest stated maturity or will be determined as described in this prospectus and in the related prospectus supplement.

Companion Series

       If so specified in the related prospectus supplement, a series of securities may be paired with a companion series issued by the related trust on or prior to the commencement of an accumulation period or amortization period for such series. As the investor interest of the series having a companion series is reduced, the Investor Interest of the companion series will increase by an equal amount. Upon payment in full of such series, the investor interest of the companion series will be equal to the amount of the investor interest paid to holders of securities of such series.

Optional Purchase or Termination

       The depositor may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of securities, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the primary assets from such trust on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of such purchase or termination must be given by the depositor or the trustee prior to the related date. The purchase or repurchase price will be set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement.

       In addition, the related prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of an Early Amortization Event.

Book-Entry Registration

       If so specified in the related prospectus supplement, holders of securities may hold their securities through DTC, in the United States, or Cedelbank or Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in such systems.

       Cede & Co., as nominee for DTC, will hold one or more global securities. Unless and until definitive securities are issued under the limited circumstances described in the related prospectus supplement, all references in this prospectus or in the prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the securities, as the case may be, for distribution to securityholders in accordance with DTC procedures.

       Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

       Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

       Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, see "Description of the Securities--Book-Entry Registration--Global Clearance, Settlement and Tax Documentation Procedures" below.

       DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations, including the underwriters. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a participant, either directly or indirectly. These entities are called indirect participants.

       Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, securityholders will receive all distributions of principal of and interest on the securities from the trustee, as paying agent, or its successor in such capacity, through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the paying agent to Cede, as nominee for DTC. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. It is anticipated that the only "securityholder" for a series may be Cede, as nominee of DTC. Securityholders would not then be recognized by the trustee as securityholders, as such term is used in the agreement, and securityholders would only be permitted to exercise the rights of securityholders indirectly through the participants who in turn will exercise the rights of securityholders through DTC.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, securityholders will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such securities, may be limited due to the lack of a physical certificate for such securities.

       DTC will take any action permitted to be taken by a securityholder under the agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC will take such actions with respect to specified percentages of the securityholders' interests only at the direction of and on behalf of participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

       Cedelbank is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

       The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

       The system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Cedelbank and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York, the Euroclear operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The terms and conditions govern all transfers of securities and cash, both within the system and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

       Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations." The Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

       Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Global Clearance, Settlement and Tax Documentation Procedures

       Except in some limited circumstances, the globally offered securities will be available only in book-entry form. Investors in global securities may hold those global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

       Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

       Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through Citibank, N.A. and Morgan Guaranty Trust Company of New York as the respective depositaries of Cedelbank and Euroclear and as participants in DTC.

         Non-U.S. holders of global securities will be exempt from U.S. withholding taxes, provided that such holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

1. Initial Settlement

       All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold the positions in accounts as participants of DTC.

       Investors electing to hold their global securities through DTC will follow the settlement practices applicable to securities previously issued by the depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

2. Secondary Market Trading

       Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the depositor in same-day funds.

       Trading between Cedelbank and/or Euroclear participants. Secondary market trading between Cedelbank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant the purchaser will send instructions to Cedelbank or Euroclear through a participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct Citibank or Morgan, respectively as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

       Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the Cedelbank or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Cedelbank or Euroclear participant's account would instead be valued as of the actual settlement date.

       Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

       (1) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

       (2) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

       (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

       A holder of global securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (certificate of Foreign Status).

       Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 which is the form for exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

       Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 which is the form for Ownership, Exemption or Reduced Rate Class A2 Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

       Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 which is the form for request for taxpayer identification number and certification.

       U.S. Federal Income Tax Reporting Procedure. The global security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books for the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

       This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these global securities.

Definitive Securities

       The securities of any series will be issued in definitive, fully registered, certificated form to securityholders or their respective nominees, rather than to DTC or its nominee only if

          (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the trustee or the depositor are unable to locate a qualified successor,

          (2) the depositor, at its option, elects to terminate the book-entry system through DTC or

          (3) after the occurrence of a servicer default, securityholders of the related series evidencing not less than 50% of the aggregate unpaid principal amount of the securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interests of the securityholders.

       Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the definitive certificates representing the securities, and instructions for re-registration, the trustee will issue the securities in the form of definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders, under the agreement and the series supplement.

       If definitive securities are issued, distribution of principal and interest on the definitive securities will be made by the paying agent or the trustee directly to the holders in whose names the definitive securities were registered on the related record date in accordance with the procedures set forth in this prospectus and in the agreement and the series supplement. Distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the trustee, except that the final payment on any definitive security will be made only upon presentation and surrender of the definitive security on the date for the final payment at the office or agency as is specified in the notice of final distribution to holders. The trustee will provide the notice to holders not later than the fifth day of the month of the final distribution.

       Definitive securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                 Trust Assets

General

       The trust for each series of securities will be composed of assets delivered, assigned and transferred to the trustee by the depositor, in each case consisting, unless otherwise specified in the related prospectus supplement, of:

          (1)  the primary assets;

          (2)  any Enhancement for that series; and

          (3) the amount, if any, initially deposited in the collection account, distribution account or pre-funding account for a series, as specified in the related prospectus supplement.

       The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, not from the issuer of the CABS securities or an affiliate thereof, or, in the case of the receivables, in privately negotiated transactions, which may include transactions with affiliates. Receivables relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, either pursuant to a pooling and servicing agreement or a sale and servicing agreement.

       Primary assets included in the trust for a series may consist of any combination of receivables and CABS securities, to the extent and as specified in the related prospectus supplement.

       The following is a brief description of the primary assets expected to be included in the trusts. Specific information regarding the primary assets will be provided in the related prospectus supplement and, to the extent not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the related securities. A form of the pooling and servicing agreement with respect to each series of securities, or the indenture with respect to each series of notes, has been filed as an exhibit to this registration statement and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Receivables

       General. The primary assets for a series may consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts. The accounts will consist of the Initial Accounts sold by a seller, as well as any Additional Accounts added from time to time, but will not include any Removed Accounts. Each seller will convey to the trust all receivables existing on the cut-off date in certain consumer, revolving credit card, charge card or debit card accounts (the "Initial Accounts") and all receivables arising in the Initial Accounts from time to time thereafter until the termination of the trust. The receivables may be payable in U.S. dollars or in any other foreign currency. After the cut-off date, the seller will convey to the trust the receivables in new accounts and the receivables in other accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the agreement. In addition, pursuant to the agreement, the seller in some circumstances will be obligated to designate Additional Accounts the receivables in which will be included in the trust or, in lieu thereof or in addition thereto, to include participations in the trust. Additional accounts will consist of new accounts and accounts relating to any Lump Sum Additions. The seller will convey to the trust all receivables in Additional Accounts, whether those receivables are then existing or thereafter created. The addition to the trust of receivables in Additional Accounts or participations will be subject to specified conditions.

       Pursuant to the agreement, the seller will have the right, subject to certain limitations and conditions, but not the obligation, to remove the receivables in certain accounts from the trust ("Removed Accounts"). If so specified in the related prospectus supplement, the seller will be able to include in the related trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the seller or any affiliate thereof and collections thereon.

       Credit Card Accounts and Receivables. The credit card receivables consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and other fees designated by the seller ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the accounts ("Principal Receivables"). In addition, some Interchange attributed to cardholder charges for merchandise and services in the accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to specified conditions, some of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of receivables will fluctuate from day to day as new receivables are generated or added to the trust and as existing receivables are collected, charged-off as uncollectible or otherwise adjusted. "Interchange" consists of fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

       Charge Card Accounts and Receivables. Charge card receivables consist of amounts charged on designated accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated accounts. Receivables originated under charge card accounts are not subject to a monthly finance charge.

       There are distinctions between the credit card accounts and the charge card accounts. The credit card accounts offer revolving credit plans to their customers. Charge card accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge card accounts generally cannot be used as a means of financing purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the charge card accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to credit card accounts.

       Another distinction between charge card accounts and credit card accounts is that charge card account balances are generally not subject to monthly finance charges. As described above, the full account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their charge card accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit card accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. Because charge card account balances are not assessed finance charges, for the purpose of providing yield to the trust a portion of Collections on receivables in accounts received in any due period equal to the product of Collections and the Yield Factor will generally be treated as Yield Collections. Each related prospectus supplement, where applicable, will describe the Yield Calculation for a specific portfolio of charge card accounts.

Additional Information Relating to Receivables

       The related prospectus supplement for each series will provide information with respect to the receivables that are primary assets as of the cut-off date, including, among other things, the aggregate principal balance of the receivables and whether the receivables are credit card receivables or charge card receivables.

       The eligibility criteria that will apply with respect to the primary assets will be specified in the related prospectus supplement. The related prospectus supplement will provide information, including, among other things:

          (a)  underwriting criteria;

          (b) the loss and delinquency experience for the portfolio of receivables;

          (c)  the composition of the portfolio by account balance; and

          (d)  the geographic distribution of accounts and receivables.

       The related prospectus supplement will also specify any other limitations on the types or characteristics of receivables for a series.

         If information of the nature described above respecting the receivables is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days after the initial issuance of such securities. On the closing date, no more than 5% of the receivables (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those receivables in the related prospectus supplement.

CABS Securities

       General. Primary assets for a series may consist, in whole or in part, of CABS securities which include certificates evidencing an undivided interest in, or notes or loans secured by, receivables generated in accounts. Those certificates, notes or loans will have previously been

          (a) offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a series of securities, or

          (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale, nor an affiliate thereof at any time during the three preceding months; provided that a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof.

       CABS securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement which will be referred to as a "CABS agreement". The seller/servicer of the underlying receivables will have entered into the CABS agreement with the trustee under such CABS agreement which will be referred to as the "CABS trustee". Receivables underlying a CABS security will be serviced by the CABS servicer directly or by one or more sub-servicers who may be subject to the supervision of the CABS servicer.

       All purchases of CABS securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the CABS securities or any affiliate thereof. As a result, no purchases of CABS securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of the CABS securities.

       The issuer of the CABS securities, which will be referred to as the "CABS issuer", will be:

          (1) a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards;

          (2) any form of store or merchandiser that issues credit or charge cards;

          (3) a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to the trusts, and selling beneficial interests in such trusts; or

                      (4) one of the trusts referred to in clause (3).

       If so specified in the related prospectus supplement, the CABS issuer may be an affiliate of the depositor. The obligations of the CABS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the CABS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CABS securities issued under the CABS agreement.

       Distributions of principal and interest will be made on the CABS securities on the dates specified in the related prospectus supplement. The CABS securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CABS securities by the CABS trustee or the CABS servicer. The CABS issuer or the CABS servicer may have the right to repurchase assets underlying the CABS securities after a specified date or under other circumstances specified in the related prospectus supplement.

       Underlying Receivables. The receivables underlying the CABS securities may consist of credit card receivables or charge card receivables.

       Enhancement Relating to CABS Securities. Enhancement in the form of reserve funds, subordination of other CABS issued under the CABS agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Enhancement may be provided with respect to the receivables underlying the CABS securities or with respect to the CABS securities themselves. The type, characteristics and amount of Enhancement will be a function of certain characteristics of the receivables and other factors and will have been established for the CABS securities on the basis of requirements of the rating agencies.

       Additional Information. The related prospectus supplement for a series for which the primary assets includes CABS securities will specify, to the extent relevant and to the extent that information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

               (1) the aggregate approximate principal amount and type of the CABS securities to be included in the primary assets;

               (2) certain characteristics of the receivables which comprise the underlying assets for the CABS securities including:

                    (a) whether the receivables are credit card receivables or charge card receivables;

                    (b)  the fees and charges associated with the receivables;
                         and

                    (c) the servicing fee or range of servicing fees with respect to the receivables;

               (3)  the expected and final maturity of the CABS securities;

               (4)  the interest rate of the CABS securities;

               (5) the CABS issuer, the CABS servicer, if other than the CABS issuer, and the CABS trustee for the CABS securities;

               (6) characteristics of the Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the CABS securities or to the CABS securities themselves;

               (7) the terms on which the underlying receivables for the CABS securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the CABS securities; and

               (8) the terms on which receivables may be substituted for those originally underlying the CABS securities.

       If information of the nature described above representing the CABS securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement. Additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days of the initial issuance of the securities.

Collection and Distribution Accounts

       A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. Some amounts on deposit in the collection account and amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will be deposited in a distribution account established by the trustee for each series of securities, for distribution to the related securityholders. The trustee will invest the funds in the collection and distribution accounts in eligible investments maturing, with some limited exceptions, not later, in the case of funds in the collection account, than the day preceding the date that funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, than the day preceding the next payment date for the related series of securities. Eligible investments include, among other investments, obligations of the United States and specified agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, specified repurchase agreements of United States government securities and specified guaranteed investment contracts, in each case, acceptable to the rating agency. From time to time, various accounts including pre-funding accounts may be created under the terms of the documents related to a specific series.

                                  Enhancement

General

       For any series, Enhancement may be provided with respect to one or more classes of the series. Enhancement may be in the form of the subordination of one or more classes of the securities of a series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related prospectus supplement, or any combination of the foregoing. Enhancement may also include any type of derivative product or arrangement. If so specified in the related prospectus supplement, any form of Enhancement may be structured so as to be drawn upon by more than one class to the extent described in that prospectus supplement.

       Unless otherwise specified in the related prospectus supplement for a series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, holders of the securities will bear their allocable share of deficiencies.

       If Enhancement is provided with respect to a series, the related prospectus supplement will include a description of:

          (a)  the amount payable under the Enhancement;

          (b) any conditions to payment under the Enhancement not otherwise described in this prospectus;

          (c) the conditions, if any, under which the amount payable under the Enhancement may be reduced and under which the Enhancement may be terminated or replaced; and

          (d) any material provisions of any agreement relating to the Enhancement.

       Additionally, the related prospectus supplement may set forth information with respect to the issuer of any third-party Enhancement, including:

          (a) any material provisions of any agreement relating to the Enhancement;

          (b)  a brief description of its principal business activities;

          (c) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          (d) if applicable the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

          (e) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related prospectus supplement.

Subordination

       If so specified in the related prospectus supplement, one or more classes of a series may be subordinated to one or more other classes of a series. If so specified in the related prospectus supplement, the rights of the holders of the subordinated securities to receive distributions of principal and/or interest on any payment date will be subordinated to the rights of the holders of the securities which are senior to such subordinated securities, to the extent set forth in the related prospectus supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated securities are paid to the holders of the securities which are senior to such subordinated securities.

Letter of Credit

       If so specified in the related prospectus supplement, a letter of credit with respect to a series or class of securities may be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings on the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Account

       If specified in the related prospectus supplement, the securities of any class or series may have the benefit of a cash collateral guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the seller and servicer, or a cash collateral account directly. The cash collateral guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee, except to the extent of amounts on deposit in the cash collateral account, the trustee or the seller or the servicer.

       The servicer will determine on each determination date with respect to the series enhanced by the cash collateral guaranty or the cash collateral account whether a deficiency exists with respect to the payment of interest and/or principal on the securities so enhanced. If the servicer determines that a deficiency exists, it will instruct the trustee for the series to draw an amount equal to the deficiency from the cash collateral guaranty or the cash collateral account, up to the maximum amount available under the guaranty or account.

Reserve Fund

       If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller will deposit into one or more reserve funds to be established with the trustee as part of the trust for the series or for the benefit of any Enhancer with respect to the series, cash, a letter or letters of credit, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in such prospectus supplement. In the alternative or in addition to a deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

       Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

       Amounts deposited in a reserve fund will be invested by the trustee, in Eligible Investments maturing no later than the day specified in the related prospectus supplement.

Surety Bond or Insurance Policy

       If so specified in the related prospectus supplement, insurance with respect to a series or class of securities may be provided by one or more insurance companies. The insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

       If so specified in the related prospectus supplement, a surety bond may be purchased for the benefit of the holders of any series or class of a series to assure distributions of interest or principal with respect to the series or class of securities in the manner and amount specified in the related prospectus supplement.

Spread Account

       If so specified in the related prospectus supplement, support for a series or one or more classes of a series may be provided by the periodic deposit of available excess cash flow from the trust assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of a class or series in the manner specified in the related prospectus supplement.

Derivative Products

       If so specified in the related prospectus supplement, the depositor may enter into a derivative arrangement with respect to the securities of any class or series. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement to provide protection against changes in floating rates of interest payable on the receivables or the securities, an interest rate or currency swap agreement to convert floating or fixed rate payments or currencies or any other similar arrangement.

                           Servicing of Receivables

General

       Customary servicing functions with respect to receivables comprising or underlying the primary assets in the trust will be provided by the servicer directly pursuant to an agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of certain documentation relating to the receivables on behalf of the trustee.

Collection Procedures

       The servicer will make reasonable efforts to collect all payments required to be made under the accounts and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

       Unless otherwise specified in the related prospectus supplement, the servicer will establish a collection account in the name of the trustee. As provided in the related prospectus supplement, the collection account will be an account maintained

               (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated as described in the related prospectus supplement and as specified by each rating agency rating the securities of a series, or

               (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

       Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

       Unless otherwise specified in the related prospectus supplement, the servicer, the seller, the trustee or the depositor, as appropriate, will deposit into the collection account for each series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

               (1) all payments on account of principal, including prepayments, on the primary assets;

               (2) all payments on account of interest or finance charges on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the applicable agreement, the servicing fee in respect of the primary assets;

               (3) all amounts received by the servicer in connection with the liquidation of primary assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

               (4) all amounts required to be deposited in the collection account from any applicable Enhancement for a series pursuant to the related trust agreement;

               (5) all repurchase prices of any such Primary Assets repurchased by the depositor, the seller or the servicer pursuant to the related agreement;

               (6) any amounts payable to the applicable person with respect to each primary asset acquired that has been repurchased or removed from the trust by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received in respect of the repurchased or removed asset and not distributed as of the date on which the related repurchase price was determined;

               (7) all amounts payable to the trustee of a series for deposit into the distribution account, if any, or for remittance to the securityholders of the series as provided for in the related trust agreement; and

               (8) all amounts necessary to clear and terminate the collection account pursuant to the related agreement.

       In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such collection account.

Servicing Compensation and Payment of Expenses

       As provided in the related prospectus supplement, the servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement.

       The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of securityholders of the series.

Evidence as to Compliance

       The agreement for each series may provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the receivables by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for the exceptions as that the firm believes to be immaterial and any other exceptions that are set forth in the statement.

       The agreement for each series will provide for delivery to the trustee for the series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Matters Regarding the Servicer

       The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the seller and may have other business relationships with the depositor and its affiliates.

       If an event of default occurs with respect to the servicer under an agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, servicer events of default and the rights of the trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements - Events of Default" and " - Rights upon Events of Default".

       Unless otherwise provided in the related prospectus supplement, the servicer may not resign from its obligations and duties under the agreement, except:

          (a)  upon determination that:

               (1) the performance of its duties under the agreement is no longer permissible under applicable law; and

               (2) there is no reasonable action which the servicer could take to make the performance of its duties hereunder permissible under applicable law;

          (b) in connection with a conveyance, consolidation or merger by the servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the agreement; or

          (c)  upon the satisfaction of the following conditions:

               (1) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the trustee, in form satisfactory to the trustee, of the obligations and duties of the servicer thereunder by a proposed successor servicer;

               (2) the servicer having given written notice to each rating agency of such transfer and such rating agency having notified the servicer in writing to the effect that its then current rating of securities of any series will not be reduced or withdrawn as a result of such transfer;

               (3) the written consent of any provider of Enhancement, which consent will not to be unreasonably withheld; and

               (4) the proposed successor servicer being an eligible servicer.

       Notwithstanding anything in the agreement to the contrary, any successor servicer appointed under clause (c) above will be deemed to be a successor servicer. Any determination permitting the resignation of the servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the trustee. No resignation will become effective until the trustee or a successor servicer shall have assumed the responsibilities and obligations of the servicer in accordance with the agreement.

       "Eligible servicer" means the trustee or an entity which, at the time of its appointment as servicer:

               (1) is an established financial institution having capital or a net worth of not less than $100,000,000;

               (2) is servicing a portfolio of consumer credit card or charge card accounts;

               (3) is legally qualified and has the capacity to service the accounts;

               (4) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry; and

               (5) is qualified to use the software that is then currently being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties under the agreement.

Indemnification

       Except to the extent otherwise provided therein, each agreement will provide that the servicer will indemnify the trust, the trustee and the securityholders of all series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the servicer with respect to the trust or the trustee or any co-trustee pursuant to the agreement, including those arising from acts or omissions of the servicer pursuant to the agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the servicer will not indemnify:

     (a) the trust or the trustee if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the trustee;

     (b) the trust, the trustee or the securityholders of any series for any liability, cost or expense of the trust with respect to any action taken by the trust at the request of the securityholders of a series in accordance with the agreement nor with respect to any Federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the trust or the securityholders of a series in connection herewith to any taxing authority; or

          (c) the trust or securityholders for any losses incurred by any of them as a result of defaulted receivables or receivables which are written off as uncollectible unless the write-off is caused by a breach of the agreement by the servicer. Subject to exceptions in the agreement, any indemnification pursuant to the agreement will be only from the assets of the servicer.

                                The Agreements

       The following summaries describe material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

       Receivables; Pre-Funding Accounts. On the closing date specified with respect to any given trust in the related prospectus supplement, the seller will transfer and assign to the applicable trustee, without recourse, its entire interest in the Initial Receivables of the related receivables pool. Each receivable will be identified at such time of transfer. The applicable trustee will, concurrently with the transfer and assignment, execute and deliver the related securities. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the securities of a given series will be applied to the purchase of the related CABS securities from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related prospectus supplement for a given trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the seller to the applicable trust from time to time during the Funding Period on each date specified as a transfer date in the related prospectus supplement (each, a "Subsequent Transfer Date").

       General. In connection with any transfer of the Initial receivables and any transfer of Subsequent receivables and CABS securities pursuant to an agreement, each seller will annotate and indicate in its computer files that the receivables and CAB securities have been conveyed to the trust. In addition, the seller will provide to the trustee a computer file or a microfiche list containing a true and complete list showing each account, the receivables of which have been designated for inclusion in the trust, identified by account number, collection status, the amount of receivables outstanding and the amount of principal receivables as of the cut-off date. The seller will not deliver to the trustee any other records or agreements relating to an account or the receivables. The records and agreements relating to the accounts and the receivables maintained by the seller or the servicer will not be segregated by the seller or the servicer from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the transfer of the receivables to the trust. Each seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the receivables. See "Risk Factors" and "Legal Aspects of the Receivables."

       Assignment of CABS Securities; Pre-Funding Accounts. The depositor will cause CABS securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its agent or correspondent will have possession of any certificated CABS securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a CABS security. See "The Trust Assets - CABS Securities". Each CABS security will be identified in the CABS schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each CABS security conveyed to the trustee.

       In the agreement, the depositor will represent and warrant to the trustee regarding the CABS securities:

     (1) that the information contained in the CABS schedule is true and correct in all material respects;

     (2) that, immediately prior to the conveyance of the CABS securities, the depositor had good title thereto, and was the sole owner thereof;

     (3)  that there has been no other sale by it of such CABS securities; and

     (4) that there is no existing lien, charge, security interest or other encumbrance on such CABS securities.

       As described in the related prospectus supplement, the net proceeds received from the sale of the securities of a given series will be applied to the purchase of the related CABS securities from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding account. The related prospectus supplement for a given trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the seller to the applicable trust from time to time during the Funding Period on each Subsequent Transfer Date.

       Repurchase and Substitution of Non-Conforming Primary Assets. As described in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the depositor does not cure the defect within 90 days, or within any other period specified in the related prospectus supplement, the depositor will, not later than 90 days or within the other period specified in the related prospectus supplement, after the trustee's notice to the depositor or the servicer, as the case may be, of the defect, repurchase the related primary asset from the trustee at a price equal to

     (a)  the outstanding principal balance of the primary asset and

     (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

       If provided in the related prospectus supplement, the depositor may, rather than repurchase the primary asset as described above, remove the primary asset from the trust (the "Deleted Primary Asset") and substitute in its place one or more other primary assets (each, a "Qualifying Substitute Primary Asset"). As described in the related prospectus supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution,

          (1) an outstanding principal balance, after deduction of all Payments due in the month of substitution, at least equal to the outstanding principal balance of the Deleted Primary Asset, the amount of any shortfall to be deposited to the certificate account in the month of substitution for distribution to securityholders,

          (2) an interest rate not less than the interest rate of the Deleted Primary Asset,

          (3) a remaining term-to-stated maturity not greater than, and not more than two years less than, that of the Deleted Primary Asset, and

          (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

       The depositor or another entity will make representations and warranties with respect to primary assets for a series. If the depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

       The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such primary assets. See "Risk Factors".

       As described in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a primary asset.

Pre-Funding Account

         If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in the prospectus supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series of securities. The Pre-Funded Amount will be used to purchase receivables ("Subsequent Receivables") in a period from the related closing date to a date not more than one year after the closing date (such period, the "Funding Period") from the seller. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the Funding Period to pay to the seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related receivables. To the extent that the entire Pre-Funded amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to the holders of the related securities on the payment date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the holders of one or more classes of the related series of securities. Monies on deposit in the Pre-Funding Account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account.

       In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding account as described above. The capitalized interest account will be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the capitalized interest account will be paid to the depositor.

Reports to Holders

       The trustee will prepare and forward to each securityholder on each payment date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

               (1) with respect to a series, the amount of such distribution allocable to interest or finance charges on the primary assets;

               (2) with respect to a series the amount of the distribution allocable to principal on the primary assets;

               (3) the amount of servicing compensation with respect to the primary assets paid during the period commencing on the due date to which the distribution relates and the amount of servicing compensation during the period attributable to penalties and fees;

               (4) the aggregate outstanding principal balance of the primary assets as of the opening of business on the due date, after giving effect to distributions allocated to principal and reported under (1) above;

               (5) the aggregate outstanding principal amount of the securities of the series as of the due date after giving effect to distributions allocated to principal reported under (2) above;

               (6) with respect to securities that are compound interest securities or zero coupon securities, the amount of interest accrued on the securities during the related interest accrual period and added to the compound value thereof;

               (7) in the case of securities that are variable interest securities, the rate applicable to the distribution being made;

               (8) if applicable, the amount of any shortfall, which equals the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the distribution account and the amounts actually distributed;

               (9) if applicable, the number and aggregate principal balances of primary assets delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the determination date to which such distribution relates;

               (10) in the case of any Enhancement described in the related prospectus supplement, the amount of coverage of the Enhancement as of the close of business on the applicable payment date;

               (11) in the case of any series which includes a class of
                    subordinate securities, the subordinated amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

               (12) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund, if any, on the payment date, after giving effect to distributions made on that date;

               (13) for each date during the Funding Period, if any, the
                    remaining Pre-Funded Amount;

               (14) for the first date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and that is being passed through as payments on the securities of the related series; and

               (15) such other information as is specified in the related agreement.

       In addition, within a reasonable period of time after the end of each calendar year, the trustee, or other entity as described in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

          (a)  the aggregate of amounts reported pursuant to (1) through (4),
               (6) and (8) above for such calendar year, and

          (b) the information specified in the agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable.

       Information in the payment date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, each servicer will provide to the trustee an annual report by independent public accountants with respect to the servicer's servicing of the receivables. See "Servicing of Receivables - Evidence as to Compliance".

Events of Default

       Pooling and Servicing Agreement. As described in the related prospectus supplement, events of default under the pooling and servicing agreement for each series of certificates include:

          (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to certificateholders of the series any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for the series, or to the servicer and the trustee by the holders of certificates of the series evidencing not less than 25% of the aggregate voting rights of the certificates for the series;

          (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates of the series evidencing not less than 25% of the aggregate voting rights of the certificates; and

          (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Events of Default

       So long as an event of default remains unremedied under the agreement for a series, the trustee for the series or, as specified in the prospectus supplement, holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for the series may terminate all of the rights and obligations of the servicer as servicer under the agreement and in and to the receivables, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

       In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the agreement relating to the servicing of the receivables. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

       During the continuance of any event of default of a servicer under the agreement for a series, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the certificateholders of the series, and, as specified in the prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless such securityholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow any such direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudiced to the nonassenting securityholders.

       No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the agreement for the series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

       Indenture. As described in the related prospectus supplement, events of default under the indenture for each series of notes include:

          (a) a default for five (5) days or more in the payment of any interest on any note of a series or the default in the payment of the principal of any note at the note's maturity;

          (b) failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of sixty
               (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (c) any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (d) events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

          (e) any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of that series are Zero Coupon securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. Such declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.

         If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

          (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

          (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of such policy will have the right to consent to any sale described above.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of the event of default.

         As described in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

       Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

The Trustee

       The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the series will be conferred or imposed upon the trustee and each specified separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform specified acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

       The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no event of default, as defined in the related agreement, has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any such documents furnished by it or the securityholders to the servicer under the agreement.

       The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "- Rights Upon Events of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

       The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

       The trustee may also be removed at any time:

          (a) by the depositor, if the trustee ceases to be eligible to continue as such under the agreement;

          (b)  if the trustee becomes insolvent; or

          (c) by the holders of securities evidencing more than 50% of the aggregate voting rights of the securities in the trust upon 30 days' advance written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of the Agreement

       As described in the prospectus supplement, the agreement for each series of securities may be amended by the depositor, the servicer, and the trustee with respect to such series, without notice to or consent of the securityholders:

          (a)  to cure any ambiguity;

          (b) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein;

          (c)  to add to the duties of the depositor or servicer;

          (d) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement;

          (e) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities; or

          (f)  to comply with any requirements imposed by the tax code;

provided that any such amendment pursuant to clause (d) above will not adversely affect in any material respect the interests of any securityholders of a series, as evidenced by an opinion of counsel. Any such amendment, except pursuant to clause (f) above, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating of the securities.

       As specified in the prospectus supplement, the agreement for each series may also be amended by the trustee, the servicer and the depositor with respect to the series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the securities of each class of the series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of securityholders of such series; provided, however, that no such amendment may

          (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

          (b) reduce the aforesaid percentage of aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected thereby.

Voting Rights

       The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series, if other than set forth in this prospectus.

List of holders

       Upon written request of three or more securityholders of record of a series for purposes of communicating with other securityholders with respect to their rights under the agreement or under the securities for the series, which request is accompanied by a copy of the communication which the securityholders propose to transmit, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee.

       No agreement will provide for the holding of any annual or other meeting of securityholders.

Termination

       Pooling and Servicing Agreement. The obligations created by the agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to such agreement after the earlier of:

          (1) the final payment or other liquidation of the last primary asset remaining in the trust for the series or

          (2) the repurchase, as described below, by the servicer or other entity specified in the prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the agreement.

       The agreement for each series permits, but does not require, the servicer or other entity specified in the prospectus supplement to repurchase from the trust for the series all remaining primary assets at a price equal to 100%, or such other percentage set forth in the prospectus supplement of the aggregate principal balance of such primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset, and unreimbursed expenses that are reimbursable pursuant to the terms of the agreement, plus accrued interest thereon at the weighted average rate on the related primary assets through the last day of the due period in which the repurchase occurs. The exercise of such right will effect early retirement of the securities of the series, but the servicer's right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust under the circumstances described in the related prospectus supplement. See "Description of the Securities - Optional Purchase or Termination".

         Indenture. The indenture will be discharged with respect to a series of notes, except with respect to those continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to the discharge, with some limitation, the indenture will provide that, if so specified with respect to the notes of any series, the related trust Fund will be discharged from any and all obligations in respect of the notes of the series (except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled payment date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                     Custody Receipts; Custody Agreements

         A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related securityholders to payments made on notes that are held by a custodian. Those notes will be issued pursuant to an indenture and if the primary assets securing the notes are receivables, the receivables will be serviced pursuant to a pooling and servicing agreement, a sale and servicing agreement or a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

         Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which such holders are entitled in accordance with the terms of the custody receipts.

         If a series of securities includes custody receipts, the related prospectus supplement will describe:

          o    the primary assets that are security for the related notes

          o    the terms of the related notes, and

          o    the terms of the custody receipts.

         At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. The notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

         The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

         No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to the holder.

         Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

Notices; Voting

         Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of the notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of the notice as the record date for the purpose of determining the holders of record to whom the notices shall be transmitted. In the event the notice requests or requires any vote, action or consent by the holders of such a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of the notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian. The custodian shall vote the notes in accordance with the letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date on which notice is received by the custodian shall be the record date.

         Notwithstanding the above, without the consent of all of the holders of custody receipts of a series, neither the custodian nor the holders of custody receipts shall vote or consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

         The custodian is not authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture and has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any event of default or similar event with respect to the servicer, as the case may be, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by such holder by directing the custodian to take specific actions on behalf of such holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from such holders for resulting costs and liabilities.

The Custodian

         Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement, except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

         The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

         The custodian is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Custodian

         The custodian may, upon written notice to the depositor, resign at any time in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving such notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

         The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

         As described in the prospectus supplement, the agreement for each series of custody receipts may be amended by the depositor, the servicer, with respect to a series relating to receivables, and the custodian with respect to the series, without notice to or consent of the holders:

          (1)  to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision therein,

          (3)  to add to the duties of the depositor or the custodian or

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement;

provided, that, the amendment will not adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel. An amendment will be deemed not to adversely affect in any material respect the interest of any holder if the custodian receives written confirmation from each rating agency that the amendment will not cause the rating agency to reduce the then current rating thereof.

         As specified in the prospectus supplement, the custody agreement for each series may also be amended by the custodian and the depositor with respect to the series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of the series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such custody agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may

          (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of the custody receipts or

          (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to the amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

       The obligations of the parties to the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                       Legal Aspects of the Receivables

       The following discussion contains summaries of the material legal aspects of credit, charge and debit card receivables which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which receivables originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the receivables.

Transfer of Receivables

       Each seller will warrant in the applicable agreement that the transfer of the receivables by it to the depositor constitutes either:

          (1) a valid transfer and assignment to the depositor of all right, title and interest of the seller in and to the receivables, free and clear from liens arising from or through the seller, except, to the extent specified in the related prospectus supplement, for certain potential tax liens, any interest of the seller as holder of the Exchangeable Transferor's Certificate and the depositor's right to receive interest and investment earnings, net of losses and investment expenses, in respect of the collection account, or

          (2) a valid grant to the depositor of a security interest in the receivables.

The seller will also warrant in the agreement that, in the event the transfer of the receivables by the seller to the depositor is deemed to create a security interest under the UCC as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the receivables in favor of the depositor and a valid, subsisting and enforceable first priority perfected security interest in the receivables created thereafter in favor of the depositor on and after their creation, except for specified liens described in the agreement.

       The receivables are generally considered to be "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the depositor. Financing statements covering the receivables will be filed with the appropriate governmental authority to protect the interest of the depositor in the receivables.

       There are limited circumstances under the UCC in which a prior or subsequent transferee of receivables coming into existence after the date on which the receivables are transferred to the depositor could have an interest in those receivables with priority over the depositor's interest. Under the agreement, however, the seller will warrant that it has transferred the receivables to the depositor free and clear of the lien of any third party, except for tax and other governmental liens. In addition, the seller will covenant that, except as permitted by the agreement, it will not sell, pledge, assign, transfer or grant any lien on any receivable, or any interest therein, other than to the depositor. A tax or other government lien on property of the seller arising prior to the time a receivable comes into existence may also have priority over the interest of the depositor in such receivable. In addition, if a seller is a bank, if the FDIC were appointed as receiver of the Bank, administrative expenses of the receiver may also have priority over the interest of the depositor in the receivables.

       A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, securityholders could experience a delay or reduction in distributions.

Matters Relating to Receivership

       It is likely that many of the sellers will be banking institutions. FIRREA, which became effective August 9, 1989, sets forth powers that the FDIC could exercise if it were appointed as receiver of a seller which is a national bank.

       Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for the seller would not interfere with the timely transfer to the depositor of payments collected on the receivables or interfere with the timely liquidation of receivables as described below. To the extent that the seller granted a security interest in the receivables to the depositor, and that interest was validly perfected before the seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the depositor with respect to the receivables should not be subject to recovery by the FDIC as receiver of the seller. If, however, the FDIC were to assert a contrary position, or were to require the trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the securities of any series relating to the seller outstanding at such time and possible reductions in the amount of those payments could occur.

       Each agreement as to which a bank is the seller will provide that, upon the appointment of a receiver for the seller, the seller will promptly give notice thereof to the trustee, and a Liquidation Event will occur. Under the agreement, no new Principal Receivables will be transferred to the trust and, unless otherwise instructed within a specified period by the holders of securities representing undivided interests aggregating more than 50% of the Investor Amount of each series, or, if a series has more than one class, of each class of the series, or unless otherwise prohibited by law, the trustee will proceed to sell, dispose of or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the receivables would then be treated by the trustee as collections on the receivables. This procedure could be delayed as described above. The net proceeds of any such sale will first be treated by the trustee as collections on the Finance Charge receivables, if any. Upon the occurrence of a Liquidation Event, if a conservator or receiver is appointed for the seller and no Liquidation Event other than such conservatorship or receivership or insolvency of the seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of receivables and the commencement of a Rapid Amortization Period with respect to any outstanding series. In addition, a conservator or receiver for the seller may have the power to cause early payment of the securities.

       If the seller bank is servicing its receivables and a conservator or receiver is appointed for the servicer, and no servicer default other than the conservatorship or receivership or insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the trustee or the majority in interest of the securityholders from effecting a transfer of servicing to a successor servicer.

Consumer Protection Laws

       The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the seller is a bank, the National Bank Act, if the seller is a national banking association, as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit some discriminatory practices in extending credit, and impose limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

       Various proposed laws and amendments to existing laws have been introduced in Congress and some state and local legislatures that, if enacted, would further regulate the credit card industry. Some of those proposed laws would, among other things, impose a cap on the rate at which a financial institution may assess finance charges on credit card accounts which cap would be substantially below the rates of the finance charges currently assessed by most sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987. On November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each series. If the Net Portfolio Yield of a series is reduced, a Liquidation Event for the series may occur, and the Rapid Amortization Period for the series would commence.

       In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company, a federally-insured, Delaware-chartered bank that issues the Discover credit card, was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state federally insured state-chartered banks and federally insured national banks which issue cards. These actions challenge various fees and charges, such as late fees, overlimit fees, returned payment check fees and annual membership fees, assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit those charges to their costs. Those actions and similar actions which may be brought in other states as a result of those actions, if resolved adversely to card issuers, could have the effect of limiting charges, other than periodic finance charges, that could be assessed on accounts of residents of those states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in those states.

       The depositor may be liable for violations of consumer protection laws that apply to the receivables, either as assignee of the seller with respect to obligations arising before transfer of the receivables to the depositor or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert those violations by way of set-off against its obligation to pay the amount of receivables owing. Each seller will covenant in the agreement to accept the transfer of all receivables in an account if any receivable in an account has not been created in compliance with the requirements of the consumer protection laws.

       Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the securityholders if those laws result in any receivables being written off as uncollectible.

                                 The Depositor

General

       The depositor was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the depositor is a wholly owned subsidiary of LCPI, which is a wholly owned subsidiary of Lehman Brothers Inc., a wholly owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

       The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in, and enter into agreements in connection with, and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

               (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

               (2)  credit card purchases or cash advances,

               (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

               (4)  trade financings,

               (5) loans secured by some types of first or junior mortgages on real estate,

               (6)  loans to employee stock ownership plans and

               (7) all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership.

Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any depositor securities, except for subordinated depositor securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                Use of Proceeds

       The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities offered hereby and by the related prospectus supplement for one or more of the following purposes:

               (1)  to purchase the related primary assets;

               (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets;

               (3)  to establish a Pre-Funding Account for such series;

               (4) to establish any reserve funds or cash collateral accounts described in the related prospectus supplement;

               (5) to provide enhancement for any other series or for securities issued by another issuer; and

               (6) to pay costs of structuring and issuing such securities, including the costs of obtaining Enhancement, if any.

If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of those primary assets.

                       Federal Income Tax Considerations

       The following is a discussion of material United States federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the securities in light of their personal investment circumstances, nor to holders subject to special treatment under the United States federal income tax laws, such as banks, life insurance companies and tax-exempt organizations. Prospective investors are advised to consult their own tax advisors with regard to the United States federal income tax consequences of holding and disposing of the securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS.

       The securities of a series may be classified for United States federal income tax purposes:

               (1)  as indebtedness,

               (2) as an ownership interest in some or all of the assets included in the trust for a series, or

               (3) as otherwise specified in the prospectus supplement for a series.

       As used in this prospectus, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulations, or an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one of more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall also be considered U.S. persons.

Treatment of the Notes as Indebtedness

       The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. If so specified in the prospectus supplement for a series, tax counsel will advise the trust that the notes of a series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

Taxation of Debt Securities

       Interest Income to Securityholders. Assuming the securities are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by securityholders utilizing the cash basis method of accounting and when accrued by securityholders utilizing the accrual method of accounting. Interest received on the securities may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a securityholder who buys a security for less than its principal amount, assuming the security is issued without OID, will be subject to the "market discount" rules of the Code, and a securityholder who buys a security for more than its principal amount will be subject to the premium amortization rules of the Code. See "Original Issue Discount" below for a description of the United States federal income tax consequences if the securities are issued with OID.

       The trustee will be required to report annually to the IRS, and to each securityholder of record, the amount of interest paid, and OID accrued, if any, on the Securities and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders. See "Backup Withholding".

       The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 20%.

       Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to securityholders who are United States persons owning securities issued with original issue discount ("OID securities" and "OID", respectively). It is based upon income tax regulations (the "OID Regulations") finalized on January 27, 1994 under Code Sections 1271 through 1273 and 1275.

       In general, the OID with respect to any OID security will equal the difference between the principal amount of the security and its issue price, which is defined as the initial offering price to the public at which price a substantial amount of the OID securities have been sold, if such excess is 0.25% or more of the OID security's principal amount multiplied by the number of complete years to its maturity (the "de minimis amount"). Even if the excess is less than the de minimis amount, if a failure to pay interest currently on the securities is not a default it is possible that all stated interest could be treated as principal for this purpose, and for purposes of the computations described below, with the result that the securities could be viewed as OID securities. Holders of OID securities must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

       In general, each securityholder of an OID security, whether that securityholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the security for each day during the taxable year that the securityholder owns the security. The daily portion of OID on an OID security is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial securityholder, the amount of original issue discount on an OID security allocable to each accrual period is determined by:

          (1) multiplying the "adjusted issue price" of the security by a fraction, the numerator of which is the annual yield to maturity of such security and the denominator of which is the number of accrual periods in a year, and

          (2) subtracting from the product the amount of interest paid during that accrual period.

The "adjusted issue price" of an OID security at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments, other than payments of qualified stated interest, previously made with respect to the OID security. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis.

       In the event that a securityholder purchases an OID security at an "acquisition premium," i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID security prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a securityholder who purchases an OID security at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

       A securityholder's tax basis in an OID security generally will be the securityholder's cost increased by any OID included in income, and market discount, if any, if the securityholder has elected to include accrued market discount in income on a current basis, and decreased by the amount of any principal payment received with respect to the OID security. Gain or loss on the sale, exchange or redemption of an OID security generally will be long-term capital gain or loss if the OID security has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the securityholder's income.

       If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

       Effects of Defaults and Delinquencies. Holders of securities that are treated as Debt securities for United States federal income tax purposes will be required to report income with respect to such securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the primary assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income including OID reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a primary asset default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

       Sale or Exchange. A securityholder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be a capital gain or loss, assuming that the security is held as a capital asset.

       A portion of any gain from the sale of a security that might otherwise be capital gain may be treated as ordinary income to the extent such security is held as part of a "conversion transaction" within the meaning of new
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, subject to appropriate reduction, to the extent provided in regulations to be issued, to reflect prior inclusion of interest or other ordinary income items from the transaction.
       Foreign Investors. If so specified in the prospectus supplement for a series, tax counsel will give its opinion that the securities of a series of Securities will properly be classified as debt for United States federal income tax purposes. If the securities are treated as debt:

          (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from United States withholding taxes, including backup withholding taxes, provided the holder complies with applicable identification requirements and does not actually or constructively own 10% or more of the voting stock of the depositor and is not a controlled foreign corporation with respect to the depositor. Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization or bank or other financial institution that holds the securities on behalf of the customer in the ordinary course of its trade or business:

               (1) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such securities stating that the holder is not a U.S. Person and providing such holder's name and address,

               (2) IRS Form 1001 signed by the beneficial owner of such securities or such owner's agent claiming exemption from withholding under an applicable tax treaty, or

               (3) IRS Form 4224 signed by the beneficial owner of such securities of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case

                    (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and

                    (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

          (b) a holder of a security who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such security, provided that:

               (1) such gain is not effectively connected to a trade or business carried on by the holder in the United States,

               (2) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and

               (3) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) a security held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,

               (1) the individual did not actually or constructively own 10% or more of the voting stock of the depositor, and

               (2) the holding of such security was not effectively connected with the conduct by the decedent of a trade or business in the United States.

       On October 6, 1997, the Treasury Department issued new withholding regulations (the "New Regulations") which make certain modifications to the certification requirements and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

       Interest and OID of securityholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the securityholder. They will, however, generally be subject to the regular United States income tax.

       If the IRS were to contend successfully that a series of securities are interests in a partnership (not taxable as a corporation), a securityholder that is a nonresident alien or foreign corporation might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the securities are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership' taxable as a corporation, to the extent distributions on the securities were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

       Backup Withholding. A securityholder may, under some circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security (i) fails to furnish the trustee with its taxpayer identification number ("TIN"); (ii) furnishes the trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under some circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to some payments made to securityholders, including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents) and to certain Nonresidents (as defined below). Each nonexempt securityholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt securityholder fail to provide the required certification, the trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as credit against the holder's federal income tax liability. The New Regulations also make some modifications to backup withholding and related information reporting requirements. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Holders of the securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption, and the changes contained in the New Regulations.

       The trustee will report to the securityholders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities. The trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder or each person holding a security on behalf of a securityholder at any time during such year, such information as the trustee deems necessary or desirable to assist securityholders in preparing their federal income tax returns.

Tax Status as a Grantor Trust

       General. If specified in the related prospectus supplement, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust Fund relating to a series of certificates will be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the certificates of such series, "Pass-Through securities"). In some series there will be no separation of the principal and interest payments on the securities. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in the securities. In other cases ("Stripped securities"), sale of the certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the securities.

       Each holder must report on its United States federal income tax return its share of the gross income derived from the securities, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the securities directly, received directly its share of the amounts received with respect to the securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the certificateholder owns an interest. The holder will generally be entitled to deduct servicing fees under Section 162 or
Section 212 of the Code to the extent that such servicing fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing that holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of

          (a) 3% of the excess of adjusted gross income over the applicable amount or

          (b) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

       The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of Individuals of 28%. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition, and would further reduce the maximum rates on such gains in the year 2001 and thereafter for individual taxpayers who meet specified conditions. Prospective investors should consult their own tax advisors concerning these tax law changes.

       Discount or Premium on Pass-Through Securities. Discount on a Pass-Through security represents OID or market discount. In the case of a CABS security with OID in excess of a prescribed de minimis amount or a Stripped security, a holder of a certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

       Stripped Securities. A Stripped security may represent a right to receive only a portion of the interest payments on a CABS security (a "Stripped Coupon"), a right to receive only principal payments on a CABS security or a right to receive specified payments of both interest and principal (a "Stripped Bond"). Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

       The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities. Although the tax treatment of Stripped Securities is not entirely clear, based on recent guidance by the IRS, a Stripped Bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued on December 28, 1992 (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond certificate will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting.

       Under the foregoing rules, it is anticipated that Stripped Bond certificates will be considered to be issued with de minimis OID, which will therefore be considered to be zero and Stripped Coupon certificates will be issued with OID. If Stripped Bond certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final Distribution Date, that ends on the earlier to occur of the day in the calendar year corresponding to each Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the Stripped Security and (2) any payments received during such accrual period, and subtracting from that total the "adjusted issued price" of the Stripped Security at the beginning of such accrual period. The "adjusted issue price" of a Stripped Security at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Code, and the "adjusted issue price" of a Stripped Security at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

       Sale or Exchange. A holder's tax basis in its certificate is the price such holder pays for a certificate, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a certificate, measured by the difference between the amount realized and the certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the certificate is held as a capital asset.

       Gain or loss from the sale of a Grantor trust certificate that might otherwise be capital gain may be treated as ordinary income to the extent such certificate is held as part of a "conversion transaction" within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, subject to appropriate reduction, to the extent provided in regulations to be issued, to reflect prior inclusion of interest or other ordinary income items from the transaction.

       Foreign Investors. Under the Code, unless interest, including OID, paid on a certificate is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the securities, or (2) the recipient is a controlled foreign corporation to which the issuer of the securities is a related person) and will be exempt from United States federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through securities and Stripped securities, however, may be subject to withholding to the extent that the securities were originated on or before July 18, 1984.

       Interest and original issue discount of certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the certificateholder. They will, however, generally be subject to the regular United States income tax.

                               FASIT Securities

General

       The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of debt securities including mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT holders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related prospectus supplement will provide a detailed discussion regarding the U.S. federal income tax consequences associated with the particular transaction.

       FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

Qualification as a FASIT

       The trust underlying a series (or one or more designated pools of assets held in the trust) will qualify under the code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if

               (1)  a FASIT election is in effect,

               (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

               (3) the trust is not a regulated investment company as defined in Code Section 851(a).

Asset Composition

       In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include

               (1)  cash or cash equivalents,

               (2) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduct as defined in Code Section 860D ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

               (3)  foreclosure property,

               (4) some hedging instruments such as, interest and currency rate swaps and credit enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

               (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

               (6)  FASIT regular interest, and

               (7)  REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

Interests in a FASIT

       In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

       A FASIT interest generally qualifies as a regular interest if

               (1)  it is designated as a regular interest,

               (2)  it has a stated maturity no greater than thirty years,

               (3)  it entitles its holder to a specified principal amount,

               (4) the issue price of the interest does not exceed 125% of its stated principal amount,

               (5) the yield to maturity of the interest is less than the applicable Treasure rate published by the Service plus 5%, and

               (6)  if it pays interest, such interest is payable at either
                    (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., qualified floating rates and weighted average rates).

       Interest will be considered to be based on a permissible variable rate if, generally,

               (1)  the interest is unconditionally payable at least annually,

               (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

               (3) the interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT Regular Security.

       If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences - FASIT Securities - Tax Treatment of FASIT Regular Securities - Treatment of High-Yield Interests."

Consequences of Disqualification

       If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for the year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for U.S. federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

Tax Treatment of FASIT Regular Securities

       General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from those securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the securityholder and a principal payment on such security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on those securities in the same manner described for notes. See "Federal Income Tax Consequences - Taxation of Debt Securities - Original Issue Discount," above. High-Yield Securities may be held only by Eligible Corporations, other FASITs, and some securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

       FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent the REMIC Securities would be so considered. In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

       Sale, Exchange or Redemption. If a FASIT Regular Security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the holder's adjusted basis in the FASIT Regular Security. Such adjusted basis generally will equal the cost of the FASIT Regular Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the FASIT Regular Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. See "Federal Income Tax Consequences - Taxation of Debt Securities - Sale or Exchange." Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a FASIT Regular Security will recognize gain equal to the excess, if any, of the amount of the payment over the holders' adjusted basis in the FASIT Regular Security. A holder of a FASIT Regular Security who receives a final payment that is less than the holder's adjusted basis in the FASIT Regular Security will generally recognize a loss. Except as provided in the following paragraph, any such gain or loss will generally be a capital gain or loss, provided that the FASIT Regular Security is held as a "capital asset", which is generally property held for investment, within the meaning of Code Section 1221.

       The certificates will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a FASIT Regular Security by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

       The FASIT Regular Security information reports will include a statement of the adjusted issue price of the FASIT Regular Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of FASIT Regular Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the FASIT may not have, it appears that the information reports will only require information pertaining the appropriate proportionate method of accruing market discount.

Treatment of High-Yield Interest

       High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield interest may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interest to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

       The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

Tax Treatment of FASIT Ownership Securities

       A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Securities as are holders of High-Yield Interest. See "Federal Income Tax Consequences - FASIT Securities - Tax Treatment of FASIT Regular Securities - Treatment of High-Yield Interest."

       Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under the marked-to market rules or the securities' value after applying special valuation rules contained in the FASIT provision. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

       The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

          (1) the receipt of income derived from assets that are not permitted assets,

          (2)  certain dispositions of permitted assets,

          (3) the receipt of any income derived from any loan originated by a FASIT, and

          (4) ________________ in some cases, the receipt of income representing a servicing fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding

       Holders of FASIT Securities will be subject to backup withholding to the same extent holder of REMIC Securities would be subject. See "Federal Income Tax Consequences - Taxation of Debt Securities - Backup Withholding."

                           State Tax Considerations

       In addition to the U.S. federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

                             ERISA Considerations

       ERISA imposes restrictions on employee benefit plans subject to ERISA and persons who have specified relationships to those plans. ERISA also imposes duties on persons who are fiduciaries of plans subject to ERISA and prohibits some transactions between a plan and parties in interest with respect to those plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of that plan. Similar restrictions also apply to plans that are subject to the tax code.

                                    Ratings

       It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities.

                             Plan of Distribution

       The depositor may offer each series of certificates or notes through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of certificates of notes. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of securities Dealers, Inc. The prospectus supplement relating to each series of certificates or notes will set forth the specific terms of the offering of such series of certificates or notes and of each class within that series, the names of the underwriters, the purchase price of the certificates or notes, the proceeds to the depositor from the sale, any securities exchange on which the certificates or notes may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of certificates or notes will also be set forth in the prospectus supplement relating to the series.

                                 Legal Matters

       Legal matters in connection with the certificates and the notes will be passed upon for the depositor and for the underwriters by Brown & Wood LLP, New York, New York.

                             Available Information

         The trust funds formed to issue under this securities prospectus is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required time period, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information regarding registrants, including the depositor, that file electronically with the SEC.

       The prospectus does not contain all the information set forth in the Registration Statement, of which this prospectus is a part, and exhibits relating thereto which the depositor has filed with the SEC in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.

       Neither Lehman Brothers Inc. nor any of its affiliates, including the depositor, are obligated with respect to the certificates or the notes. Accordingly, the depositor has determined that financial statements of Lehman Brothers and its affiliates including the depositor are not material to the offering made hereby.

                               GLOSSARY OF TERMS

       The following are abbreviated definitions of certain terms used in this prospectus. Unless otherwise provided in a "Supplemental Glossary" in the prospectus supplement for a series, such definitions shall apply to capitalized terms used in such prospectus supplement. The definitions may vary from those in the related agreement for a series and the related agreement for a series generally provides a more complete definition of some of the terms. Reference should be made to the related agreement for a series for a more complete definition of such terms.

       "Accounts" means with respect to the primary assets of a series, portfolios of revolving credit, charge and debit card accounts.

       "Accrual Termination Date" means, with respect to a class of compound interest securities, the payment date specified in the related prospectus supplement.

       "Advance" means a cash advance by the servicer in respect of delinquent payments of principal of and interest on an account, and for any other purposes specified in the related prospectus supplement.

       "Agreement" means a master pooling and servicing agreement, pooling and servicing agreement, sale and servicing agreement or trust agreement entered into among the seller, the servicer, the depositor and the trustee with respect to the issuance of a CABS security.

       "Asset Group" means, with respect to the primary assets of a series, a group of such primary assets having the characteristics described in the related prospectus supplement.

       "Asset Value" means, for any primary asset, the amount set forth in or determined in accordance with the related prospectus supplement.

       "Assumed Reinvestment Rate" means, with respect to a series, the per annum rate or rates specified in the related prospectus supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the series.

       "Bankruptcy Code" means the federal bankruptcy code, Title 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder.

       "Base rate" for each series has the meaning set forth in the prospectus supplement relating to such series.

       "CABS Agreement" means a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or similar agreement.

       "CABS Issuer" means the issuer or issuers of the CABS.

       "CABS" or "CABS security" means a certificate evidencing an undivided interest in, or a note or loan secured by receivables generated in accounts. CABS or CABS Security may also include a certificate evidencing an undivided interest in, or a note or a loan secured by CABS.

       "CABS servicer" means the servicer or servicers of the CABS.

       "CABS trustee" means the trustee or trustees of the securities.

       "Cash Collateral Guaranty" means the guaranty that provides support for a series or one or more classes of a series if so specified in the related prospectus supplement.

       "Certificate Schedule" means a schedule appearing as an exhibit to the related agreement identifying each CABS security.

       "Citibank" means Citibank, N.A.

       "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

       "Compound Interest Security" means any security of a series on which all or a portion of the interest accrued thereon is added to the principal balance of such security on each payment date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the compound value thereof.

       "Compound Value" means, with respect to a class of compound interest securities, the original principal balance of such class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such class of compound interest securities.

       "Cooperative" means Euroclear Clearance System S.C., a Belgian cooperative corporation.

       "Debt Securities" means certificates or notes characterized as indebtedness for federal income tax purposes.

       "Deleted Primary Asset" means a primary asset removed from the trust.

       "De minimis amount" is equal to .25% or more of the OID certificate's principal amount multiplied by the number of complete years to its maturity.

       "Depositor Securities" means depositor's bonds, notes, debt or equity securities, obligations and other securities and instruments.

       "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381 (a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

       "Distribution account" means, with respect to a series, the account established in the name of the trustee for the deposit of remittances received from the servicer with respect to the primary assets.

       "Due date" means each date, as specified in the related prospectus supplement for a series, on which any payment of principal or interest is due and payable by the obligor on any primary asset pursuant to the terms thereof.

       "Eligible Servicer" means the trustee or an entity which, at the time of its appointment as servicer, (a) is an established financial institution having capital or a net worth of not less than $100,000,000, (b) is servicing a portfolio of consumer credit card or charge card accounts, (c) is legally qualified and has the capacity to service the accounts, (d) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (e) is qualified to use the software that is then currently being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties under the agreement.

       "Enhancement" means the Enhancement for a series, if any, specified in the related prospectus supplement.

       "Enhancer" means the provider of the Enhancement for a series specified in the related prospectus supplement.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Euroclear" or "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

       "Final scheduled payment date" means, with respect to a class of a series of securities, the date after which no securities of such class will remain outstanding based on the assumptions set forth in the related prospectus supplement.

       "Finance Charge Receivables" means all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and any other fees designated in the related prospectus supplement.

       "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1987.

       "Global securities" means the globally offered Securities.

       "Initial Accounts" means receivables existing on the cut-off date in certain consumer, corporate, revolving credit card, charge card or debit card accounts.

       "Investor Interest" means a specific undivided interest in the assets of the trust allocated to the securities.

       "IRS" means the Internal Revenue Service.

       "LCPI" means Lehman Commercial Paper Inc.

       "Lehman Brothers" means Lehman Brothers Inc.

       "Liquidation Proceeds" means all amounts received by the servicer in connection with the liquidation of primary assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law.

       "Mastercard International" means Mastercard International Incorporated.

       "Modification" means a change in any term of a receivable.

       "Morgan" means Morgan Guaranty Trust Company of New York.

       "1986 Act" means the Tax Reform Act of 1986.

       "1992 Form 10-K" means the Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

       "Net portfolio yield" for each series has the meaning set forth in the prospectus supplement relating to such series.

       "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

       "Notional Amount" means the amount set forth in the related prospectus supplement for a class of interest only securities used solely for convenience in expressing the calculation of interest and does not represent the right to receive distributions allocable to principal.

       "OID" means original issue discount.

       "OID securities" means securities issued with OID.

       "Participants" means organizations participating in the prospectus supplement.

       "Participating Securities" means securities entitled to receive payments of principal and interest and an additional return on investment as described in the related prospectus supplement.

       "Participations" means participations representing undivided interests in a pool of assets primarily consisting of revolving charge card accounts or other revolving credit accounts owned by the depositor or any affiliate thereof and collections thereon.

       "Pass-Through securities" means classified certificates of a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

       "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

       "Pre-Funding Account" means the Pre-Funding Account which may be deemed necessary by a prospectus supplement.

       "Pre-Funded Amount" means the amount on deposit in the Pre-Funded
Account.

       "Primary assets" means one or more pools of receivables arising under accounts purchased from the seller specified in the related prospectus supplement and securities which are included in the trust fund for the series. a primary asset refers to a specific receivable or cabs security, as the case may be.

       "Principal Balance" means, with respect to a primary asset and as of a due date, the original principal amount of the primary asset, plus the amount of any deferred interest added to the principal amount, reduced by (1) all payments, both scheduled or otherwise, received on that primary asset prior to that due date and applied to principal in accordance with the terms of the primary asset, (2) the principal portion of the purchase price of any primary asset removed from the trust Fund and (3) the principal portion of any liquidation proceeds.

       "Principal Receivables" means all amounts charged by cardholders for merchandise and services, amounts advanced and specified other fees billed to cardholders on the accounts.

       "Prohibited Transactions" means the transactions between a plan and parties in interest with respect to those plans prohibited by ERISA.

       "Proposed OID Regulations" means proposed income tax regulations.

       "Qualifying Substitute Primary Asset" means primary assets substituted for a deleted primary asset.

       "Receivables" may consist of, with respect to the primary series, consumer, corporate, revolving credit card, charge card or debit card receivables.

       "Removed Account" means receivables removed from accounts from the trust.

       "Revolving Period" means the period during which primary assets will be continuously purchased and no principal will be paid to the securityholders.

       "Section 1286 Treasury Regulations" means Treasury Regulations issued on December 28, 1992.

       "Spread Account" means an account which supports a series or one or more classes of series by assuring the subsequent distribution of interest or principal on the securities of such class or series.

       "Stripped Coupon" means a right to receive only a portion of the interest payments on a CABS security.

       "Stripped Securities" means securities whose sale produces a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the securities.

       "Subsequent Receivables" means additional receivables which the related trust may be required to purchase.

       "Subsequent Transfer Date" means the transfer dates on which Subsequent receivables will be sold from time to time during the funding period.

       "Terms and Conditions" means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

       "Trust" means, with respect to any series of securities, all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the securityholders by the trustee under the agreement, including, without limitation, the primary assets, all amounts in the distribution account, collection account or reserve funds, distributions on the primary assets net of servicing fees, if any, and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by the trustee pursuant to the trust agreement for such series.

       "UCC" means the Uniform Commercial Code.

       "Variable Interest Security" means a security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related prospectus supplement.

       "VISA" means VISA U.S.A., Inc.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution.*

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     SEC Filing Fees..................................        $834,000.00
     Legal Fees and Expenses..........................         200,000.00
     Accounting Fees and Expenses.....................          40,000.00
     Blue Sky Fees and Expenses.......................          12,500.00
     Trustee's Fees and Expenses......................          12,000.00
     Rating Agency Fees...............................         100,000.00
     Printing and Engraving Fees......................          60,000.00
     Miscellaneous....................................          20,000.00

            Total.....................................      $1,278,500.00


Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

     Article VIII, Section 6, of the By-Laws of the Depositor sets forth certain rights of the directors and officers of the Depositor to indemnification. In addition, Section 145 of the Delaware General Corporation Law contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments and the like in connection with litigation. Reference is made to Exhibit 3.2 to this Registration Statement for the complete text of Article VIII, Section 6 of the By-laws.

Item 16.  Exhibits.
          --------

    1.1-     Form of Underwriting Agreement.(1)
    1.2      Form of Underwriting Agreement.(2)
    3.1      Restated Certificate of Incorporation of Lehman ABS
             Corporation.(3)
    3.2-     Form of By-Laws of Lehman ABS Corporation.(4)
    4.1-     Form of Pooling and Servicing Agreement.(1)
    4.2-     Form of Pooling Agreement.(5)
    4.3-     Form of Trust Agreement.(2)
    4.4-     Form of Master Pooling and Servicing Agreement.(2)
    4.5-     Form of Sale Agreement.(2)
    4.6-     Form of Indenture.(2)
    4.7-     Form of Trust Agreement.(6)
    4.8-     Form of Custody Agreement.(7)
    5.1-     Opinion of Brown & Wood LLP as to legality.(7)
    8.1-     Opinion of Brown & Wood LLP as to tax matters.
    10.1-    Form of Mortgage Loan Purchase Agreement.(6)
    23.1-    Consent of Brown & Wood LLP (included as part of Exhibits 5.1 and
             8.1).
    24.1-    Power of Attorney of Directors and Officers of Company.

------------------
* All amounts, except the SEC Filing Fee, are estimates for expenses incurred or to be incurred in connection with the issuance and distribution of one or more series Securities in an aggregate principal amount assumed for these purposes to be equal to the aggregate of the $1,500,000,000 of Securities registered hereby and the amount previously registered and currently outstanding.

(1) Previously filed in Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on August 17, 1993.

(2) Previously filed in Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-69720), filed with the SEC by the Registrant on November 16, 1993.

(3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on August 17, 1993.

(4) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-20084), filed with the SEC by the Registrant on January 13, 1993.

(5) Previously filed in Post-Effective Amendment No. 5 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on February 28, 1994.

(6) Previously filed in Registration Statement on Form S-3 (Reg. No. 33-85946) and Post-Effective Amendment No. 6 to Registration Statement on Form S-3 (Reg No. 33-78396), filed with the SEC by the Registrant on November 3, 1994.

(7) Previously filed in Registration Statement on Form S-3 (Reg. No. 333-76627), filed with the SEC by the Registrant on April 20, 1999.

Item 17.  Undertakings.
          ------------

     A.  Undertaking Pursuant to Rule 415.
         --------------------------------

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings Incorporating Subsequent Exchange Act Documents by Reference.
        --------------------------------------------------------------------

     The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Undertaking in respect of indemnification.
        -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Amendment No. 2 relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August, 1999.

                                    LEHMAN ABS CORPORATION



                                    By  /s/Martin P. Harding
                                        -------------------------
                                        Martin P. Harding
                                        Managing Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                                  Date
---------                       -----                                  ----
      *                         Chairman of the Board                  August 5, 1999
---------------------             (Principal Executive Officer)
Mark L Zusy                       Director and Managing Director


      *                         Director and Managing Director         August 5, 1999
---------------------
Neal B. Leonard


      *                         Controller (Principal                  August 5, 1999
---------------------             Accounting Officer)
David Goldfarb


       *                        Director                               August 5, 1999
---------------------
James J. Sullivan

         *By:  /s/Samir Tabet
             --------------------
               Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------
    1.1       -     Form of Underwriting Agreement.(1)
    1.2       -     Form of Underwriting Agreement.(2)
    3.1       -     Restated Certificate of Incorporation of Lehman ABS Corporation.(3)
    3.2       -     Form of By-Laws of Lehman ABS Corporation.(4)
    4.1       -     Form of Pooling and Servicing Agreement.(1)
    4.2       -     Form of Pooling Agreement.(5)
    4.3       -     Form of Trust Agreement.(2)
    4.4       -     Form of Master Pooling and Servicing Agreement.(2)
    4.5       -     Form of Sale Agreement.(2)
    4.6       -     Form of Indenture.(2)
    4.7       -     Form of Trust Agreement.(6)
    4.8       -     Form of Custody Agreement.(7)
    5.1       -     Opinion of Brown & Wood LLP as to legality.(7)
    8.1       -     Opinion of Brown & Wood LLP as to tax matters.
   10.1       -     Form of Mortgage Loan Purchase Agreement.(6)
   23.1       -     Consent of Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).
   24.1       -     Power of Attorney of Directors and Officers of Company.


------------------------
(1) Previously filed in Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on August 17, 1993.

(2) Previously filed in Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-69720), filed with the SEC by the Registrant on November 16, 1993.

(3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on August 17, 1993.

(4) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 33-20084), filed with the SEC by the Registrant on January 13, 1993.

(5) Previously filed in Post-Effective Amendment No. 5 to Registration Statement on Form S-3 (Reg. No. 33-67542), filed with the SEC by the Registrant on February 28, 1994.

(6) Previously filed in Registration Statement on Form S-3 (Reg. No. 33-85946) and Post-Effective Amendment No. 6 to Registration Statement on Form S-3 (Reg No. 33-78396), filed with the SEC by the Registrant on November 3, 1994.

(7) Previously filed in Registration Statement on Form S-3 (Reg. No. 333-76627), filed with the SEC by the Registrant on April 20, 1999.

                                                                 (Exhibit 8.1)


                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048


                                                 August 10, 1999


Lehman ABS Corporation
Three World Financial Center
New York, New York 10285

          Re:   Lehman ABS Corporation
                Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special tax counsel for Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of up to $3,000,000,000 aggregate principal amount of asset-backed securities (the "Securities"). Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act"), the Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-39649. The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectuses contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         As special tax counsel to the Company, we have advised the Company with respect to the material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities. The description under the heading "Federal Income Tax Considerations"" in each Prospectus forming a part of the Registration Statement contains the material federal income tax consequences for holders of the Securities as described in each such Prospectus and, in our opinion, is accurate in all material respects. We hereby confirm and adopt each of our opinions stated under the heading "Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                Very truly yours


                                                /s/Brown & Wood LLP